As filed with the Securities and Exchange Commission on July 19, 2023

Preliminary Offering Circular dated July 19, 2023

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time an offering circular that is not designated as a Preliminary Offering Circular is delivered and the offering statement filed with the Commission becomes qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

NOYACK LOGISTICS INCOME REIT II, INC.

Shares of Common Stock

$1,000,000 Minimum Offering Amount

$75,000,000 Maximum Offering Amount

Noyack Logistics Income REIT II, Inc., a newly formed Maryland corporation (“NLI REIT II” or the “Company”), is offering up to $75,000,000 in shares (the “Shares”) of its common stock (the “Common Stock”) upon the terms and subject to the conditions set forth in this offering circular. NLI REIT II intends to focus, either directly or through special purpose entities or joint ventures with other entities, including affiliates of the Company, on the acquisition, renovation, leasing and management of a diversified portfolio of commercial real estate properties that encompass the supply chain and logistics infrastructure of North America, including dry warehouses, cold storage warehouses, life science buildings and structured parking garages.

NLI REIT II intends to qualify as a real estate investment trust, or REIT, commencing with its taxable year ending December 31, 2024, and is structured as an umbrella partnership REIT, commonly called an “UPREIT.” As an UPREIT, NLI REIT II will own substantially all of its assets and conduct substantially all of its operations through NL REIT II OP, LP, its Operating Partnership. NLI REIT II, as the sole general partner of the Operating Partnership, has exclusive control over the Operating Partnership. NLI REIT II is externally managed, meaning its day-to-day operations are managed by its external manager, Noyack Capital LLC (the “Manager” or “NOYACK”).

The Shares are being initially offered at a price of $20.00 per Share, a price that was arbitrarily determined by the Manager, until 12 months after the initial closing of this offering; however, the board of directors of the Company may decide to commence adjusting the Transaction Price (as defined below) at an earlier time in its sole discretion. Thereafter, the per Share purchase price will be adjusted every fiscal quarter as of January 1st, April 1st, July 1st and October 1st of each year and will equal the sum of our net asset value, or NAV, divided by the number of Shares outstanding (on an as converted basis, assuming all the units of limited partnership of the Operating Partnership (“OP Units”) were converted as of the determination date) as of the end of the prior fiscal quarter (“NAV per Share”). The $20.00 per Share or NAV per Share, as applicable, is referred to in this Memorandum as the “Transaction Price.” See “Plan of Distribution—Purchase Price per Share” for an explanation as to how the NAV will be calculated.

We will commence this offering promptly following the qualification of the offering statement of which this offering circular forms a part and will continue until December 31, 2024 (with a one-year extension at the sole discretion of NLI REIT II) or such earlier time as all the Shares have been sold or NLI REIT II ceases offering Shares at its sole discretion. NLI REIT II is offering a minimum of $1,000,000 of Shares and a maximum of $75,000,000 of Shares. Subscription proceeds will be held in escrow in a segregated account controlled by the Company until closing. If we do not receive subscriptions for the total minimum offering amount set forth herein by June 30, 2024, we will cancel this offering and the Company will return promptly all subscription amounts without interest; however, investors will not have the ability to revoke their subscriptions prior to closing. The minimum investment for initial purchases is $2,000, or 100 Shares based on the initial Transaction Price of $20.00 per Share. We will contribute the net proceeds from this offering to our Operating Partnership in exchange for OP Units.

The Shares will be offered primarily directly by NLI REIT II’s and the Manager’s officers on an ongoing and continuing basis. NLI REIT II likely will use broker-dealers, who are members of FINRA, to sell the Shares.

This offering is intended to qualify as a “Tier 2” offering pursuant to Regulation A promulgated under the Securities Act of 1933, as amended, or the Securities Act. In preparing this offering circular, the Issuers have elected to comply with the offering circular disclosure requirements specified in Form 1-A under Regulation A.

Because this offering is being conducted pursuant to Regulation A under the Securities Act, the Company is subject to reduced reporting requirements than otherwise required for registration statements filed under the Securities Act. Consequently, investors in this offering will have less information about the Company than would be available regarding an issuer of registered securities. This lack of information may make it more difficult for an investor to evaluate an investment in the Shares. See “Risk Factors — We are subject to reduced reporting requirements which may make it more difficult for investors to evaluate an investment in the Shares.”

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Investing in the Shares involves a high degree of risk, including material income tax risks and risks arising from potential conflicts of interest between the Manager the Company. See “Risk Factors” beginning on page 10 for risks you should consider before buying the Shares. You should purchase these securities only if you can afford a complete loss of your investment.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS PASSED UPON THE MERITS OF OR GIVEN ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THIS OFFERING, NOR DO ANY OF THEM PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

	Price to public	Placement agent fees	Proceeds to us (2)
Per Share	$20.00	(1)	$20.00
Total minimum	$1,000,000	(1)	$1,000,000
Total maximum	$75,000,000	(1)	$75,000,000

(1)	The Company has not retained any placement agent to engage in sales of the Shares.

(2)	Does not include other expenses of this offering, including organizational expenses and various offering costs including expenses associated with marketing this offering, which are estimated to be at least $150,000, exclusive of state filing fees.

This Offering Circular follows the Offering Circular disclosure format.

The date of this offering circular is July __, 2023

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

In this offering circular, Noyack Logistics Income REIT II, Inc. is referred to as “NLI REIT II,” “the Company,” “we,” “us” or “our.” Noyack Capital LLC is referred to as the “Manager.”

Please carefully read the information in this offering circular and any accompanying offering circular amendments and supplements, which we refer to collectively as the offering circular. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with different information. This offering circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This offering circular is part of an offering statement that we filed with the Securities and Exchange Commission (the “SEC”), using a continuous offering process. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular, and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

We are offering to sell, and seeking offers to buy, the Shares only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with any information other than the information contained in this offering circular. The information contained in this offering circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this offering circular nor any sale or delivery of the Shares shall, under any circumstances, imply that there has been no change in our affairs since the date of this offering circular. This offering circular will be updated and made available for delivery to the extent required by the federal securities laws.

The offering circular and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov.

The Manager will be permitted to make a determination that a purchaser of Shares in this offering is a “qualified purchaser” in reliance on the information and representations provided by the investor regarding the investor’s financial situation. Before making any representation that an investment does not exceed applicable thresholds, we encourage investors to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage investors to refer to www.investor.gov.

-i-

-ii-

INVESTMENT CRITERIA

The Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act of 1933, as amended (the “Securities Act”)). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the Shares offered hereby are offered and sold only to “qualified purchasers”. In order to be a “qualified purchaser,” a purchaser of Shares must satisfy one of the following:

(1) Non-Accredited Investors: If you are not an accredited investor (as defined below), your investment in Shares may not be more than 10% of the greater of:

(a) If you are a natural person:

i. your individual net worth, or joint net worth with your spouse, excluding the value of your primary residence (as described below); or

ii. your individual income, or joint income with your spouse, received in each of the two most recent years and you have a reasonable expectation that an investment in the Shares will not exceed 10% of your individual or joint income in the current year.

(b) If you are not a natural person,

i. your revenue, as of your most recently completed fiscal year end; or

ii. your net assets, as of your most recently completed fiscal year end.

For purposes of this definition, “net worth” means the excess of total assets at fair market value over total liabilities, except that the value of the principal residence owned by a natural person will be excluded for purposes of determining such natural person’s net worth. In addition, for purposes of this definition, the related amount of indebtedness secured by the primary residence up to the primary residence’s fair market value may also be excluded, except in the event such indebtedness increased in the 60 days preceding the purchase of our common stock and was unrelated to the acquisition of the primary residence, then the amount of the increase must be included as a liability in the net worth calculation. Moreover, indebtedness secured by the primary residence in excess of the fair market value of such residence should be considered a liability and deducted from the natural person’s net worth. In the case of fiduciary accounts, the net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the donor or grantor is the fiduciary and the fiduciary directly or indirectly provides funds for the purchase of the Shares; or

(2)	Accredited Investors: You are an accredited investor. An “accredited investor” is:

(a)	If a natural person, a person that has:

i.	an individual net worth, or joint net worth with his or her spouse, that exceeds $1,000,000, excluding the value of the primary residence of such natural person (as described below); or

ii.	individual income in excess of $200,000, or joint income with his or her spouse in excess of $300,000, in each of the two most recent years and has a reasonable expectation of reaching the same income level in the current year.

(b)	If not a natural person, one of the following:

i.	a corporation, an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring Shares, with total assets in excess of $5,000,000;

ii.	a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in a Share;

iii.	a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

iv.	an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

v.	a business development company (as defined in Section 2(a)(48) of the Investment Company Act);

vi.	a Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

vii.	an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if the investment decision is made by a plan fiduciary (as defined in Section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons who are accredited stockholders;

viii.	a private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”));

ix.	a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; or

x.	an entity in which all of the equity owners are accredited stockholders.

(c)	In addition, the SEC has issued certain no-action letters and interpretations in which it deemed certain trusts to be accredited investors, such as trusts where the trustee is a bank as defined in Section 3(a)(2) of the Securities Act and revocable grantor trusts established by individuals who meet the requirements of clause (1)(a)(i) or (1)(a)(ii) of this section. However, these no-action letters and interpretations are very fact specific and should not be relied upon without close consideration of your unique facts.

We have the right to reject any investor’s subscription in whole or in part only if we determine, in our sole and absolute discretion, that such stockholder is not a “qualified purchaser” for purposes of Regulation A.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

Some of the statements in this offering circular constitute forward-looking statements. These statements relate to future events or our future financial performance, plans and objectives. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “plans,” “assumes,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “will,” and similar words or phrases or the negative or other variations thereof or comparable terminology. All forward-looking statements are predictions or projections and involve known and unknown risks, estimates, assumptions, uncertainties and other factors that may cause our actual transactions, results, performance, achievements and outcomes to differ adversely from those expressed or implied by such forward-looking statements.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this offering circular, including in “Risk Factors” and elsewhere, identify important factors that you should consider in evaluating our forward-looking statements.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this offering circular or otherwise make public statements in order to update our forward-looking statements beyond the date of this offering circular.

OFFERING CIRCULAR SUMMARY

The following summary highlights information continued elsewhere in this offering circular and should be read in conjunction with, and is qualified in its entirety by, the detailed information appearing elsewhere in this offering circular. To understand this offering fully, you should read the entire offering circular carefully, including the “Risk Factors” section, before making a decision to invest in our securities.

Securities Offered:

We are offering up to $75,000,000 in shares of our common stock (collectively, the “Shares”). The Shares will be sold at the then-current Transaction Price. The minimum purchase is 100 Shares, or $2,000, based on the $20.00 initial Transaction Price). See “Description of Capital Stock” and “The Manager and the Management Agreement.”

Issuer:

We are a recently organized entity formed for the purpose of purchasing, either directly or through special purpose entities and joint ventures with other entities, including affiliates of the Company, a diversified portfolio of commercial real estate properties that encompass the supply chain and logistics infrastructure of North America, including dry warehouses, cold storage warehouses, life science buildings and parking garages (collectively, the “Properties”).

Properties – Description:

NLI REIT II intends to use the offering proceeds of this offering (the “Offering Proceeds”) to acquire the Properties. There are no limitations on the number or size of the Properties to be acquired by NLI REIT II or the percentage of Offering Proceeds that may be invested in a single Property. We are a development stage company and as of the date of this Memorandum have engaged in no operations. The total number of Properties acquired by NLI REIT II will be determined in the sole discretion of the Manager and will depend, in part, on the number of Shares that are sold by NLI REIT II in this offering, the real estate market and financing conditions and other circumstances outside the control of NLI REIT II and the Manager.

NLI REIT II’s primary strategy will be to identify and acquire Properties that are either stabilized providing consistent current income or, represent value-add opportunities to provide for capital appreciation. NLI REIT II currently intends to seek Properties that have one or more of the following characteristics: (i) relating to or supporting the supply chain and logistics infrastructure of North America, (ii) have current or projected cash flow (iii) provide a “value-add” opportunity through a combination of redevelopment, expense management and revenue improvement, (iv) located in an established area, (v) favorable location, such as in a high growth area or an area with relatively few competing properties, and (vi) purchase price that is below the replacement cost of the Property, as determined in the Manager’s sole discretion. NLI REIT II may acquire Properties that do not meet one or more of these criteria. See “Description of the Business.”

Properties – Acquisition:

NLI REIT II intends to purchase the Properties primarily from unaffiliated sellers; however, the Manager has the discretion to acquire Properties from affiliates of NLI REIT II. The terms of the purchase and sale agreements are not currently known. It is anticipated that NLI REIT II will wholly own the Properties either directly or indirectly; however, NLI REIT II may purchase some of the Properties together with joint venture partners and NLI REIT II may acquire long-term ground lease interests. See “Our REIT Structure.”

Properties – Financing:	NLI REIT II anticipates that it will enter into financing arrangements with various third-party lenders to acquire the Properties. Once NLI REIT II’s portfolio of Properties has been stabilized, the Manager expects that the aggregate loan-to-value ratio for the portfolio of Properties will not exceed a cap of 75% but our optimal leverage ratio is 65%. The Manager has not obtained any additional financing commitments beyond the existing financing for any Properties. The terms of the loans to acquire the Properties will vary. It is anticipated that the loans will have terms of five to 10 years and will require balloon payments at the end of the loan term. NLI REIT II will not incur any recourse indebtedness.

Properties – Operation:

It is anticipated that the Properties will be operated by either affiliates of the Manager or third-party property managers hired by the Manager; however, the Manager has the discretion to retain one or more additional or replacement entities to manage the operations at the Properties. The property managers will be entitled to receive a portfolio average fee in an amount up to 3% of gross revenues from each Property the property managers manage (the “Property Management Fee”). The Manager will be entitled to receive an asset management fee in an amount up to 0.75% of the net asset value of NLI REIT II (the “Asset Management Fee”).

Investment Period:

NLI REIT II intends to hold and operate the properties for a five (5) to seven (7) year period. While NLI REIT II expects to seek a liquidity transaction within this time frame, there can be no assurance that an acceptable transaction will be available or that the market conditions for a transaction will be favorable during that time period. As a result, investors may be required to hold their Shares beyond the projected liquidity date. To the extent permitted by applicable REIT regulations, dispositions of individual Properties may be made strategically as needed to maximize both short- and long-term returns.

NLI REIT II Objectives:

NLI REIT II’s investment objectives are to generate consistent current income through the acquisition of stabilized Properties with predictable net operating income and to achieve superior risk-adjusted returns principally through acquiring Properties that provide the prospect of significant capital appreciation through value-add opportunities resulting from redevelopment, expense management and revenue improvement. By targeting properties at opportunistic pricing via innovative acquisition strategies described below, NLI REIT II intends to implement a disciplined investment strategy that will use a proprietary investment rating system to identify and compare the relative value of a large number of acquisition opportunities across a variety of asset classes in multiple geographic regions.

NLI REIT II will generally seek to avoid acquisitions that are subject to competitive auction environments. Instead, NLI REIT II will seek to leverage its extensive network of family office owners of logistics properties as well as developers of the same. NLI REIT II will pursue forward commitment agreements with these developers of logistics properties that provide guaranteed cash flow to the developers and discounted acquisition prices for NLI REIT II. With respect to family office property owners, NLI REIT II will seek to acquire their assets in return for OP Units again at advantageous pricing. NLI REIT II believes these acquisition strategies will enable it to achieve more favorable pricing, establish long-term relationships with creditworthy tenants and maximize financing flexibility.

Closings:	The initial closing (the “Initial Closing”) of this offering will occur at such time as NLI REIT II has received subscription agreements for an aggregate of $1,000,000 of Shares (the “Minimum Amount”). Subscription proceeds will be held in escrow in a segregated account controlled by the Company until the Initial Closing. If we do not receive subscriptions for the Minimum Amount by June 30, 2024, we will return promptly all subscription amounts without interest; however, investors will not have the right to revoke their subscriptions prior to closing. Thereafter, closings will occur on the final business day of each calendar quarter (each, a “Subsequent Closing” and, together with the Initial Closing, the “Closings”). This offering will continue until December 31, 2024 (with a one-year extension at the sole discretion of NLI REIT II) or such earlier time as all of the Shares have been sold or NLI REIT II ceases offering Shares at its sole discretion.

Our REIT Structure:

We believe that our currently contemplated business operations will enable us to qualify as a REIT beginning with our taxable year ending December 31, 2024. Our qualification and taxation as a REIT depend upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code of 1986, as amended (the “Code”), relating to, among other things, compliance with the REIT income and asset tests. See “U.S. Federal Income Tax Considerations—Requirements for Qualification as a REIT.” There is no assurance that we will qualify as a REIT or, if qualified, will maintain such qualification in the future. See “Risk Factors—Federal Income Tax Risks.”

Manager:

Noyack Capital LLC, a New York limited liability company, is the manager of NLI REIT II and will manage and control NLI REIT II’s affairs. The mailing address of the Manager is 2 Blue Slip, Suite 7J, Brooklyn, New York 11222 and its telephone number is (813) 438-6542. See “The Manager and the Management Agreement.”

Experience of the Manager:	The Manager was formed nearly 20 years ago and since inception has acted as a multi-family office providing, among other things, investment and estate planning advice to multiple families and family offices. During this time, the Manager acquired medical/healthcare facilities, single family homes, development properties for multifamily housing and other unimproved land. The founder and Managing Principal of the Manager is Charles J. (“CJ”) Follini. The management team has an aggregate of over 60 years of experience in the acquisition, ownership and management of commercial properties. See “The Manager and the Management Agreement.”

Compensation to the Manager and its Affiliates:	The Manager and its affiliates are entitled to receive fees, compensation and distributions as set forth below.

The Manager will be entitled to receive a quarterly Asset Management Fee equal to an annualized rate of up to 0.75% of the net asset value of NLI REIT II.

The Manager or an affiliate will be entitled to receive a Disposition Fee in an amount up to 1.0% of the gross sales price of each Property in connection with any sale, exchange or other disposition of the applicable Property.

Cash distributions will be made by NLI REIT II at such times and in such amounts as determined by our board of directors at its sole discretion. In addition, upon the liquidation of our assets, a merger or other combination into a publicly-traded entity or other liquidity event such as an initial public offering, we will pay the Manager an incentive fee equal to 50% of all returns AFTER (a) the value of the Shares as established in any such transaction, plus the total of all distributions paid by NLI REIT II to our stockholders from inception until the date such value is determined exceeds (b) the sum of (1) the number of Shares issued multiplied by the issue prices paid by the stockholders (the “Gross Investment Amount”) and (2) the amount of cash flow necessary to generate a 15% internal rate of return on our stockholders’ Gross Investment Amount from our inception through the date such value is determined.

The Manager will be entitled to be reimbursed for organization and offering expenses associated with this offering in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000). Organization and offering expenses include the legal, accounting, online presence development, charges of our deposit account and transfer agent, charges of the Manager for administrative services related to the issuance of the Shares in this offering, the reimbursement of bona fide due diligence expenses of broker-dealers, reimbursement of the Manager for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education and education meetings held by NLI REIT II (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees payable to participating broker-dealers hosting retail seminars and travel, meal and lodging costs for officers and employees of the Manager and its affiliates to attend retail seminars conducted by broker-dealers and promotional items.

See “Compensation to the Manager and its Affiliates.”
Use of Proceeds:	The proceeds of this offering, coupled with proceeds from anticipated financings, will be primarily used to acquire the Properties. See “Estimated Use of Proceeds.”
Minimum Purchase:	A minimum purchase of 100 Shares, or $2,000, based on the $20.00 initial Transaction Price, will be required. See “Plan of Distribution – Capitalization.”
Dividends:

The Company does not expect to declare regular dividends until such time as the Properties is acquires begin to generate positive cash flow. Once commenced, we expect to declare and pay them on a quarterly basis, or less frequently as determined by our board of directors following consultation with the Manager, in arrears. Any dividends we pay will be based on, among other factors, our present and projected future cash flow. We expect that we will set the rate of dividends at a level that will be reasonably consistent and sustainable over time.

The REIT distribution requirements generally require that we make aggregate annual dividend payments to our stockholders of at least 90% of our REIT taxable income, computed without regard to the dividends paid deduction and excluding net capital gain. Moreover, even if we make the required minimum dividends under the REIT rules, we will be subject to U.S. federal income and excise taxes on our undistributed taxable income and gains. As a result, we may make such additional distributions, beyond the minimum REIT distribution, to avoid such taxes. See “Dividend Policy” and “U.S. Federal Income Tax Considerations.”

Any dividends that we pay will directly impact our NAV, by reducing the amount of our assets. Over the course of your investment, your dividends plus the change in NAV (either positive or negative) will produce your total return.

Certain Affiliate Transactions:	Affiliates of the Manager may be retained by NLI REIT II from time to time, on a non-exclusive basis and on commercially competitive terms, to provide various services in connection with NLI REIT II’s business, including, without limitation, financial, development, sales and marketing, leasing and other similar services. Transactions between the Manager or its affiliates and NLI REIT II will require the Independent Representative’s approval.

Reports to Investors:

The Manager will cause to be furnished to the stockholders, within 90 days after the end of each fiscal year, the following: (i) an annual report containing formal unaudited financial statements of NLI REIT II; (ii) a statement setting forth any distributions to the stockholders for the last fiscal year; and (iii) a statement of all investments. Such a report will also detail the activities of NLI REIT II during each fiscal year. NLI REIT II will also furnish to the stockholders, within 45 days after the close of each quarterly fiscal period, a report containing a formal unaudited: (i) balance sheet; (ii) statement of income and (iii) cash flow statement.

Indemnification:

The Manager and its affiliates, members, directors, officers, agents and employees (collectively, “Indemnified Parties”) will not be liable to NLI REIT II or its direct or indirect subsidiaries or the stockholders for any act or omission on their part, except for any liability primarily attributable to such party’s gross negligence or willful misconduct. NLI REIT II will indemnify the Indemnified Parties for any loss or damage incurred by them in connection with the performance of their duties, responsibilities and obligations to NLI REIT II, except for losses which are primarily attributable to their gross negligence or willful misconduct. At the expense of NLI REIT II, the Manager may purchase general liability insurance to cover the Manager, its principal, CJ Follini, and related persons.

Fiscal Year:	NLI REIT II’s fiscal year will end on December 31 of each year.
Subscription To Purchase Shares:

Each prospective Investor who meets the qualifications described in “Investor Suitability” above and desires to purchase any Shares must:

(1) Subscribe for an initial investment in the Shares in an amount of at least $2,000 (subject to reduction if this offering is over-subscribed or in the sole discretion of the Manager); and

(2) Complete, date, execute and deliver to NLI REIT II one copy of the Subscription Agreement.

Independent Auditors:	dbbmckennon

Legal Counsel:	Winston & Strawn LLP

Additional Information:	Each prospective investor will be furnished or given access to any additional information reasonably available or obtainable which may be needed to verify or supplement any information contained herein and, in the exhibits, hereto or to assist such prospective investor in making an informed decision with respect to an investment in NLI REIT II. Persons desiring any additional information, copies of documents or a meeting with a representative of the Manager may contact NLI REIT II at 2 Blue Slip, Suite 7J, Brooklyn, New York 11222; Telephone: (813) 438-6452.

Organizational Chart

The following chart sets forth the organizational structure of NLI REIT II.

RISK FACTORS

An investment in the Shares involves substantial risks. You should carefully consider the following risk factors in conjunction with the other information contained in this offering circular before purchasing the Shares. The risks discussed in this offering circular could materially and adversely affect our business, operating results, prospects and financial condition. This could cause the value of the Shares to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below represent those risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition as of the date of this offering circular.

Risks Related to NLI REIT II

We have no prior operating history or established financing sources, and the prior performance of other real estate investment programs sponsored by affiliates of the Manager may not be an indication of our future results.

While the Manager has extensive operating history in commercial real estate, NLI REIT II has no direct operating history, and you should not rely upon the past performance of other real estate investment programs sponsored by affiliates of the Manager to predict our future results. We were formed in January 2022. As of the date hereof, we have not acquired any properties or other investment, nor do we have any operations or independent financing.

Moreover, neither the Manager nor we have any established financing sources. Currently, we are funded by capital contributions from our sponsor, the Manager. If our capital resources, or those of the Manager, are insufficient to support our operations, we will not be successful.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we must, among other things:

(1)	Identify and acquire investments that further our investment strategy;
(2)	Increase awareness of the Noyack Logistics Income REIT II name within the supply chain/logistics property market;
(3)	Attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;
(4)	Respond to competition for our targeted real estate properties, as well as for potential investors; and
(5)	Continue to build and expand our operations structure to support our business.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

There is no public trading market for the Common Stock; therefore, it will be difficult for you to sell your Common Stock. If you are able to sell your Common Stock, you may have to sell them at a substantial discount from the established offering price.

There is no public market for the Common Stock. In addition, the price you receive for the sale of any Common Stock is likely to be less than the proportionate value of our investments. Therefore, you should acquire the Common Stock only as a long-term investment. You may not be able to sell your Common Stock in the event of an emergency, and, if you are able to sell your Shares, you may have to sell them at a substantial discount from the established offering price. It is also likely that your Common Stock would not be accepted as the primary collateral for a loan.

We may not be able to successfully operate our business or generate sufficient cash flows to make or sustain distributions on the Common Stock.

We may not be able to successfully operate our business or implement our operating policies and investment strategy. Furthermore, we may not be able to generate sufficient cash flows to pay our operating expenses, service any debt and make distributions to holders of the Common Stock. Our ability to successfully operate our business and implement our operating policies and investment strategy depends on many factors, including:

(1)	the availability of, and our ability to identify, attractive acquisition opportunities consistent with our investment strategy;

(2)	our ability to effectively manage renovation, maintenance, marketing and other operating costs for our properties;
(3)	our ability to maintain high occupancy rates and target rent levels;
(4)	our ability to compete with other investors entering the supply chain/logistics property sector;
(5)	costs that are beyond our control, including weather-related damage, title litigation, litigation with tenants or tenant organizations, legal compliance, real estate taxes and insurance;
(6)	judicial and regulatory developments affecting landlord-tenant relations that may affect or delay our ability to dispossess or evict occupants or increase rents, such as rent control legislation;
(7)	judicial and regulatory developments affecting banks’ and other mortgage holders’ ability to foreclose on delinquent borrowers;
(8)	reversal of population, employment or retail trends in target markets;
(9)	interest rate levels and volatility, such as the accessibility of short-term and long-term financing on desirable terms;
(10)	economic conditions in our target markets, including changes in employment and corporate earnings and expenses, as well as the condition of the financial and real estate markets and the economy in general; and
(11)	our ability to secure financing for the Properties at the property or portfolio level and to refinance or repay such indebtedness at maturity.

In addition, we face significant competition in acquiring attractive properties on advantageous terms, and the value of the properties that we acquire may decline substantially after we purchase them. Any one or more of these factors could adversely affect our business, financial condition and results of operations.

We may suffer from delays in locating suitable investments, which could adversely affect the return on your investment.

Our ability to achieve our investment objectives and to make distributions to holders of the Common Stock is dependent upon the performance of the Manager in the acquisition of our investments and the determination of any financing arrangements as well as the performance of our property managers in the selection of tenants and the negotiation of leases. The current market for properties that meet our investment objectives is highly competitive, as is the leasing market for such properties. The more shares of Common Stock we sell, the greater our challenge will be to invest all of the net offering proceeds on attractive terms. You will generally have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the oversight of our board of directors, the management ability of the Manager and the performance of the property managers. We cannot be sure that the Manager will be successful in obtaining suitable investments on financially attractive terms.

We could suffer from delays in locating suitable investments as a result of our reliance on the Manager at times when management of the Manager is simultaneously seeking to locate suitable investments for other future NOYACK-sponsored programs, some of which have investment objectives and employ investment strategies that are similar to ours. Although the Manager will seek to avoid simultaneous offerings of funds that have a substantially similar mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms, there may be periods during which one or more future NOYACK-sponsored programs are seeking to invest in similar properties.

Furthermore, where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the receipt of distributions attributable to those particular properties.

Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. In addition, if we are unable to invest our offering proceeds in real properties in a timely manner, we will hold the proceeds of the offering in an interest-bearing account, invest the proceeds in short-term, investment-grade investments or, ultimately, liquidate. In such an event, our ability to pay distributions to holders of the Common Stock and the returns received would be adversely affected.

We may not be able to effectively manage our growth, and any failure to do so may have an adverse effect on our business and operating results.

Our future operating results may depend on our ability to effectively manage growth, which is dependent, in part, upon our ability to:

(1)	stabilize and manage an increasing number of properties and tenant relationships while maintaining a high level of tenant satisfaction and building and enhancing our brand;
(2)	identify and supervise a large number of suitable third parties on which we rely to provide certain services outside of property management to our properties;
(3)	attract, integrate and retain new management and operations personnel as our organization grows in size and complexity;
(4)	continue to improve our operational and financial controls and reporting procedures and systems; and
(5)	scale our technology and other infrastructure platforms to adequately service new properties.

There can be no assurance that we will be able to achieve these results or that we may otherwise be able to manage our growth effectively, or without incurring significant additional expenses. Any failure to do so may have an adverse effect on our business and operating results.

Our long-term growth depends, in part, on the availability of acquisition opportunities in our target markets at acceptable pricing levels. We believe prices for the investments we are targeting have stabilized in many areas and expect that in the future prices will continue to stabilize, and therefore future acquisitions may be more costly. The following factors, among others, are making acquisitions more expensive:

(1)	improvements in the overall economy and job market;
(2)	an increase in the use of “last-mile” storage facilities;
(3)	improvements in the pricing and terms of mortgage-backed securities;
(4)	our ability to expand our development operations while controlling increases in the cost of acquiring properties and construction costs and delays; and
(5)	the emergence of increased competition for supply chain/logistics assets from private investors and entities with similar investment objectives to ours.

We have not adopted and do not expect to adopt a policy of making acquisitions only if they are accretive to existing yields and distributable cash. We plan to acquire properties as long as we believe such properties offer an attractive total return opportunity.

Our future growth depends, in part, on the availability of debt or equity financing. If we cannot obtain financing on terms favorable or acceptable to us, our growth may be limited.

Part of our business strategy may involve the use of debt and equity financing to increase potential returns to holders of the Common Stock in the future. Our inability in the future to obtain additional financing on attractive terms, or at all, could adversely impact our ability to execute our business strategy, which could adversely affect our growth prospects and future returns. Our access to capital depends, in part, on:

(1)	general business conditions;
(2)	financial market conditions;
(3)	the market’s perception of our business prospects and growth potential;
(4)	our then-existing debt levels; and
(5)	our expected earnings, cash flow and distributions.

We cannot assure you that we will be able to obtain debt or equity financing on terms favorable or acceptable to us or at all. If we are unable to do so, then we may have to curtail our investment activities, which could limit our growth prospects, and we may be forced to dispose of assets at inopportune times in order to maintain our REIT qualification or satisfy our debt obligations. We continue to seek additional sources of financing for our acquisitions. Our pace of acquisitions may depend on the level of funds available for investment. In addition, if we are unable to obtain debt financing, then we may have to rely more heavily on additional equity issuances, which may be dilutive to holders of the Common Stock, or on less efficient forms of debt financing that require a larger portion of our cash flow from operations, thereby reducing funds available for our operations, future business opportunities, cash distributions to holders of the Common Stock and other purposes.

If we are unable to raise substantial funds or engage in a significant number of OP Unit exchanges, we will be limited in the number and type of investments we may make, and the value of an investment in us will fluctuate with the performance of the specific investments we make.

We cannot assure you of the amount of proceeds that will be raised in any offerings of Common Stock. If we are unable to raise substantial funds or engage in a significant number of OP Unit exchanges, we will make fewer investments, resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we acquire. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. Your investment in the Common Stock will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In addition, if we are unable to raise substantial funds, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected.

The offering price of our Shares was not established in reliance on a valuation of our assets and liabilities; the actual value of your investment may be substantially less than what you pay.

We established the offering price of our Shares on an arbitrary basis. The selling price of our Shares bears no relationship to our book or asset values or to any other established criteria for valuing shares. We plan to determine the net asset value of our common stock beginning twelve months after the initial closing of this offering. Thereafter, the per share purchase price will be adjusted every fiscal quarter as of January 1st, April 1st, July 1st and October 1st of each year and will equal our net asset value, or NAV, divided by the number of shares of our common stock outstanding as of the end of the prior fiscal quarter on a fully diluted basis (NAV per Share). See “Plan of Distribution—Price per Share.”

Our NAV per Share will be calculated by our Manager, and approved by our board of directors at the end of each fiscal quarter on a fully diluted basis, beginning twelve months after commencement of the offering using a process that reflects several components, including (1) estimated values of each of our commercial real estate assets and investments, including related liabilities, based upon (a) market capitalization rates, comparable sales information, interest rates, net operating income, and (b) in certain instances individual appraisal reports of the underlying real estate provided by an independent valuation expert, (2) the price of liquid assets for which third party market quotes are available, (3) accruals of our periodic dividends and (4) estimated accruals of our operating revenues and expenses. In instances where we determine that an independent appraisal of the real estate asset is necessary, including, but not limited to, instances where our Manager is unsure of its ability on its own to accurately determine the estimated values of our commercial real estate assets and investments, or instances where third party market values for comparable properties are either nonexistent or extremely inconsistent, we may engage an appraiser that has expertise in appraising commercial real estate assets, to act as our independent valuation expert. The independent valuation expert will not be responsible for, or prepare, our NAV per Share. However, we may hire a third party to calculate, or assist with calculating, the NAV calculation. The use of different judgments or assumptions would likely result in different estimates of the value of our real estate assets. Moreover, although we evaluate and provide our NAV per Share on a quarterly basis, our NAV per Share may fluctuate daily, so that the NAV per Share in effect for any fiscal quarter may not reflect the precise amount that might be paid for your Shares if you were to transfer your Shares to a third-party in a privately negotiated transaction. Further, our published NAV per Share may not fully reflect certain material events to the extent that they are not known or their financial impact on our portfolio is not immediately quantifiable. Any resulting potential disparity in our NAV per Share may be in favor of either stockholders who redeem their shares, or stockholders who buy new shares, or existing stockholders. In cases where we believe there has been a material change (positive or negative) to our NAV per Share since the beginning of the applicable quarter, we will update a previously disclosed Transaction Price. If we update the Transaction Price during any quarter, we will notify potential investors through the filing of a supplement to this Offering Circular. Note, in addition, that the determination of our NAV per Share is not based on, nor intended to comply with, fair value standards under generally accepted accounting principles (“GAAP”) and our NAV per Share may not be indicative of the price that we would receive for our assets at current market conditions. See “Plan of Distribution—Valuation Policies.”

Our revenue and expenses are not directly correlated, and because a large percentage of our costs and expenses are fixed, we may not be able to adapt our cost structure to offset declines in our revenue.

Most of the expenses associated with our business, such as acquisition costs, repairs and maintenance costs, real estate taxes, insurance, utilities, personal and ad valorem taxes, employee wages and benefits and other general corporate expenses, are relatively inflexible and will not necessarily decrease with a reduction in revenue from our business. Some components of our fixed assets will depreciate more rapidly and will require a significant amount of ongoing capital expenditures. Our expenses and ongoing capital expenditures also will be affected by inflationary increases, and certain of our cost increases may exceed the rate of inflation in any given period. By contrast, our rental income will be affected by many factors beyond our control such as the availability of alternative supply chain/logistics properties and economic conditions in our target markets. In addition, state and local regulations may require us to maintain properties that we own, even if the cost of maintenance is greater than the value of the property or any potential benefit from renting the property. As a result, we may not be able to fully offset rising costs and capital spending by raising rental rates, which could have a material adverse effect on our results of operations and cash available for distribution.

We are dependent on our executive officers and dedicated personnel of the Manager, and the departure of any of its key personnel could materially and adversely affect us. We also face intense competition for highly skilled managerial, investment, financial and operational personnel.

We rely on a small number of individuals to carry out our business and investment strategies. Any of the Manager’s senior management may cease to provide services to us at any time. The loss of the services of any of its key management personnel, or our inability to recruit and retain qualified personnel in the future, could have an adverse effect on our business and financial results.

In addition, as we expand our operations, the Manager will continue to need to attract and retain additional qualified personnel but may not be able to do so on acceptable terms or at all. Competition for highly skilled managerial, investment, financial and operational personnel is intense. As additional large real estate investors enter the markets that we are targeting and related businesses, the Manager will face increased challenges in hiring and retaining personnel, and we cannot assure you that it will be successful in attracting and retaining such skilled personnel. If the Manager is unable to hire and retain qualified personnel as required, our growth and operating results could be adversely affected.

Our investments are expected to be concentrated in our target markets and in the logistics sector of the real estate industry, which exposes us to fluctuations in rental demand and downturns in our markets or in the logistics properties sector.

Although we may acquire supply chain and logistics properties from time to time, our investments in real estate assets are expected to be concentrated in our target markets and in the supply chain and logistics properties sector of the real estate industry. A downturn or slowdown in the rental demand for these assets caused by adverse economic, regulatory or environmental conditions, or other events, in our markets may have a greater impact on the value of our properties or our operating results than if we had more fully diversified our investments.

In addition to general, regional, national and international economic conditions, our operating performance will be impacted by the economic conditions in our markets. We acquire, renovate and lease supply chain and logistics properties in our target markets. We base a substantial part of our business plan on our belief that property values and operating fundamentals for these properties in our markets will improve significantly over the next several years. However, many of these markets have experienced substantial economic downturns in recent years and could experience similar or worse economic downturns in the future. We can provide no assurance as to the extent property values and operating fundamentals in these markets will improve, if at all. If the recent economic downturn in these markets returns or if we fail to accurately predict the timing of economic improvement in these markets, the value of our properties could decline and our ability to execute our business plan may be adversely affected, which could adversely affect our financial condition, operating results and ability to make distributions to the holders of our Common Stock.

We may not be able to effectively control the timing and costs relating to the renovation of properties, which may adversely affect our operating results and our ability to make distributions to the holders of our Common Stock.

A portion of our properties acquired through traditional channels are expected to require some level of renovation immediately upon their acquisition or in the future following expiration of a lease or otherwise. We may acquire properties that we plan to renovate extensively. We also may acquire properties that we expect to be in good condition only to discover unforeseen defects and problems that require extensive renovation and capital expenditures. To the extent properties are leased to existing tenants, renovations may be postponed until the tenant vacates the premises, and we will pay the costs of renovating. In addition, from time to time, in order to reposition properties in the rental market, we will be required to make ongoing capital improvements and replacements and perform significant renovations and repairs that tenant deposits and insurance may not cover.

Our properties will have infrastructure of varying ages and conditions. Consequently, we will routinely retain independent contractors and trade professionals to perform physical repair work and are exposed to all of the risks inherent in property renovation and maintenance, including potential cost overruns, increases in labor and materials costs, delays by contractors in completing work, delays in the timing of receiving necessary work permits, certificates of occupancy and poor workmanship. If our assumptions regarding the costs or timing of renovation and maintenance across our properties prove to be materially inaccurate, our operating results and ability to make distributions to the holders of our Common Stock may be adversely affected.

We face significant competition for acquisitions of our target properties, which may limit our strategic opportunities and increase the cost to acquire those properties.

We face significant competition for attractive acquisition opportunities in our target markets from other real estate investors, including developers, many of which have greater financial resources and a lower cost of capital than we do. We also compete with individual private buyers and small-scale investors. Several REITs and other funds have deployed, and others may in the future deploy, significant amounts of capital to purchase supply chain and logistics assets and may have investment objectives that overlap and compete with ours, including in our target markets. This activity may adversely impact our level of purchases in certain of our target markets. If our business model or a similar model proves to be successful, we can expect competition to intensify significantly. As a result, the purchase price of potential acquisition properties may be significantly elevated, or we may be unable to acquire properties on desirable terms or at all.

We face significant competition in the leasing market for quality tenants, which may limit our ability to rent our properties on favorable terms or at all.

We depend on rental income for substantially all of our revenues, and to succeed we must attract and retain qualified tenants. We face competition for tenants from other lessors of similar properties, and the continuing development of such properties in many of our markets increases the supply of supply chain/logistics properties and exacerbates competition for tenants. Competing properties may be newer, better located and more attractive to tenants. Potential competitors may have lower rates of occupancy than we do or may have superior access to capital and other resources than we do, which may result in competitive properties offered at lower rental rates than we might offer. Many of these competitors may successfully attract tenants with better incentives and amenities, which could adversely affect our ability to obtain quality tenants and lease our properties on favorable terms or at all.

In addition, increases in unemployment levels and other adverse changes in economic conditions in our markets may adversely affect the creditworthiness of potential tenants, which may decrease the overall number of qualified tenants for our properties within such markets. We could also be adversely affected by accelerating development of competing properties or high vacancy rates of properties in our markets, which could result in an excess supply of comparable properties and reduce occupancy and rental rates.

No assurance can be given that we will be able to attract and retain qualified tenants. Our operating results and ability to make distributions to the holders of the Common Stock, would be adversely affected if we are not able to lease our properties on favorable terms or at all.

Our evaluation of properties involves a number of assumptions that may prove inaccurate, which could result in us paying too much for properties we acquire or overvaluing our properties or our properties failing to perform as we expect.

In determining whether a particular property meets our investment criteria, we make a number of assumptions, including assumptions related to estimated time of possession and estimated renovation costs and time frames, annual operating costs, market rental rates and potential rent amounts, time from purchase to leasing and tenant default rates. These assumptions may prove inaccurate. As a result, we may pay too much for properties we acquire or overvalue our properties, or our properties may fail to perform as anticipated. Adjustments to the assumptions we make in evaluating potential purchases may result in fewer properties qualifying under our investment criteria, including assumptions related to our ability to lease properties we have purchased. Reductions in the supply of properties that meet our investment criteria may adversely affect our ability to implement our investment strategy and operating results.

Furthermore, the properties that we acquire vary materially in terms of time to possession, renovation, quality and type of construction, location and hazards. Our success depends on our ability to acquire properties that can be quickly possessed, renovated, repaired, upgraded and rented with minimal expense and maintained in rentable condition. Our ability to identify and acquire such properties is fundamental to our success. In addition, the recent market and regulatory environments relating to supply chain/logistics properties have been changing rapidly, making future trends difficult to forecast. Such changes affect the accuracy of our assumptions and, in turn, may adversely affect our operating results.

Our success in any development activities will depend in large part on our ability to acquire land that is suitable for construction and meets our land investment criteria.

There is strong competition among real estate developers for land that is suitable for development. The future availability of finished and partially finished developed properties and undeveloped land that meet our internal criteria depends on a number of factors outside our control, including land availability in general, competition with other developers and land buyers for desirable property, inflation in land prices, zoning, and other regulatory requirements. Should suitable land become less available, our ability to develop properties could be reduced, and the cost of land could increase, perhaps substantially, which could adversely impact our growth and results of operations.

We will rely on subcontractors for our construction projects and on building supply companies to supply components. The failure of our subcontractors to properly construct our properties or defects in the components we obtain from building supply companies could have an adverse effect on us.

We will engage subcontractors to perform the actual construction of any newly developed properties and purchase components used in the construction of our buildings. Despite our quality control efforts, we may discover that our subcontractors were engaging in improper construction practices or that the components purchased from building supply companies are not performing as specified. The occurrence of such events could require us to repair the buildings in accordance with our standards and as required by law. The cost of satisfying our legal obligations in these instances may be significant, and we may be unable to recover the cost of repair from subcontractors, suppliers and insurers.

We are subject to risks from natural disasters and severe weather.

Natural disasters and severe weather such as earthquakes, hailstorms, tornadoes, hurricanes or floods may result in significant damage to our properties. The extent of our casualty losses and loss in rental income in connection with such events depends on the severity of the event and the total amount of exposure in the affected area.

If occupancy levels and rental rates in our target markets do not increase sufficiently to keep pace with rising costs of operations, our rental income and distributable cash will decline.

The success of our business model depends, in part, on conditions in the supply chain and logistics property rental market in our target markets. Our asset acquisitions are premised on assumptions about occupancy levels and rental rates, and if those assumptions prove to be inaccurate, our cash flows and profitability will be reduced. In addition, we expect that as investors like us increasingly seek to capitalize on opportunities to purchase comparable assets and/or convert them to productive uses, the supply of supply chain/logistics properties will increase and the competition for tenants may intensify. A softening of the rental market in our target areas would reduce our rental income and profitability.

We depend on our tenants for substantially all of our revenues. Poor tenant selection and defaults and nonrenewals by our tenants may adversely affect our reputation, financial performance and ability to make distributions to the holders of the Common Stock.

We depend on rental income from tenants for substantially all of our revenues. As a result, our success depends in large part upon our ability to attract and retain qualified tenants for our properties. Our reputation, financial performance and ability to make distributions to the holders of the Common Stock would be adversely affected if a significant number of our tenants fail to meet their lease obligations or fail to renew their leases. For example, tenants may default on rent payments, make unreasonable and repeated demands for service or improvements, make unsupported or unjustified complaints to regulatory or political authorities, use our properties for illegal purposes, damage or make unauthorized structural changes to our properties that are not covered by security deposits, refuse to leave the property upon termination of the lease, engage in domestic violence or similar disturbances, disturb nearby residents with noise, trash, odors or eyesores, fail to comply with applicable regulations, sublet to less desirable individuals in violation of our lease or permit unauthorized persons to live with them. Damage to our properties may delay re-leasing after eviction, necessitate expensive repairs or impair the rental income or value of the property resulting in a lower-than-expected rate of return. Increases in unemployment levels and other adverse changes in the economic conditions in our markets could result in substantial tenant defaults. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord at that property and will incur costs in protecting our investment and re-leasing the property.

Short-term leases of our properties may expose us to the risk that we may have to re-lease our properties frequently, which we may be unable to do on attractive terms, on a timely basis or at all, which may adversely affect our operating results and our ability to make distributions to holders of the Common Stock.

Certain of our leases are expected to have durations of less than two years. As these leases permit tenants to leave at the end of the lease term without penalty, we anticipate our rental revenues may be affected by declines in market rents more quickly than if our leases were for longer terms. Short-term leases may result in high turnover, which involves costs such as restoring the properties, marketing costs and lower occupancy levels. Our tenant turnover rate and related cost estimates may be less accurate than if we had more operating data upon which to base such estimates. Moreover, we cannot assure you that our leases will be renewed on equal or better terms or at all. If our tenants do not renew their leases or the rental rates for our properties decrease, our operating results and ability to make distributions to the holders of the Common Stock could be adversely affected.

Declining real estate values and impairment charges could adversely affect our financial condition and operating results.

We will periodically review the carrying value of the properties to determine whether their value, based on market factors, projected income and generally accepted accounting principles, has permanently decreased such that it is necessary or appropriate to take an impairment loss in the relevant accounting period. Such a loss would cause an immediate reduction of net income in the applicable accounting period and would be reflected in a decrease in our balance sheet assets. The reduction of net income from impairment losses could lead to a reduction in our dividends and distributions, both in the current and future accounting periods. Impairment charges would adversely affect our financial condition and operating results. Any decline in value of a property could also limit our ability to refinance any indebtedness secured by that Property at maturity and could result in the breach of the covenants in the loan agreements.

We will be self-insured against many potential losses, and uninsured or underinsured losses relating to properties may adversely affect our financial condition, operating results, cash flows and ability to make distributions on the Common Stock.

We will attempt to ensure that our properties are adequately insured to cover casualty losses. However, many of the policies covering casualty losses may be subject to substantial deductibles and carve outs, and we will be self-insured up to the amount of the deductibles and carve outs. There are also some losses, including losses from floods, windstorms, fires, earthquakes, acts of war, acts of terrorism or riots, that may not always be insured against or that are not generally fully insured against because it is not deemed economically feasible or prudent to do so. In addition, changes in the cost or availability of insurance could expose us to uninsured casualty losses.

In the event that any of the properties we acquire incur a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by the amount of any such uninsured loss, and we could experience a significant loss of capital invested and potential revenues in these properties and could potentially remain obligated under any recourse debt associated with the property. Inflation, changes in building codes and ordinances, environmental considerations and other factors might also keep us from using insurance proceeds to replace or renovate a property after it has been damaged or destroyed. Under those circumstances, the insurance proceeds we receive might be inadequate to restore our economic position on the damaged or destroyed property. Any such losses could adversely affect our financial condition, operating results, cash flows and ability to make distributions to the holders of the Common Stock. In addition, we may have no source of funding to repair or reconstruct the damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future.

Contingent or unknown liabilities could adversely affect our financial condition, cash flows and operating results.

We may acquire properties that are subject to contingent or unknown liabilities for which we may have limited or no recourse against the sellers. Unknown or contingent liabilities might include liabilities for or with respect to liens attached to properties, unpaid real estate tax or utilities for which a subsequent owner remains liable, clean-up or remediation of environmental conditions or code violations, claims of customers, vendors or other persons dealing with the acquired entities and tax liabilities, among other things. Certain purchases of properties acquired may involve few or no representations or warranties with respect to the properties. Such properties often have unpaid tax and utility liabilities for which we may be obligated but fail to anticipate. In each case, our acquisition may be without any, or with only limited, recourse against the sellers with respect to unknown liabilities or conditions. As a result, if any such liability were to arise relating to our properties, or if any adverse condition exists with respect to our properties that is in excess of our insurance coverage, we might have to pay substantial amounts to settle or cure it, which could adversely affect our financial condition, cash flows and operating results.

In addition, the properties we acquire may be subject to covenants, conditions or restrictions that restrict the use or ownership of such properties. We may not discover such restrictions during the acquisition process, and such restrictions may adversely affect our ability to utilize such properties as we intend.

We will be highly dependent on information systems, and systems failures and delays could significantly disrupt our business, which may, in turn, adversely affect our financial condition and operating results.

Our operations will be dependent upon our acquisition portal and property management platforms, including marketing, leasing, vendor communications, finance and intracompany communications, which include certain automated processes that require access to telecommunications or the Internet, each of which is subject to system security risks. Certain critical components of our platform are dependent upon third-party service providers and a significant portion of our business operations are conducted over the Internet. As a result, we could be severely impacted by a catastrophic occurrence, such as a natural disaster or a terrorist attack, or a circumstance that disrupted access to telecommunications, the Internet or operations at our third-party service providers, including viruses or hackers that could penetrate network security defenses and cause system failures and disruptions of operations. Even though we believe we utilize appropriate duplication and back-up procedures, a significant outage in telecommunications, the Internet or at our third-party service providers could negatively impact our operations.

If our confidential information is compromised or corrupted, including as a result of a cybersecurity breach, our reputation and business relationships could be damaged, which could adversely affect our financial condition and operating results.

A cyber incident is an intentional attack or an unintentional event that can include gaining unauthorized access to systems to disrupt operations, corrupt data or steal confidential information, including information regarding our tenants, prospective tenants, and employees.

Information security risks have generally increased in recent years due to the rise in new technologies and the increased sophistication and activities of perpetrators of cyber-attacks. In the ordinary course of our business, we will acquire and store sensitive data, including intellectual property, our proprietary business information and personally identifiable information of our prospective and current tenants, our employees and third-party service providers on our networks and website. The secure processing and maintenance of this information is critical to our operations and business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions.

Despite system redundancy, the implementation of security measures, required employee awareness training and the existence of a disaster recovery plan for our internal information technology systems, our systems and systems maintained by third party vendors with which we do business are vulnerable to damage from any number of sources. We face risks associated with security breaches, whether through cyber-attacks or cyber intrusions over the Internet, malware, computer viruses, attachment to emails, phishing attempts or other scams, persons inside our organization or persons/vendors with access to our systems and other significant disruptions of our information technology networks and related systems. Our information technology networks and related systems are essential to the operation of our business and our ability to perform day-to-day operations. Even the most well-protected information systems remain potentially vulnerable because the techniques used in such attempted security breaches evolve and generally are not recognized until launched against a target, and in some cases are designed not to be detected, and, in fact, may not be detected. Accordingly, we may be unable to anticipate these techniques or to implement adequate security barriers or other preventative measures and thus it is impossible for us to entirely mitigate this risk.

We address potential breaches or disclosure of this confidential personally identifiable information by implementing a variety of security measures intended to protect the confidentiality and security of this information including, among others: (a) engaging reputable, recognized firms to help us design and maintain our information technology and data security systems; (b) conducting periodic testing and verification of information technology and data security systems; and (c) providing periodic employee awareness training around phishing and other scams, malware and other cyber risks. We also maintain cyber risk insurance to provide some coverage for certain risks arising out of data and network breaches. However, there can be no assurance that these measures will prevent a cyber-incident or that our cyber risk insurance coverage will be sufficient in the event of a cyber-attack.

Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, the loss of our residents, disruption to our operations and the services we provide to residents or damage our reputation, any of which could adversely affect our financial condition and operating results.

Conversions of financial and property management systems involve risks that may result in business disruption.

We will rely on financial and property management software systems. Following property acquisitions, we will need to convert the systems and information used for the acquired properties to our system, which may result in delays and disruption to our business operations due to data input errors, system incompatibilities and delays in obtaining and processing information. These systems we seek to integrate may have inaccurate data. In addition, we may decide in the future to implement or transition to new financial and property management software systems to facilitate our operations. While most system conversions result in temporary inefficiencies during the period of transition, in the event we experience an extended or pervasive interruption of operations, our business could be adversely affected.

Government investigations or legal proceedings brought by governmental authorities may result in significant costs and expenses and reputational harm and may divert resources from our operations and therefore could have a material adverse effect on our business, financial condition, operating results or cash flows.

From time to time, we may be subject to government investigations or legal proceedings brought by governmental authorities. Government investigations and any related legal proceedings may result in significant costs and expenses, including legal fees, and divert management attention and company resources from our operations and execution of our business strategy. If any such proceedings are resolved adversely, governmental agencies could impose damages and fines, and may issue injunctions, cease and desist orders and other equitable remedies against us or our directors and officers. The financial costs could be in excess of our insurance coverage or not be covered by our insurance coverage. Any governmental legal proceeding, whether or not resolved adversely, could also negatively impact our reputation. Therefore, government investigations or legal proceedings could have a material adverse effect on our business, financial condition, operating results or cash flows.

Future debt service obligations could adversely affect our operating results, may require us to sell properties and could adversely affect our ability to make distributions on the Common Stock.

Our financing strategy contemplates the use of secured and unsecured debt to finance long-term growth. Our borrowings may contain certain debt covenants that limit the outstanding principal we may incur on our consolidated indebtedness. While we intend to comply with all debt covenants, our governing documents contain no limitations on the amount of debt that we may incur, and our board of directors may change our financing strategy at any time without the approval of the holders of the Common Stock. As a result, we may be able to incur substantial additional debt in the future.

Incurring debt could subject us to many risks, including the risks that:

(1)	our cash flows from operations will be insufficient to make required payments of principal and interest;
(2)	our debt may increase our vulnerability to adverse economic and industry conditions;
(3)	we may be required to dedicate a substantial portion of our cash flows from operations to payments on our debt, thereby reducing cash available for distribution to the holders of the Common Stock, funds available for operations and capital expenditures, future business opportunities or other purposes;
(4)	we violate restrictive covenants in the documents that govern our indebtedness, which would entitle our lenders to accelerate our debt obligations;
(5)	refinancing of the debt may not be available on favorable terms or at all; and
(6)	the use of leverage could adversely affect our ability to make distributions to the holders of the Common Stock.

If we incur debt in the future and do not have sufficient funds to repay our debt at maturity, it may be necessary to refinance the debt through additional debt or equity financings. If, at the time of any refinancing, prevailing interest rates or other factors result in higher interest rates on refinancing, increases in interest expense could adversely affect our operating results and cash flows and, consequently, cash available for distribution to the holders of the Common Stock. If we are unable to refinance our debt on acceptable terms, we may be forced to dispose of substantial numbers of properties on disadvantageous terms, potentially resulting in losses. To the extent we cannot meet any future debt service obligations, we will risk losing some or all of our properties that may be pledged to secure our obligations to foreclosure. Any unsecured debt agreements we enter into may contain specific cross-default provisions with respect to specified other indebtedness, giving the unsecured lenders the right to declare a default if we are in default under other loans in some circumstances. Defaults under our debt agreements could materially and adversely affect our financial condition and results of operations.

Disruptions in the financial markets may materially and adversely affect our ability to secure additional financing.

The credit markets continue to experience significant price volatility, dislocations and liquidity disruptions, the concern of which has led many lenders and institutional investors to reduce, and in some cases cease, to provide credit to businesses and has caused spreads on prospective debt financings to widen considerably. Continued uncertainty in these markets may affect our ability to obtain additional debt financing at all or on terms favorable or acceptable to us. These events also may make it more difficult or costly for us to raise capital through the issuance of our Common Stock. Our inability to secure additional financing may impede our ability to acquire new properties. Disruptions in the financial markets could have a material adverse effect on us, including our business, results of operations and our financial condition.

If mortgage debt is unavailable at reasonable rates, we may not be able to refinance the Properties, which could reduce the amount of cash distributions we can make.

When we place mortgage debt on a Property, we run the risk of being unable to refinance the indebtedness when the loan becomes due or being unable to refinance on favorable terms. If interest rates are higher when the Property is refinanced, we may not be able to finance the Property at reasonable rates and our income could be reduced. If this occurs, it would reduce the cash available for distribution to our stockholders and it may prevent us from borrowing more money.

We expect that substantially all of our mortgage indebtedness will involve balloon payment obligations, which could adversely affect our ability to make distributions.

We expect that substantially all of our mortgage indebtedness will require us to make a lump-sum or “balloon” payments at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend on our ability to obtain additional financing or our ability to sell the applicable Property. At the time the balloon payment is due, we may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the Property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to our stockholders. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT and/or to avoid federal income tax. Any of these results would have a significant, negative impact on your investment in the Shares.

Interest expense on our debt may limit our cash available to fund our growth strategies and distributions.

Higher interest rates could increase debt service requirements on our floating rate debt and could reduce funds available for operations, distributions to the holders of the Common Stock, future business opportunities or other purposes. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments and could result in significant losses.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for a board of directors or independent board committees.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-11 or listing on a national stock exchange would be. Additionally, we are not required to have (i) a board of directors of which a majority consists of “independent” directors under the listing standards of a national stock exchange, (ii) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (iii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting a national stock exchange’s requirements, (iv) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (v) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

If our techniques for managing risk are ineffective, we may be exposed to unanticipated losses.

In order to manage the significant risks inherent in our business, we must maintain effective policies, procedures and systems that enable us to identify, monitor and control our exposure to market, operational, legal and reputational risks. Our risk management methods may prove to be ineffective due to their design or implementation or as a result of the lack of adequate, accurate or timely information. If our risk management efforts are ineffective, we could suffer losses or face litigation.

Our techniques for managing risks may not fully mitigate the risk exposure in all economic or market environments, or against all types of risk, including risks that we might fail to identify or anticipate. Any failures in our risk management techniques and strategies to accurately quantify such risk exposure could limit our ability to manage risks or to seek positive, risk-adjusted returns. In addition, any risk management failures could cause fund losses to be significantly greater than historical measures predict. Our more qualitative approach to managing those risks could prove insufficient, exposing us to unanticipated losses in our net asset value and therefore a reduction in our revenues.

This offering is focused on attracting a large number of stockholders that plan on making relatively small investments. An inability to attract such stockholders may have an adverse effect on the success of our offering, and we may not raise adequate capital to implement our business strategy.

Our Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D (which, in the case of natural persons, (A) have an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person, or (B) earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year) and (ii) all other investors so long as their investment in the particular issuer does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Our reliance on attracting investors that may not meet the net worth or income requirements of “accredited investors” carries certain risks that may not be present in traditional initial public offerings. For example, certain economic, geopolitical and social conditions may influence the investing habits and risk tolerance of these smaller investors to a greater extent than “accredited investors,” which may have an adverse effect on our ability to raise adequate capital to implement our business strategy. Additionally, our focus on investors that plan on making, or are able to make, relatively small investments requires a larger investor base in order to meet our goal of raising $75,000,000 in our offering. We may have difficulties in attracting a large investor base, which may have an adverse effect on the success of this offering, and a larger investor base involves increased transaction costs, which will increase our expenses.

Risks Related to the Real Estate Industry

Our performance and the value of our properties will be subject to general economic conditions and risks associated with our real estate assets.

If the properties we acquire do not generate income sufficient to meet operating expenses, including debt service and capital expenditures, our ability to make distributions to the holders of the Common Stock could be adversely affected. There are significant expenditures associated with an investment in real estate (such as debt service, real estate taxes, insurance and maintenance costs) that generally do not decline when circumstances reduce the income from the property. Income from and the value of the properties we acquire may be adversely affected by the following factors:

(1)	downturns in international, national, regional and local economic conditions (particularly increases in unemployment), including recent and ongoing disruptions in the oil and gas industry, which have impacted certain markets in which our properties are located;

(2)	the attractiveness of the properties we acquire to potential tenants and competition from other properties;
(3)	increases in the supply of, or decreases in the demand for, similar or competing properties in our target markets;
(4)	increases in the cost of land for development activities and construction costs;
(5)	unemployment, bankruptcies, financial difficulties or lease defaults by our tenants;
(6)	declines in the value of supply/logistics real estate;
(7)	changes in interest rates, availability and terms of debt financing;
(8)	increases in property-level maintenance and operating costs and expenses and our ability to control rents;
(9)	changes in, or increased costs of compliance with, governmental laws, rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws, and our potential liability thereunder and the rules and regulations of government or private parties to discourage or deter the purchase or rental of supply chain/logistics properties by entities owned or controlled by institutional investors;
(10)	shortages or rising prices of building materials and construction services, including independent contractor or outside supplier capacity constraints, and the impact of governmental tariffs, duties and/or trade restrictions imposed or increased on building materials and manufacturing defects resulting in recalls of materials;
(11)	our ability to provide adequate management and maintenance;
(12)	changes in the cost or availability of insurance, including coverage for mold or asbestos;
(13)	costs resulting from the clean-up of and liability to third parties for damages resulting from environmental problems, such as mold;
(14)	tenant turnover and the inability to lease or re-lease properties on a timely basis, attractive terms or at all;
(15)	costs and time period required to convert acquisitions to specific leasing requirements and to prepare properties for re-leasing;
(16)	the short-term nature of a portion of our leases and the costs and potential delays in re-leasing;
(17)	the failure of tenants to pay rent when due or otherwise perform their lease obligations;
(18)	unanticipated repairs, capital expenditures or other costs;
(19)	the illiquidity of real estate investments generally;
(20)	the geographic mix of our properties;
(21)	residents’ perceptions of the safety, convenience and attractiveness of our properties and the neighborhoods where they are acquired;
(22)	the ongoing need for capital improvements, particularly in older properties;
(23)	the ability or unwillingness of residents to pay rent increases;
(24)	civil unrest, acts of God, including earthquakes, floods and other natural disasters, which may result in uninsured losses, and acts of war or terrorism;
(25)	economic conditions or local laws, which could prevent us from raising rents;
(26)	changes in laws or regulations that limit or restrict the ownership or rental of portfolios of supply chain/logistics properties; and
(27)	changes in laws pertaining to the use and access of the Properties by disabled persons.

For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

Environmentally hazardous conditions may adversely affect our financial condition, cash flows and operating results.

Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Even if more than one person may have been responsible for the contamination, each person covered by applicable environmental laws may be held responsible for all of the clean-up costs incurred. In addition, third parties may sue the owner or operator of a site for damages based on personal injury, natural resources or property damage or other costs, including investigation and clean-up costs, resulting from the environmental contamination. The presence of hazardous or toxic substances on one of our properties, or the failure to properly remediate a contaminated property, could give rise to a lien in favor of the government for costs it may incur to address the contamination, or otherwise adversely affect our ability to sell or lease the property or borrow using the property as collateral. Environmental laws also may impose restrictions on the manner in which properties may be used or businesses may be operated. A property owner who violates environmental laws may be subject to sanctions which may be enforced by governmental agencies or, in certain circumstances, private parties. In connection with the acquisition and ownership of our properties, we may be exposed to such costs. The cost of defending against environmental claims, of compliance with environmental regulatory requirements or of remediating any contaminated property could materially adversely affect our business, financial condition, results of operations and, consequently, amounts available for distribution to the holders of the Common Stock.

Compliance with new or more stringent environmental laws or regulations or stricter interpretation of existing laws may require material expenditures by us. We may be subject to environmental laws or regulations relating to our properties, such as those concerning lead-based paint, mold, asbestos, proximity to power lines or other issues. We cannot assure you that future laws, ordinances or regulations will not impose any material environmental liability, or that the environmental condition of our properties will not be affected by the operations of residents, existing conditions of the land, operations in the vicinity of the properties or the activities of unrelated third parties. In addition, we may be required to comply with various local, state and federal fire, health, life-safety and similar regulations. Failure to comply with applicable laws and regulations could result in fines and/or damages, suspension of personnel, civil liability and/or other sanctions.

We may have difficulty selling our real estate investments, and our ability to distribute all or a portion of the net proceeds from such sale to the holders of the Common Stock may be limited.

Real estate investments are relatively illiquid and, as a result, we may have a limited ability to sell our properties. When we sell any of our properties, we may recognize a loss on such sale. We may elect not to distribute any proceeds from the sale of properties to the holders of the Common Stock. Instead, we may use such proceeds for other purposes, including:

(1)	purchasing additional properties;
(2)	repaying debt or buying back shares;
(3)	buying out interests of any co-venturers or other partners in any joint venture in which we are a party;
(4)	creating working capital reserves; or
(5)	making repairs, maintenance or other capital improvements or expenditures to our remaining properties.

Our ability to sell our properties may also be limited by our need to avoid the 100% prohibited transactions tax that is imposed on gain recognized by a REIT from the sale of property characterized as dealer property. In order to ensure that we avoid such characterization, we may be required to hold our properties for a minimum period of time and comply with certain other requirements in the Internal Revenue Code of 1986, as amended (the “Code”), or dispose of our properties through a taxable REIT subsidiary (“TRS”).

Risks Related to Compliance and Regulation

We are offering our Shares pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Shares less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements, which may make our Shares less attractive to investors as compared to a traditional initial public offering, which may make an investment in our Shares less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty with regard to how the SEC or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance to which we may be subject. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of our Shares, we may be unable to raise the necessary funds necessary to commence operations, or to develop a diversified portfolio of Properties, which could severely affect the value of our Shares.

Our use of Form 1-A and our reliance on Regulation A for this offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional initial public offering.

Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $75,000,000 in any 12-month period under Regulation A (although we may raise capital in other ways), we may be less attractive to investors, and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and, therefore, there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

Risks Related to Conflicts of Interest

We will be subject to conflicts of interest arising out of our relationships with the Manager and its affiliates, including the material conflicts discussed below.

Because the Manager is not prohibited from creating further real estate programs that may use investment strategies that are similar to ours, the Manager and its and our executive officers may face conflicts of interest relating to the purchase and leasing of properties and other investments, and such conflicts may not be resolved in our favor.

If the Manager were to create additional real estate programs, there may be periods during which one or more NOYACK-sponsored programs are seeking to invest in similar properties. As a result, we may be buying properties at the same time as one or more of the other NOYACK-sponsored programs managed by officers and other employees of the Manager and/or its affiliates, and these other NOYACK-sponsored programs may use investment strategies that are similar to ours. Our executive officers and the executive officers of the Manager may become the executive officers of other NOYACK-sponsored funds and their advisors, the general partners of NOYACK-sponsored partnerships and/or the advisors of fiduciaries of other NOYACK-sponsored programs, and these entities are and will be under common control. There is a risk that the Manager will choose a property that provides lower returns to us than a property purchased by another NOYACK-sponsored program. In the event these conflicts arise, we cannot assure you that our best interests will be met when officers and employees acting on behalf of the Manager and on behalf of advisors and managers of other NOYACK-sponsored programs decide whether to allocate any particular property to us or to another NOYACK-sponsored program or affiliate of the Manager, which may have an investment strategy that is similar to ours. In addition, we may acquire properties in geographic areas where other NOYACK-sponsored programs own properties. If one of the other NOYACK-sponsored programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.

The Manager and its affiliates, including all of our executive officers and some of our directors, will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of the holders of the Common Stock.

The Manager and its affiliates are entitled to fees from us under the terms of the management agreement. The Manager is an affiliate of ours. As a result, you do not have the benefit of arm’s length negotiation of the type normally conducted between unrelated parties when this agreement was negotiated. These fees could influence the Manager’s advice to us as well as the judgment of affiliates of the Manager performing services for us. Among other matters, these compensation arrangements could affect their judgment with respect to:

(1)	the continuation, renewal or enforcement of our agreements with the Manager and its affiliates, including the management agreement;
(2)	property acquisitions from third parties, which entitle the Manager to asset management fees;
(3)	borrowings to acquire properties, which borrowings will increase the asset management fees payable to the Manager; and
(4)	whether we seek to internalize our management functions, which internalization could result in our retaining some of the Manager’s key officers and employees for compensation that is greater than that which they currently earn, or which could require additional payments to affiliates of the Manager to purchase the assets and operations of the Manager.

Under the management agreement with the Manager, we are obligated to pay the Manager an annual fee based on the cost (including any associated debt) of any investments that we acquire. As a result, the fee the Manager receives in connection with the purchase of an asset is based on the cost of the investment and not based on the quality of the investment or the quality of the services rendered to us. This may influence the Manager to recommend riskier and more costly transactions to us.

The Manager’s executive officers and key personnel and the executive officers and key personnel that conduct our day-to-day operations and this offering may face competing demands on their time, and this may cause our investment returns to suffer.

We rely upon the executive officers and employees of the Manager to conduct our day-to-day operations and this offering. These persons may also conduct the day-to-day operations of other future NOYACK-sponsored programs and may have other business interests as well. Because these persons have competing interests on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is necessary or appropriate. If this occurs, the returns on our investments may suffer.

Our officers face conflicts of interest related to the positions they hold with entities affiliated with the Manager, which could diminish the value of the services they provide to us.

Each of our executive officers is also an officer of the Manager and other entities affiliated with the Manager. As a result, these individuals owe duties to these other entities and their investors, which may conflict with the duties that they owe to us and the holders of the Common Stock. Their loyalties to these other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. Conflicts with our business and interests are most likely to arise from involvement in activities related to (1) allocation of new investments and management time and services between us and the other entities, including future NOYACK-sponsored programs, (2) the timing and terms of the investment in or sale of an asset, (3) development of our properties by affiliates of the Manager, (4) investments with affiliates of the Manager and (5) compensation to the Manager. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to you and to maintain or increase the value of our assets.

Because we may rely on affiliates of the Manager for the provision of advisory and property management services, if these affiliates are unable to meet their obligations, we may be required to find alternative providers of these services, which could result in a significant and costly disruption of our business.

The Manager may rely on affiliates to provide certain of the services required to be performed under the management agreement. In the event that any of these affiliates becomes unable to meet its obligations as they become due, we might be required to find alternative service providers, which could result in a significant disruption of our business and would likely adversely affect the value of your investment in us.

Risks Related to Our Status as a REIT

Failure to maintain our qualification as a REIT would have significant adverse consequences to us and the per share trading price of our stock.

We will elect to be taxed as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 2024 (which may be extended to the tax year ended December 31, 2025) and will operate in a manner that we believe will allow us to maintain our qualification as a REIT. We cannot assure you that we will remain qualified as a REIT in the future. If we lose our REIT qualification, we will face serious tax consequences that would substantially reduce the funds available for distribution to you for each of the years involved because:

(1)	we would not be allowed a deduction for distributions to stockholders in computing our taxable income and would be subject to federal income tax at regular corporate rates; and
(2)	we also could be subject to possibly increased state and local taxes.

Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The complexity of these provisions and of the applicable Treasury regulations that have been promulgated under the Code, or the Treasury regulations, is greater in the case of a REIT that, like us, holds its assets through a partnership. The determination of various factual matters and circumstances not entirely within our control may affect our ability to qualify as a REIT. In order to maintain our qualification as a REIT, we must satisfy a number of requirements, including requirements regarding the ownership of our stock, requirements regarding the composition of our assets and a requirement that at least 95% of our gross income in any year must be derived from qualifying sources, such as “rents from real property.” Also, we must make distributions to stockholders aggregating annually at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding net capital gains and losses. In addition, legislation, new regulations, administrative interpretations or court decisions may materially adversely affect our investors, our ability to maintain our qualification as a REIT for federal income tax purposes or the desirability of an investment in a REIT relative to other investments. Even if we maintain our qualification as a REIT for federal income tax purposes, we may be subject to some federal, state and local income, property and excise taxes on our income or property and, in certain cases, a 100% penalty tax, in the event we sell property as a dealer. In addition, any taxable REIT subsidiaries that we own will be subject to tax as regular C corporations in the jurisdictions in which they operate.

If our operating partnership fails to qualify as a partnership or a disregarded entity for federal income tax purposes, we would cease to qualify as a REIT and suffer other adverse consequences.

We believe that our operating partnership will be treated as a partnership or a disregarded entity for federal income tax purposes. During periods in which our operating partnership is treated as a disregarded entity, our operating partnership will not be subject to federal income tax on its income. Rather, its income will be attributed to us as the sole owner for federal income tax purposes of the operating partnership. During periods in which our operating partnership has limited partners other than NL REIT II OP, LP, the operating partnership will be treated as a partnership for federal income tax purposes. As a partnership, our operating partnership would not be subject to federal income tax on its income. Instead, each of its partners would be allocated, and may be required to pay tax with respect to, its share of our operating partnership’s income. We cannot assure you, however, that the Internal Revenue Service, or the IRS, will not challenge the status of our operating partnership or any other subsidiary partnership in which we own an interest as a partnership for federal income tax purposes, or that a court would not sustain such a challenge. If the IRS were successful in treating our operating partnership or any such other subsidiary partnership as an entity taxable as a corporation for federal income tax purposes, we would fail to meet the gross income tests and certain of the asset tests applicable to REITs and, accordingly, we would likely cease to maintain our qualification as a REIT. Also, if our operating partnership or any subsidiary partnerships were treated as entities taxable as corporations, such entities could become subject to federal and state corporate income tax, which would significantly reduce the amount of cash available for debt service and for distribution to its partners, including us.

Any TRS will be subject to federal income tax, and we will be required to pay a 100% penalty tax on certain income or deductions if our transactions with our taxable REIT subsidiaries are not conducted on arm’s length terms.

We may acquire interests in a TRS in the future. A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a TRS. If a TRS owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a TRS. A TRS may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A TRS is subject to federal income tax as a regular C corporation. In addition, a 100% excise tax will be imposed on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s length basis.

To maintain our REIT qualification, we may be forced to borrow funds during unfavorable market conditions.

To maintain our qualification as a REIT, we generally must distribute to our stockholders at least 90% of our REIT taxable income each year, determined without regard to the dividends paid deduction and excluding net capital gains, and we will be subject to regular corporate income taxes to the extent that we distribute less than 100% of our REIT taxable income each year. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. Accordingly, we may not be able to retain sufficient cash flow from operations to meet our debt service requirements and repay our debt. Therefore, we may need to raise additional capital for these purposes, and we cannot assure you that a sufficient amount of capital will be available to us on favorable terms, or at all, when needed, which would materially adversely affect our financial condition, results of operations, cash flows and ability to pay distributions on, and the per share trading price of, our stock. Further, in order to maintain our REIT qualification and avoid the payment of income and excise taxes, we may need to borrow funds to meet the REIT distribution requirements even if the then prevailing market conditions are not favorable for these borrowings. These borrowing needs could result from, among other things, differences in timing between the actual receipt of cash and inclusion of income for federal income tax purposes, or the effect of non-deductible capital expenditures, the creation of reserves or required debt or amortization payments. These sources, however, may not be available on favorable terms or at all. Our access to third-party sources of capital depends on a number of factors, including our current debt levels and our current and potential future earnings. We cannot assure you that we will have access to such capital on favorable terms at the desired times, or at all, which may cause us to curtail our investment activities and/or to dispose of assets at inopportune times, and could adversely affect our financial condition, results of operations, cash flows and our ability to pay distributions to the holders of the Common Stock.

Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to “qualified dividend income” payable to U.S. stockholders that are individuals, trusts and estates is 20%. Dividends payable by REITs, however, generally are not eligible for such reduced tax rates. Instead, our ordinary dividends generally are taxed at the higher tax rates applicable to ordinary income, the current maximum rate of which is 37%. Although these rules do not adversely affect the taxation of REITs or dividends payable by REITs, investors who are individuals, trusts and estates may perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including the per share trading price of our stock. However, for taxable years prior to 2026, individual stockholders are generally allowed to deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations, which would reduce the maximum marginal effective federal income tax rate for individuals on the receipt of such ordinary dividends to 29.6%.

The tax imposed on REITs engaging in “prohibited transactions” may limit our ability to engage in transactions which would be treated as sales for federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% penalty tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business. Although we do not intend to hold any properties that would be characterized as held for sale to customers in the ordinary course of our business, unless a sale or disposition qualifies under certain statutory safe harbors, such characterization is a factual determination and no guarantee can be given that the IRS would agree with our characterization of our properties or that we will always be able to make use of the available safe harbors.

Complying with REIT requirements may affect our profitability and may force us to liquidate or forgo otherwise attractive investments.

To maintain our qualification as a REIT, we must continually satisfy tests concerning, among other things, the nature and diversification of our assets, the sources of our income and the amounts we distribute to our stockholders. We may be required to liquidate or forgo otherwise attractive investments in order to satisfy the asset and income tests or to qualify under certain statutory relief provisions. We also may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. As a result, having to comply with the distribution requirement could cause us to: (1) sell assets in adverse market conditions; (2) borrow on unfavorable terms; or (3) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt. Accordingly, satisfying the REIT requirements could have an adverse effect on our business results, profitability and ability to execute our business plan. Moreover, if we are compelled to liquidate our investments to meet any of these asset, income or distribution tests, or to repay obligations to our lenders, we may be unable to comply with one or more of the requirements applicable to REITs or may be subject to a 100% tax on any resulting gain if such sales constitute prohibited transactions.

Legislative, regulatory, or administrative changes could adversely affect us or our security holders.

The tax laws or regulations governing REITs, or the administrative interpretations thereof may be amended at any time. We cannot predict if or when any new or amended law, regulation, or administrative interpretation will be adopted, promulgated, or become effective, and any such change may apply retroactively. We and our security holders may be adversely affected by any new or amended law, regulation, or administrative interpretation.

On December 22, 2017, the Tax Cuts and Jobs Act was enacted. The Tax Cuts and Jobs Act makes significant changes to the U.S. federal income tax rules related to the taxation of individuals and corporations, generally effective for taxable years beginning after December 31, 2017. In addition to reducing corporate and non-corporate tax rates, the Tax Cuts and Jobs Act eliminates and restricts various deductions and limits the ability to utilize net operating losses. Most of the changes applicable to individuals are temporary and apply only to taxable years beginning after December 31, 2017, and before January 1, 2026. The Tax Cuts and Jobs Act makes numerous large and small changes to the tax rules that do not affect REITs directly but may affect our security holders and may indirectly affect us.

Prospective investors are urged to consult with their tax advisors with respect to the status of the Tax Cuts and Jobs Act and any other regulatory or administrative developments and proposals and their potential effect on investment in our securities.

USE OF PROCEEDS

The following table sets forth information about how NLI REIT II intends to use the proceeds raised in this offering assuming the maximum of $75,000,000 of Shares are sold. The amounts set forth below represent the Manager’s best estimate since they cannot be precisely calculated at this time. Gross offering proceeds represent the amounts available from the offering before deducting reserves and expenses related to this offering described in this offering circular, including management, legal, accounting, marketing, due diligence and administrative expenses. The remaining proceeds of this offering will be used to pay expenses and fees incurred in this offering itself, including the payment of fees to any broker-dealers that participate in the sale of the Shares.

Sources and Uses

	Amount	%

Gross Offering Proceeds	$75,000,000	100.00%

Organization and Offering Expenses	$500,000	0.67%
Administration Expenses	$120,000	0.16%

Available for Investment[1]	$74,380,000	99.17%

1 This assumes no selling commissions will be paid on the sale of the Shares. If any broker-dealers participate in the sale of the Shares, this amount will be reduced by the selling commissions paid on such sales.

The amounts shown as available for investment includes the amount available to pay any required acquisition and advisory fees. Estimates for operating reserves will be established at the time an investment is made.

INVESTMENT OBJECTIVES AND STRATEGY

General

After nearly 20 years as a successful multi-family office, Noyack Capital LLC (the “Manager”), formerly Noyack Medical Partners LLC, is evolving into a comprehensive alternative investment platform. CJ Follini will serve as Managing Principal of the Manager. The Manager’s initial offering under its new investment platform is the offering being made by Noyack Logistics Income REIT II, Inc. (“NLI REIT II”), a newly organized Maryland corporation formed to originate, invest in, and manage a diversified portfolio of commercial real estate properties that encompass the supply chain and logistics infrastructure of North America. NLI REIT II believes that, within a macroeconomic theme such as the rapidly accelerating digitization of the US economy, a diversified investment strategy provides the optimal risk–reward profile for portfolio construction. NLI REIT II’s holistic view of the logistics infrastructure landscape allows us to source under-valued opportunities more easily across multiple asset classes as opposed to REITs that invest in a single asset class.

NLI REIT II will target investments in dry warehouses, cold storage warehouses, medical office buildings, life science buildings, and structured parking garages. NLI REIT II believes that these income-generating asset classes can achieve the twin goals of wealth preservation and long-term capital appreciation.

NLI REIT II intends to produce superior risk-adjusted returns for our investors by adhering to the following set of principles:

Investment Objectives

Our investment objectives are:

●	to realize growth in the value of our investments within approximately five to seven years of the termination of this offering;

●	to grow net cash from operations so more cash is available for distributions to investors;
●	to enable investors to realize a return on their investment by beginning the process of liquidating and distributing cash to investors within approximately five years of the termination of this offering, or providing liquidity through alternative means such as in-kind distributions of our own securities or other assets; and
●	to preserve, protect and return your capital contribution.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our Manager has substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets. Our Manager’s investment committee reviews our investment guidelines at least annually to determine whether our investment guidelines continue to be in the best interests of our shareholders.

Close Alignment of Interests with Our Investors

This is our “skin in the deal.” For decades, our executive team has adhered to a core principle of aligning its interests with the interests of our family office investors. We have invested large sums alongside our investors as proof of our belief in the NOYACK process and strategy. We intend to do the same with NLI REIT II.

Total Transparency

We pledge to our investors to provide access to all non-proprietary information at our disposal. NLI REIT II will be more transparently managed, which we expect will lead to a better investor comprehension and concomitantly, superior returns for our investors/partners.

Investor-First Approach

This begins with our TripleZero™ fee structure — one of the lowest fee structures in the REIT industry, listed or non-listed. Furthermore, our investor-first approach extends to liquidation preference given to our investors: all NOYACK limited partners get their capital returned first and a potential 15% IRR before the Manager receives any of its incentive bonus from any increase in the value of NLI REIT II’s assets. The Manager’s operating strategy places investors in first position.

	Noyack Logistics Income REIT II	Fundrise Opportunity Fund	Blackstone REIT
Acquisition Fee	0%	Up to 2%	Up to 6%
Distribution Fee	0%	N/A	Up to 0.85%
Development Fee	0%	5%	N/A
Disposition Fee	1%	1%	Up to 3%
Asset Mgmt. Fee	0.75% of NAV	0.75% of NAV	1.25% of NAV
Priority Return	15% IRR✝	8% Annual, Non-Compounded	5% Annualized IRR

✝Upon a liquidation event, NLI REIT II will distribute ALL net cash to stockholders FIRST until they have received BOTH return of their investment PLUS a 15% internal rate of return on their investment BEFORE the Manager receives any performance consideration.

Accessibility

The Manager is proud of its mission to bring the best-in-class investment expertise and the best investment opportunities to ALL INVESTORS, not just the 1% of the wealthiest Americans with connections to real estate sponsors.

Diversity

In order for the Manager to exceed all of its financial expectations and those of our investors, we will continue to assemble a leadership team from diverse professional backgrounds with the common goal of disrupting logistics infrastructure by executing the Manager’s innovative thematic vision and data-centric approach.

Why Invest In Noyack Logistics Income REIT

Nearly 40 Years of Commercial Real Estate Investment Experience By Founder

CJ Follini, Managing Principal of the Manager, has over 38 years of acquisition, development, and operational experience in commercial real estate. Mr. Follini was once considered the “boy wonder” of the commercial real estate industry when he partnered with the Rockefeller Group at only 16 years of age to develop the first ever Foreign Trade Zone in Mount Olive, New Jersey. Mr. Follini is a frequent speaker throughout the U.S. on alternative investments and commercial real estate; he is considered a leading expert in alternative real estate assets including industrial, structured parking, cold storage logistics and healthcare. He is the Winner of GlobeSt’s Real Estate Forum’s 2021 INDUSTRIAL INFLUENCER award. He has managed significant and varied assets over the course of his career, including a major healthcare and land portfolio that achieved an internal rate of return in excess of 23% over its holding period.

NLI REIT II has assembled a leadership team from diverse professional backgrounds with the goal of disrupting the traditional portfolio of logistics infrastructure assets by capitalizing on NLI REIT II’s differentiated thematic vision and quantitative analysis.

Compelling Acquisition Strategy

We believe one of the major advantages of investing in NLI REIT II is that the Manager, as a seasoned manager of a multi-family office, has an extensive network of family office relationships developed over more than thirty years that will serve as a key source of off-market investment opportunities. It’s called the NOYACK Property Partner Network.

The Manager intends to aggressively pursue these family office contacts by providing liquidity to heirs, diversification into alternative asset classes, participation in NLI REIT II through OP Units as well as offering these sellers the opportunity to earn fees for the property management of the acquired asset.

Similarly, the Manager has a wide network of ground-up developers in each asset class, and NLI REIT II will leverage its relationships to pursue forward commitment deals that offer better purchase pricing than our competitors are able to achieve in a high-bid format.

Innovation through Data and Quantitative Risk Assessment

The Manager spent considerable time and investment converting decades of commercial real estate experience into proprietary algorithms that harness numerous data points in order to compare the relative value of a large number of acquisition opportunities across multiple asset classes in many different geographies.

The NOYACK MarketQuotient™ and the NOYACK PropertyQuotient™, our custom-built algorithms for rating investment opportunities, take a data-intensive approach to real estate investing. Every potential investment is assigned a score from 0 to 100 accounting for property characteristics, market conditions and macroeconomic trends, allowing us to source, rank, diligence, manage and sell assets that meet predefined investment and exit criteria and to rate investment opportunities across disparate asset classes in numerous geographies. Every potential investment is analyzed based on 30 separate data points to produce a unique score for each deal that the Manager believes will give NLI REIT II and our investors a distinct advantage over competitors in identifying the best opportunities for exceeding our financial targets. This intellectual rigor is innovative in commercial real estate and has the potential to disrupt the market by enhancing our competitive advantages even over the largest real estate investment companies.

The Manager is also applying our quantitative analyses to portfolio construction and risk assessment with the expectation that it will enable us to more accurately assess risk and the investment’s potential to generate superior returns through adherence to post-modern portfolio theory.

Investor-Friendly Governance & Alignment

The Manager’s expectation is to become the most investor-friendly real estate manager in the industry. We believe our TripleZero™ fee structure, taken as a whole, represents one of the lowest fee structures in the REIT industry: no upfront acquisition fees, offering fees, or construction fees. The vast majority of the Manager’s compensation occurs after investors have received value equivalent to their invested capital plus a substantial return on such investment. By providing transparent governance and insider access to our investment process through the NOYACK MarketQuotient™ and NOYACK PropertyQuotient™, we will make the disciplined, data-driven approach NLI REIT II will apply to the acquisition and disposition of every asset apparent to all investors. For Investors, By Investors.

Superior Portfolio Construction Strategy

We intend to regularly subject NLI REIT II’s potential investments to a benchmark comparison to other product type’s historical return and volatility. The asset types we will utilize for our benchmarking are: US Stocks: S&P 500; US Investment Grade Bonds: Barclays Aggregate Bond Index; US Government Bond: 10-year Treasury (held until maturity); Private Real Estate Returns: NCREIF. The comparative benchmarks annual return results will be compared to our constructed portfolio by compounded annual growth rate and the downside deviation.

We expect that the practical application of our quantitative risk assessment will enable NLI REIT II to acquire a diversified portfolio constructed in a barbell approach balancing low beta, stabilized assets with a track record of consistent cash flow over a period of time with potentially higher yielding assets that encompass more risk acceptance such as value-add or ground-up development. Simply stated, the stable, cash-flowing properties that provide foundational income and capital preservation will usually fall in long-term leased dry warehouse and medical office buildings; and the value-add opportunities that provide greater return potential and capital appreciation (albeit with greater risk) are cold storage facilities and mobility hubs re-purposed from structured parking garages.

DESCRIPTION OF THE BUSINESS

General

Noyack Logistics Income REIT II, Inc., a newly formed Maryland corporation, intends to focus, either directly or through special purpose entities or joint ventures with other entities, including affiliates of the Company, on the acquisition, renovation, leasing and management of a diversified portfolio of commercial real estate properties that encompass the supply chain and logistics infrastructure of North America, including dry warehouses, cold storage warehouses, life science buildings and structured parking garages.

NLI REIT II intends to qualify as a real estate investment trust, or REIT, commencing with its taxable year ending December 31, 2024, and is structured as an umbrella partnership REIT, commonly called an “UPREIT.” As an UPREIT, NLI REIT II will own substantially all of its assets and conduct substantially all of its operations through NL REIT II OP, LP, its Operating Partnership. NLI REIT II, as the sole general partner of the Operating Partnership, has exclusive control over the Operating Partnership. NLI REIT II is externally managed, meaning its day-to-day operations are managed by its external manager, Noyack Capital LLC.

NLI REIT II’s Logistics and Infrastructure Targets

Mobility Hubs: Defining a Space in the New Mobility Ecosystem

For decades, the US parking market has been relatively stable, but we believe the parking space, which hasn’t changed since the dawn of the automobile, will be fundamentally redefined in the next ten years due to emerging trends in mobility, connectivity and commerce. NLI REIT II plans to pioneer this change by pursuing value-add opportunities to repurpose structured parking for the future of mobility.

NLI REIT II’s investment strategy is to acquire large structures in great locations. These assets will provide material downside protection, assuring preservation of capital, while simultaneously maximizing opportunities to pursue new revenue sources due to their central location.

NLI REIT II does not expect the advent of autonomous vehicles to remake the parking industry overnight, but the technology is arriving sooner than most traditional operators appreciate. NLI REIT II’s thesis is that the future of mobility will increase the terminal value of structured parking, creating a favorable exit environment within NLI REIT II’s operating lifetime.

Attractive Cap Rates Relative to Other Asset Classes

Many parking facility operators are still reeling from the pandemic. Parking demand fell by as much as 95% during the early days of the pandemic, according to SpotHero, and individual vehicle travel has yet to recover to 2019 levels. As a result, parking facilities are trading at attractive cap rates relative to other asset classes, 4.5 – 8%.1

By capitalizing on the once-in-a-lifetime convergence of technological disruption and underpriced assets, NLI REIT II intends to bring thought leadership to the parking industry.

1 Altus Group, “The Paved Paradise: Appraising a Parking Lot”; JLL, “Parking industry: strategic considerations for investors.”

Optimal Occupancy Creates Space for Other Uses

Structured parking garages can maximize revenue at only 50% occupancy, according to a study conducted by researchers at UCLA.2 This pricing dynamic creates space for additional uses such as autonomous car storage, electric vehicle charging, micro-fulfillment depots and even cloud kitchen facilities, all while preserving parking revenues.

Parking Garages can Maximize Revenue at Only 50% Occupancy (Pierce et al.):

Covered-Land Play

Structured parking has emerged as a compelling covered land play through conversion of existing infrastructure to other uses. For example, Jones Lang LaSalle recently provided $35 million in financing for the redevelopment of a parking structure into a Class-A, climate-controlled self-storage facility in New York City’s Flatiron District.3

Micro-Fulfillment & Distribution: Navigating the Transition from Parking Structure to Mobility Hub

Over the past five years, digital commerce has grown 140% to a $2.4 trillion market opportunity, according to CBRE. Consumers now take it for granted that orders will arrive on their doorstep within 48 hours, but most fail to appreciate the revolution in the distribution of goods required to make two-day delivery possible. In a world where consumers no longer go to the goods, but the goods go to the consumers, who is really paying for delivery?

In traditional brick-and-mortar retail, consumers travel to a central location, e.g., a grocery store, and incur the full cost of last-mile transportation. The delivery model effectively transfers the cost of last-mile transportation from consumers to retailers because most people aren’t willing to pay for shipping. This dynamic creates an enormous economic incentive for retailers to channel distribution through a central Mobility Hub—where consumers’ cars are already sitting idle for multiple hours every day.

2 Pierce et al. (2015). Optimizing the use of public garages: Pricing parking by demand. Transport Policy. 44. 89-95.

3 Real Estate Weekly, “Developer bags $35M to turn Flatiron lot into self-storage.”

Through reduced shipping costs, decreased package theft, improved convenience, and minimized vehicle emissions, Mobility Hubs are a win–win–win for retailers, consumers and the environment.

The Advent of Autonomous: Autonomous Vehicles Will Revolutionize Not Only How We Drive, But Also How We Park

On August 24, 2021, Waymo began offering autonomous rides to the public in San Francisco. By 2040, more than half of the miles traveled in the United States could occur in shared autonomous vehicles, according to Deloitte.4

When Cars Park Themselves

Self-parking and self-summoning cars have the potential to drastically improve the driving experience by dropping drivers off directly at their location, eliminating the parking space search altogether and preventing fender-benders. For Mobility Hubs, self-parking cars are expected to more than double parkable space—and revenue—by eliminating the buffer on either side of the vehicle for opening doors.

While self-parking cars are a far cry from fully autonomous vehicles, the technology is already here thanks to Tesla’s Autopark feature. Within the next five years, we forecast that vehicle-to-infrastructure (V2I) software will become widely available to parking facility operators, enabling structures to communicate in real time with vehicles to convey dropoff and pickup information, direct self-parking vehicles to underutilized spaces such as those in the back of the structure, and provide charging as a value-added service. The seamless driver experience that mobility hubs will be able to deliver as a result of these advances will become a key point of differentiation and premiumization versus government-controlled on-street parking, which has historically been slow to adopt new technology.

Increased Structure Utilization

Ever since the rapid growth of ride-hailing services, conventional wisdom has been that Uber is killing the parking structure. Nevertheless, NLI REIT II is adopting a contrarian view. We believe ride-hailing services will become a significant tailwind for off-street parking, not a competitive threat, as Uber et al. will require robust infrastructure for fleet management to charge and maintain autonomous vehicles.

Fleet management has potential to drastically increase off-peak structure utilization as Mobility Hubs provide office capacity during the day, short-term and event parking in the evening, and fleet management services when structures have historically remained nearly empty.

Dry Storage Industrial Buildings

Surging Demand for Industrial Properties

During the pandemic, e-commerce sales grew 39% year-over-year from the first quarter of 2020 to the first quarter of 2021, and the trend shows no sign of abating as e-commerce sales in the most recent quarter rose 9.3% from a year ago despite the explosion of activity during the early months of the pandemic.

4 Deloitte, “Future of Mobility.”

Quarterly Retail E-Commerce Sales (U.S. Department of Commerce):

Industrial capacity to satisfy this surging demand for distribution and fulfillment centers simply doesn’t exist. As a result, industrial vacancy fell to 4.5% in the most recent quarter, tying the previous all-time low. Vacancy rates now sit 180 basis points below their 10-year historical average of 6.3% and rents have risen 5.4% to an average of $6.42psf, according to Cushman & Wakefield.5

Automation as a Value-Added Service

For retailers to continue to improve delivery times and inventory management to compete with Amazon, properties with installed technology and automation services will likely become critical to achieving operational efficiencies. Most retailers cannot afford to make these large capital investments and are fearful of straying from their core sales competency. By working in partnership with these businesses to build out automated improvements, NLI REIT II expects to build a differentiated portfolio of logistics assets while increasing property values.

Transitioning to Intermodal

The rapid reorganization of the consumer-packaged goods supply chain will be a boon for intermodal assets as the volume of deliveries and destinations proliferates with the increasing adoption of e-commerce as the primary mode of consumption.

Balance Sheet Flexibility for Distribution and Micro-Fulfillment Companies

In a recent interview, Steve Hornyak, Chief Commercial Officer at Fabric, an automated logistics startup, stated:

“When Amazon announces it’s providing free same-day deliveries of $1 items, that becomes the consumer expectation—and the faster the delivery, the more complicated and expensive it is,” he added. “Our aim is to enable all other retailers to stay relevant and competitive in this world that Amazon has created, providing the operational, strategic and financial infrastructure they need to meet consumer expectations profitably, sustainably and at scale in an on-demand world.”

Hornyak’s interview underscores a key sourcing strategy NLI REIT II will pursue to acquire user-occupied dry storage assets by serving as channel partner to logistics companies expanding at breakneck speed to capture as much share as possible but who may lack the balance sheet flexibility to finance property acquisitions internally.

Climate-Controlled and Freezer (aka Cold Storage) Industrial Buildings

Smaller, Closer, Colder: The Big Bet on Micro-Fulfillment for Grocery Retail

Grocery E-commerce Market Penetration to Reach 22% by 2024

Grocery delivery has long lagged behind other product types due to the perishable nature and variable quality of goods, but the pandemic has drastically altered consumer behavior. According to the Food Industry Association, 49% of grocery shoppers purchased online at the height of the pandemic, 43% of who did so for the first time.6 UBS estimates that grocery e-commerce sales will reach 22% in 2024 from 4% 2019, continuing robust growth from 2020 when it was the fastest growing category in e-commerce.

5 Cushman & Wakefield, “Marketbeat U.S. National Industrial: Q2 2021.”

6 The Food Industry Association, “U.S. Grocery Shopper Trends: The Impact of COVID-19.”

Groceries have a massive addressable market of approximately $1 trillion, according to Cowen, meaning that even a 1% shift in the distribution channel represents a $10 billion sales opportunity.

Increased “Share of Stomach” Due to the Pandemic

Grocers substantially increased their “share of stomach” during 2020 due to widespread restaurant closures. But even with restaurants reopening, grocers are expected to maintain a higher share of consumption as work-from-home has shifted where consumers eat, driving up the demand for cold storage assets.

Robust Network Effects of Cold Storage Micro-Fulfillment

Grocers are aggressively pursuing e-commerce market share as there is a robust network effect and economies of scale around distribution and fulfillment. With the growing realization that despite robust sales grocery trips are only at 35% of pre-pandemic levels and unlikely to fully recover, grocers are pursuing micro-fulfillment out of existential concern.7 Given the large capital outlays required to build out a new distribution model, micro-fulfillment is only economically viable at scale when distribution costs are spread among the broadest possible customer base. This creates a winner-take-all dynamic that will edge out all but the very largest players and has spurred frenzied investment activity since the onset of the pandemic that is expected to continue throughout the current market cycle.

Transition from In-Store Pickup to Off-Premises Model

Given the lack of logistics assets in place to absorb excess demand from the rapid shift to e-commerce fulfillment, many grocers have relied upon in-store pickup to address their online sales channel, which reached 26% penetration as of the second quarter 2020 and is forecasted to grow to 35% by year end.8

NLI REIT II believes repurposing brick-and-mortar locations as pseudo-fulfillment centers has led to operational inefficiencies and a poor customer experience for traditional shoppers. As a result, we expect fulfillment to transition to an off-premises model as the supply of cold storage assets increases.

Sourcing Strategy

A key sourcing strategy for NLI REIT II will be to support regional grocers and mid-sized fulfillment companies as they expand by freeing up their balance sheets through sale-leasebacks of cold storage warehouses. NLI REIT II also plans to pursue properties with multiple users as we believe this market segment is underserved and offers greater yield potential because small- and medium-sized companies lack the capability, credit or desire for single-occupant solutions. Grocers are poorly suited to real estate management and lack the funds for expansion at scale due to the capital-intensive nature of cold storage facilities. Thus, NLI REIT II’s approach will be to support regional grocers and mid-sized fulfillment companies with efficient real estate solutions that will free up their balance sheets for potential future expansion. For example, Instacart recently announced its plan to open grocery fulfillment centers to meet the rising demand for online grocery.

Additionally, there is an interesting crossover effect between our structured parking facilities and cold storage initiatives. We expect significant value-add opportunities as we convert portions of large-structured parking garages we own and plan to acquire into on-demand cold storage fulfillment centers.

Healthcare & Life Sciences

Strong 65+ Cohort Growth

As the fastest growing demographic in the country, seniors are expected to serve as strong secular tailwinds within healthcare and life sciences from now until 2040.

7 McKinsey & Co., “The state of grocery in North America.”

8 Winsight Grocery Business, “New Data Pegs Online Grocery Penetration Soaring Past 20%.”

65+ Population Growth (Marcus & Millichap, 2021 Medical Office Outlook):

Low Vacancy Relative to Traditional Office

Medical office has compared favorably to traditional office during the pandemic. According to Colliers, vacancy rates for medical offices stood at 8.6% at the end of 2020, significantly below the 13.2% vacancy of the traditional office sector.

Robust Hiring & Capital Investment

Strong hiring and investor interest in life sciences have driven consistent demand for office and lab space. As a result, net absorption has outpaced supply for the past three years, according to CBRE.9

Drug Delivery Logistics

The low-temperature requirements of vaccines and biopharmaceuticals has created an opportunity for a niche, highly regulated, GMP-compliant, “cold chain” fulfillment solution within the healthcare and life sciences industries. Pharmaceutical cold-chain logistics accounted for 12% of total cold storage demand in 2020, according to Property Week. These assets tend to produce higher yields given the complexity, small scale and highly regulated nature of healthcare.

Simultaneously, companies such as DoorDash are pursuing delivery of pharmaceuticals with broader temperature delivery requirements that have lower barriers to entry but would still benefit from a purpose-built warehouse solution.

Sourcing and NOI Growth Strategy

NLI REIT II believes that healthcare and life sciences facilities will continue to divest their real estate holdings to bolster available cash, reduce debt and improve their credit ratings. Characteristic hospital real estate strategies could include: (i) the sale of non-strategic real estate holdings; (ii) the sale and leaseback of occupied or developed medical offices and/or outpatient facilities; (iii) the refinancing of hospital real estate assets; and (iv) the sale/leaseback of adjacent parking facilities. For these transactions, speed and ability to close is often more important than price, and NLI REIT II plans to aggressively pursue these opportunities.

9 CBRE, “2021 U.S. Life Science Mid-Year Report.”

Investment opportunities targeted by NLI REIT II are expected to include:

1.	Medical office buildings (MOBs) with strong positive cash flow that are undervalued due to (i) temporary market illiquidity; (ii) inefficient capital structure; (iii) poor management and/or leasing capabilities; (iv) ownership by capital-constrained developers that are pressured to sell or financial institutions which have time-sensitive disposition requirements; (v) deferred maintenance and required spending for upgrade; or (vi) a combination of any of the foregoing factors where a capital infusion, deleveraging, more aggressive management or redevelopment offers potential for improved performance and asset quality. NLI REIT II believes that today’s marketplace provides significant opportunities to inject redevelopment capital into such assets and create an investment at or below replacement cost.

2.	Acquisition and management of hospital-owned parking structures.

3.	Sale/leaseback of existing MOBs and ambulatory care facilities with a creditworthy hospital or healthcare provider as the anchor tenant.

NLI REIT II’S Use of Data and Potential for Artificial Intelligence is Unique in Commercial Real Estate

NOYACK MarketQuotient™

NOYACK MarketQuotient™ (NMQ) is our proprietary underwriting methodology to identify the top acquisition markets for all our asset classes using a large multitude of data points organized in our algorithm. Our analysts focus on the future demand of high growth cities and areas across North America by tracking traffic data and municipal parking revenue per capita. Target markets are continuously ranked utilizing our constantly updating NOYACK MarketQuotient™. A data-intensive approach to prospective markets will be central to the Manager’s sourcing strategy.

The Manager creates a composite NMQ Score for every urban center by weighing the proprietary list of data.

NOYACK PropertyQuotient™

NOYACK PropertyQuotient™ (NPQ) is even more customized to effectively score potential acquisition targets across several asset classes in differing markets. Our proprietary NPQ algorithm has been built drawing on our Managing Principal’s decades of experience back testing successful acquisitions in the target asset classes. Some of the large number of proprietary points utilized in our NPQ are as follows:

(1)	Long-term rent growth potential

(2)	Asking cap rate

(3)	Population Growth

(4)	IRR for applicable period

(5)	Three-year Weighted Average Stability

(6)	Lease Terms

(7)	Proximity to Applicable Facilities

(8)	Market Liquidity

DIVIDEND POLICY

We expect that we will declare and pay dividends on a quarterly basis, or more or less frequently as advised by the Manager, in arrears, based on quarterly record dates. We do not expect to commence paying dividends until the Properties we acquire are generating positive cash flow. Any dividends we make will be following consultation with the Manager, and will be based on, among other factors, our present and reasonably projected future cash flow. We expect that we will set the rate of dividends at a level that will be reasonably consistent and sustainable over time. Neither we nor the Manager has pre-established a percentage range of return for dividends to stockholders. We have not established a minimum distribution level, and our charter does not require that we pay dividends to our stockholders.

Generally, our policy will be to pay dividends from cash flow from operations. NLI REIT II’s objective is to commence the payment of dividends within two years from the commencement of this offering.

To maintain our qualification as a REIT, we must make aggregate annual dividends to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain, and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. See “U.S. Federal Income Tax Considerations – Requirements for Qualification – Annual Distribution Requirements.” Our board of directors may authorize dividends in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

Dividends that you receive, and which are not designated by us as capital gain dividends, will generally be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. To the extent any portion of your distribution is not from current or accumulated earnings and profits, it will not be subject to tax immediately; it will be considered a return of capital for tax purposes and will reduce the tax basis of your investment (and potentially result in taxable gain upon your sale of the stock). Dividends that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or NLI REIT II is liquidated, at which time you will be taxed at capital gains rates. See “U.S. Federal Income Tax Considerations—Taxation of Stockholders – Taxation of Taxable Domestic Stockholders – Dividends” for an additional discussion of these rules. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements. You should not place undue reliance on forward-looking statements, and you should consider carefully the statements made in “Risk Factors” and elsewhere in this offering circular that identify important factors that could cause actual outcomes to differ from those expressed or implied in our forward-looking statements, and that could materially and adversely affect our business, operating results and financial condition.

This Management’s Discussion and Analysis should be read together with the financial statements and notes thereto, included elsewhere in this offering circular.

Overview

The Company was formed on January 20, 2022 and has conducted no operations other than those related to our organization and the preparation of this offering. The Company’s business will consist of the ownership and operation of the Properties. As of the date of this offering circular, the Company has not generated any revenues and has relied on the Manager to provide funding for its operations to date. The Company’s lack of operating history makes it difficult for potential investors to evaluate the potential success of its business and to assess its future viability.

Assuming the successful completion of this offering and the consummation of the transactions contemplated by the Contribution Agreement, all of the Company’s revenues will be comprised of revenues generated from the operation of the Properties.

Liquidity and Capital Resources

The Company is dependent on the proceeds from this offering to acquire the Properties. As of the date of this offering circular, the Company’s assets are nominal, and it has limited cash on hand. As of the date of this offering circular, the Manager has paid for initial organizational expenses and certain expenses related to this offering and will continue to fund any expenses in excess of the total placement fee.

As indicated in the financial statements included elsewhere in this offering circular, as of December 31, 2022, the Company had $10,000 in cash, representing the Manager’s contribution to the Company’s initial capitalization.

We will be required to obtain the capital required to purchase the Properties and conduct our operations from the sale of the Shares through our offering under Regulation A of the Securities Act and from revenue generated from the ownership and operation of the Properties. For information regarding the anticipated use of proceeds from this offering, see “Description of the Business” and “Use of Proceeds” beginning on pages 32 and 28, respectively.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors has retained the Manager to direct the management of our business and affairs, manage our day-to-day affairs and implement our investment strategy, subject to the board of directors’ supervision. The sole member of the board is CJ Follini, but the Company intends to add additional directors as its portfolio of assets expands.

All members of our board of directors will serve annual terms. Upon the expiration of their terms at each annual meeting of stockholders, directors will be elected to serve a term of one year and until his or her successor is elected and qualified. With respect to the election of directors, each candidate nominated for election to our board of directors must receive a plurality of the votes cast, in person or by proxy, in order to be elected.

Our current director is also an executive officer of the Manager. In order to ameliorate the risks created by conflicts of interest, our board of directors, when necessary, will appoint an independent representative (the “Independent Representative”) to address any potential conflicts. The Independent Representative will act upon conflicts of interest matters, including transactions between us and the Manager. For more details, see “Conflicts of Interest and Related Party Transactions.”

Although the number of directors may be increased or decreased, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed for fraud, gross negligence or willful misconduct as determined by non-appealable decision of a court of competent jurisdiction, or by the stockholders upon the affirmative vote of at least two-thirds of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director will be removed.

Our charter and bylaws provide that any and all vacancies on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any individual elected to fill such vacancy will serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is duly elected and qualifies.

Our charter and bylaws provide that any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting with the unanimous consent, in writing or by electronic transmissions, of each stockholder entitled to vote on the matter.

Our general investment and borrowing policies are set forth in this Memorandum. Our directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our executive officers and the Manager follow these policies and that these policies continue to be in the best interests of our stockholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this Memorandum.

Executive Officers and Directors

We have provided below certain information about our directors and executive officers.

Name	Age	Position Held

Charles J. (“CJ”) Follini	56	Chief Executive Officer

Stephen I. Robie	55	Chief Financial Officer

William (“Gus”) Ackley	29	Director of Investor Relations and Accredited Equity Sales

Currently, all of our directors and executive officers are also officers of the Manager and may serve as officers and managers of other entities managed by the Manager. The address of each director and executive officer listed is 2 Blue Slip, Suite 7J, Brooklyn, New York 11222.

Charles J. (“CJ”) Follini, Chief Executive Officer

CJ Follini has more than 38 years of investment experience in commercial real estate and venture capital. Mr. Follini’s real estate career began in his teens when he was handed the management and disposition of his family’s eight figure industrial portfolio and successfully yielded in excess of 20% IRR.

Since 1990, Mr. Follini has become a leading investment expert on alternative real estate assets including healthcare, cold storage logistics, structured parking, media infrastructure, and Qualified Opportunity Zone development.

A few of Mr. Follini’s real estate career highlights include:

(1)	Development of a 400-acre site into the first-ever Foreign Trade Zone in a joint venture with Rockefeller Group Properties known as the International Trade Center in Mount Olive, New Jersey

(2)	Creation and disposition of a $300 million healthcare real estate portfolio yielding over 23% IRR for its family office investors

(3)	Creation and development of the content production infrastructure known as Gun For Hire Production Centers, consisting of over 700,000 square feet of digital media production studios in Miami, Vancouver, Toronto, Austin, Los Angeles, and New York. Mr. Follini was awarded the 1998 Crain’s Magazine Small Business Award

(4)	Brownfield redevelopment of 15 waterfront acres in the NYC borough of Queens, the largest privately-owned waterfront parcel in NYC, achieving 3x returns for its investors in four years

(5)	Transacted 12 acres of industrial-zoned land in Bronx, New York at the highest per square foot price ever recorded in that Borough.

(6)	Winner of Real Estate Forum’s 2021 INDUSTRIAL INFLUENCER award.

Ten years ago, Mr. Follini expanded his single-family office into a multi-family office (“MFO”) investing a majority of its discretionary assets under management in alternative real estate; concurrently he expanded the family office allocation into early-stage venture capital supporting female founders. He sits on several Boards related to these investments. Mr. Follini has also significantly expanded the multi-family office’s investments in Consumer Packaged Goods (“CPG”) and e-sports.

Mr. Follini speaks at conferences, domestic and abroad, on commercial real estate, alternative asset investing and family office strategy.

Mr. Follini holds a B.S., magna cum laude, in Econometrics from Tufts University, a General Course Degree in Game Theory from the London School of Economics, and a Degree in Executive Management from Harvard Business School. Mr. Follini has also served on boards as Chairperson of the HERE Arts Center & Chashama Arts.

Stephen I. Robie, Chief Financial Officer

Stephen I. Robie joined NOYACK in October 2021 as Chief Financial Officer. Mr. Robie has over thirty years of global real estate finance and accounting experience managing the financial operations of high-growth public real estate investment trusts (“REITs”), private real estate companies, and start-up, entrepreneurial ventures.

From 2008 to October 2021, Mr. Robie founded and served as Managing Partner of SIR Holdings, LLC, an entrepreneurial investment firm with focus on venture capital, real estate, and advisory services. From 2015 to 2019, Mr. Robie also served as a Senior Principal and Senior Vice President – Finance and Operations at Veneto Capital Management, LLC, a privately-held commercial real estate investment management company. From 2011 to 2012, Mr. Robie served as Chief Financial Officer, Treasurer, and Secretary of Cornerstone Core Properties REIT, Inc. (“CCP REIT” and now Summit Healthcare REIT, Inc.), a publicly registered, non-traded industrial REIT, which he strategically repositioned into healthcare real estate. Mr. Robie also served as the Chief Operating Officer and Chief Financial Officer, Healthcare Real Estate Group of Cornerstone Ventures, Inc., an affiliate of CCP REIT’s advisor.

From 2004 to 2008, Mr. Robie served as Senior Vice President – Financial Planning and Analysis at HCP, Inc. (now Healthpeak Properties, Inc. (NYSE:PEAK)), an S&P 500 healthcare REIT. From 1997 to 2004, Mr. Robie worked for General Electric Company (NYSE:GE) and its commercial real estate division, GE Real Estate, where he served as Manager of Finance for GE Real Estate’s North America Equity Investments. Prior to his affiliation with General Electric Company, Mr. Robie spent over six years in public accounting at Arthur Andersen LLP, including serving as a Manager for private and publicly traded real estate companies.

Mr. Robie graduated magna cum laude with a Bachelor of Arts Degree in Economics from Tufts University and earned a Master of Business Administration Degree, with Distinction, in Finance and Accounting from the Leonard N. Stern School of Business at New York University. Mr. Robie is a Certified Public Accountant in the State of New York, a Chartered Global Management Accountant, and a member of the AICPA.

William (“Gus”) Ackley, Director of Investor Relations and Accredited Equity Sales

Gus Ackley serves as the Director of Investor Relations and Accredited Equity Sales for NOYACK where he leads all fundraising efforts and manages all investor relationships. Prior to joining NOYACK, Mr. Ackley worked at Stifel, serving in various business development positions. Most recently, Mr. Ackley was a member of the Private Equity Advisory Group, providing capital raising advisory to general partners of private equity funds. While at Stifel, Mr. Ackley and his team raised hundreds of millions of dollars for private real estate funds. His team advised on billions of dollars of funds raised across the space including private equity, venture capital, and private credit funds. Mr. Ackley’s responsibilities also included fund selection and analysis, due diligence, and relationship management. Mr. Ackley started his career working as an investment banking analyst focusing on the healthcare sector. Mr. Ackley is a graduate of Trinity College where he studied economics and played football and lacrosse.

Compensation of Officers and Directors

Our board of directors has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity. However, we currently do not intend to pay our board members or officers any compensation for serving as members of our board of directors and as officers, respectively.

A member of our board of directors who is also an employee of the Manager is referred to as an executive director. Executive directors will not receive compensation for serving on our board of directors. Our board of directors has the authority to fix the compensation of any non-executive directors that may serve on our board of directors in the future. Our board of directors may pay compensation to directors for services rendered to us in any other capacity. We will also reimburse each of our directors for their travel expenses incurred in connection with their attendance at board of directors and committee meetings, if any. We have not made any payments to any of our directors to date.

Compensation of Executive Officers

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by us. Each of our executive officers also serves as an executive officer of the Manager. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager, from the Manager. As executive officers of the Manager, these individuals will serve to manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Manager, we do not intend to pay any compensation directly to these individuals.

The Manager and the Management Agreement

The Manager

We operate under the direction of the Manager, which is responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. The Manager and its officers and managers are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

The Manager performs its duties and responsibilities pursuant to a management agreement between it and NLI REIT II. The Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our stockholders. Furthermore, we have agreed to limit the liability of the Manager and to indemnify it against certain liabilities.

Responsibilities of the Manager

The responsibilities of the Manager include:

Property Advisory, Origination and Acquisition Services

(1)	approve and oversee our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

(2)	serve as our investment manager with respect to sourcing, underwriting, acquiring, financing, investing in and managing a diversified portfolio of supply chain and logistics properties;

(3)	adopt and periodically review our investment guidelines;

(4)	structure the terms and conditions of our acquisitions, sales and joint ventures;

(5)	enter into service contracts for the Properties and other investments;

(6)	approve and oversee our debt financing strategies;

(7)	approve joint ventures, limited partnerships and other such relationships with third parties;

(8)	approve any potential liquidity transaction;

(9)	obtain market research and economic and statistical data in connection with our investments and investment objectives and policies;

(10)	oversee and conduct the due diligence process related to prospective investments;

(11)	prepare reports regarding prospective investments that include recommendations and supporting documentation necessary for the board of directors to evaluate the proposed investments; and

(12)	negotiate and execute approved investments and other transactions.

Offering Services

(1)	the development of this offering, including the determination of its specific terms;

(2)	preparation and approval of all marketing materials to be used by us relating to this offering;

(3)	the negotiation and coordination of the receipt, collection, processing and acceptance of subscription agreements, commissions, and other administrative support functions;

(4)	creation and implementation of various technology and electronic communications related to this offering; and

(5)	all other services related to this offering.

Asset Management Services

(1)	investigate, select, and, on our behalf, engage and conduct business with such persons as the Management deems necessary to the proper performance of its obligations under the management agreement, including, without limitation, consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by the Manager to be necessary or desirable for the performance of any of the services under the management agreement;

(2)	monitor applicable markets and obtain reports (which may be prepared by the Manager or its affiliates) where appropriate, concerning the value of our investments;

(3)	monitor and evaluate the performance of our investments, provide daily management services to us and perform and supervise the various management and operational functions related to our investments;

(4)	formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of investments on an overall portfolio basis; and

(5)	coordinate and manage relationships between us and any joint venture partners.

Accounting and Other Administrative Services

(1)	manage and perform the various administrative functions necessary for our day-to-day operations;

(2)	provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to our business and operations;

(3)	provide financial and operational planning services and portfolio management functions;

(4)	maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with any regulatory agency, including annual financial statements;

(5)	maintain all appropriate company books and records;

(6)	oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

(7)	supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

(8)	provide us with all necessary cash management services;

(9)	evaluate and obtain adequate insurance coverage based upon risk management determinations;

(10)	provide timely updates related to the overall regulatory environment affecting us, as well as managing compliance with regulatory matters;

(11)	evaluate our corporate governance structure and appropriate policies and procedures related thereto; and

(12)	oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Stockholder Services

(1)	determine our distribution policy and authorizing distributions from time to time;

(2)	manage communications with our stockholders, including answering phone calls, preparing and sending written and electronic reports and other communications; and

(3)	establish technology infrastructure to assist in providing stockholder support and services.

Financing Services

(1)	identify and evaluate potential financing and refinancing sources, engaging a third-party broker if necessary;

(2)	negotiate terms of, arrange and execute financing agreements;

(3)	manage relationships between us and our lenders, if any; and

(4)	monitor and oversee the service of our debt facilities and other financings, if any.

Disposition Services

(1)	evaluate and approve potential asset dispositions, sales or liquidity transactions; and

(2)	structure and negotiate the terms and conditions of transactions pursuant to which our assets may be sold.

Allocation of Property Opportunities

For more information regarding the factors that the Manager may consider in allocating investment opportunities among our additional similar programs, please see “Conflicts of Interest – Our Affiliates’ Interests in Other Entities – Allocation of Property Opportunities”.

Executive Officers of the Manager

As of the date of this Memorandum, the executive officers of the Manager and their positions and offices are as follows:

Name	Age	Position Held

Charles J. (“CJ”) Follini	56	Managing Principal

Stephen I. Robie	55	Chief Financial Officer

William (“Gus”) Ackley	29	Director of Investor Relations and Accredited Equity Sales

Biographical information for each of the Manager’s executive officers may be found in “Management – Executive Officers and Directors.”

Limited Liability and Indemnification of the Manager and Others

Subject to certain limitations, the management agreement limits the liability of the Manager, its officers, members and affiliates for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to the Manager, its officers, members and affiliates.

The management agreement provides that to the fullest extent permitted by applicable law the Manager, its officers, members and affiliates will not be liable to us. In addition, pursuant to the management agreement, we have agreed to indemnify the Manager, its officers, members and affiliates to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of NLI REIT II and attorney’s fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to us or the management agreement, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may hereafter be made party by reason of being or having been the Manager or one of the Manager’s managers or officers.

Term and Removal of the Manager

The management agreement provides that the Manager will serve for an indefinite term, but that the Manager may be removed by us, or may choose to withdraw as manager, under certain circumstances.

Our board of directors may only remove the Manager at any time with 30 days’ prior written notice for “cause.” “Cause” is defined as:

(1)	The Manager’s continued breach of any material provision of the management agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if the Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

(2)	the commencement of any proceeding relating to the bankruptcy or insolvency of the Manager, including an order for relief in an involuntary bankruptcy case or the Manager authorizing or filing a voluntary bankruptcy petition;

(3)	the Manager committing fraud against us, misappropriating or embezzling our funds, or acting, or failing to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under the management agreement; provided, however, that if any of these actions is caused by an employee, personnel and/or officer of the Manager or one of its affiliates and the Manager (or such affiliate) takes all necessary and appropriate action against such person and cures the damage caused by such actions within 30 days of the Manager’s actual knowledge of its commission or omission, then the Manager may not be removed; or

(4)	the dissolution of the Manager

Unsatisfactory financial performance does not constitute “cause” under the management agreement.

In the event of the removal of the Manager, it will use reasonable efforts to cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function. The Manager will determine whether any succeeding management possesses sufficient qualifications to perform the management function.

Management Compensation

The following information summarizes the forms and estimated amounts of compensation (some of which involve cost reimbursements) to be paid by NLI REIT II, or others, to the Manager and its affiliates. Much of this compensation will be paid regardless of the success or profitability of NLI REIT II. None of these fees were determined by arm’s-length negotiations. Except as disclosed in this Memorandum, neither NLI REIT II nor any of its affiliates, directors, officers, employees, agents or counselors are participating, directly or indirectly, in any other compensation or remuneration with respect to this offering.

Form of Compensation	Description	Estimated Amount of Compensation

Offering and Organization Stage

Organization and Offering Expenses:	The Manager will be entitled to be reimbursed for organization and offering expenses associated with this offering. Organization and offering expenses include the legal, accounting, printing, mailing and filing fees, charges of our escrow holder and transfer agent, if any, charges of the Manager for administrative services related to the issuance of the Shares in this offering, the reimbursement of bona fide due diligence expenses of broker-dealers, reimbursement of the Manager for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education and education meetings held by NLI REIT II (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees payable to participating broker-dealers hosting retail seminars and travel, meal and lodging costs for officers and employees of the Manager and its affiliates to attend retail seminars conducted by broker-dealers and promotional items.	Approx. $500,000.00

Operating Stage:

Reimbursement of Expenses to Manager:	Reimbursement of reasonable and necessary expenses paid or incurred by the Manager in connection with the operation of NLI REIT II, including any legal and accounting costs (which may include an allocation of salary) and any costs incurred in connection with acquisition of the Properties, including travel, surveys, environmental and other studies and interest expense incurred on deposits or expenses, to be paid from operating revenue.	Impracticable to determine at this time.

Asset Management Fee:	The Manager will be entitled to receive an annual Asset Management Fee in an amount up to 0.75% of the net asset value of NLI REIT II.	Impracticable to determine at this time.

Disposition Fee:	The Manager will be entitled to receive a Disposition Fee in an amount up to 1.0% of the gross sales price of each Property in connection with any sale, exchange or other disposition of the applicable Property. The Disposition Fee is subordinated to the receipt by the investors of the minimum annual distribution (as described below).	Impracticable to determine at this time.

Interest in NLI REIT II:

Subordinated Participation in Net Cash Flow	Cash distributions will be made by NLI REIT II at such times and in such amounts as determined by our board of directors at its sole discretion. 100% of distributions by the Operating Partnership in any calendar year will be made to the partners, including NLI REIT II. The Manager will not receive an annual distribution.	Impracticable to determine at this time.

Subordinated Participation in Disposition Proceeds	Upon the liquidation of our assets, a merger or other combination into a publicly-traded entity or other liquidity event, including an initial public offering, we will pay the Manager an incentive fee equal to 50% of the amount by which (a) the value of the Shares as established in any such transaction, plus the total of all distributions paid by NLI REIT II to our stockholders from inception until the date such value is determined exceeds (b) the sum of (1) the product of the number of Shares issued prior to such transaction multiplied by the issue prices paid by the stockholders (the “Gross Investment Amount”) and (2) the amount of cash flow necessary to generate a 15% internal rate of return on our stockholder’s Gross Investment Amount from our inception until the date such value is determined.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table cites the beneficial ownership of the Shares as of the date of this offering circular for each person or group that holds more than 5% of the Shares, for each executive officer and directors and the executive officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules and generally includes sole or shared voting or investment power with respect to voting securities. Affiliates of the Company and the Manager may purchase Shares in this offering, but only at the same price and on the same terms as other investors in this offering. We will not reserve any portion of the Shares being offered for sale in this offering for sale to any of the foregoing or any other person.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 2 Blue Slip, Suite 7J, Brooklyn, New York 11222.

Name of Owner	Number of Shares Owned	Percent of All Shares
Noyack Capital LLC	500	100%
All directors and executive officers as a group (5 persons)	0	0%

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our Manager and its affiliates. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts.

Our Affiliates’ Interests in Other Entities

General

The officers and the key real estate professionals of the Manager, who perform services for us also perform such services for the Manager, are also or will become officers, directors, managers, and/or key professionals of other existing and to be formed entities sponsored or controlled by the Manager (the “Affiliated Entities”). These persons have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these persons and other affiliates of the Manager may organize other real estate programs and acquire for their own account real estate investments that may be suitable for us.

There are no provisions in our charter documents prohibiting our executive officers or directors from acquiring or otherwise investing in properties that would be suitable for us. However, to the extent that any of such persons were to acquire a property that he or she becomes aware of through activities performed for us, such acquisition would likely be deemed to be a breach of such persons’ fiduciary duties to us.

Joint Ventures with Affiliates of the Manager

We may enter into joint venture agreements with future NOYACK-sponsored programs for the acquisition, development or improvement of properties. The Manager and/or its affiliates, which will be the advisors to the future NOYACK-sponsored programs and affiliated entities, may have the same executive officers and key employees and these persons will face conflicts of interest in determining which NOYACK program or other NOYACK-advised entity should enter into any particular joint venture agreement. These persons may also face a conflict in structuring the terms of the relationship between our interests and the interests of the NOYACK-affiliated co-venturer and in managing the joint venture. Any joint venture agreement or transaction between us and a NOYACK-affiliated co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. The NOYACK-affiliated co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. These co-venturers may thus benefit to our and your detriment.

Competition for Tenants and Others

Conflicts of interest may exist to the extent that we acquire properties in the same geographic areas where other NOYACK programs or affiliated entities own properties. In such a case, a conflict could arise in the leasing of properties in the event that we and another NOYACK program or affiliated entity were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another NOYACK program or affiliated entity were to attempt to sell similar properties at the same time. See “Risk Factors - Risks Related to Conflicts of Interest.” Conflicts of interest may also exist at such time as we seek to employ developers, contractors, building managers or other third parties. The Manager and the advisors of other NOYACK programs and affiliated entities will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. The Manager and the advisors of other NOYACK programs and affiliated entities will also seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective service providers aware of all properties in need of their services. However, the advisors of other NOYACK programs and affiliated entities will not be able to fully avoid these conflicts because they may establish differing terms for resales or leasing of the various properties or differing compensation arrangements for service providers at different properties.

Allocation of Our Affiliates’ Time

We rely on the Manager and the key real estate, debt finance, management and accounting professionals the Manager has assembled for the day-to-day operation of our business. Future NOYACK-sponsored programs will be advised by entities to which may employ many of the same real estate, debt finance, management and accounting professionals. Further, our officers and directors may also become officers and/or directors of some or all of any future NOYACK-sponsored programs. As a result of their interests in other NOYACK programs, their obligations to other investors and the fact that they engage in and they may engage in other business activities on behalf of themselves and others, our officers and/or directors could face conflicts of interest in allocating their time among us, and any other future NOYACK-sponsored program and other business activities in which they are involved. Our executive officers and the key real estate, debt finance, management and accounting professionals affiliated with the Manager who provide services to us are not obligated to devote a fixed amount of their time to us.

The Manager believes that our executive officers and the other key professionals will have sufficient time to fully discharge their responsibilities to us and to the other businesses in which they are involved or may become involved. We believe that our affiliates and executive officers will devote the time required to manage our business and expect that the amount of time a particular executive officer or affiliate devotes to us will vary during the course of the year and depend on our business activities at the given time. Because we have not commenced operations, it is difficult to predict specific amounts of time an executive officer or affiliate will devote to us. We expect that our executive officers and affiliates will generally devote more time to programs raising and investing capital than to programs that have completed their offering stages, though from time to time each program will have its unique demands. Because many of the operational aspects of any future NOYACK programs are likely to be very similar, there are significant efficiencies created by the same team of individuals at the Manager providing services to multiple programs. For example, the advisor has streamlined the structure for financial reporting, internal controls and investment approval processes for the programs.

Allocation of Property Opportunities

We rely on the Manager’s executive officers and key real estate professionals to identify suitable investments. The Affiliated Entities also rely on these same key real estate professionals. The Manager and its affiliates have in the past, and expect to continue in the future, to establish and to continue to offer investment opportunities primarily through the NOYACK platform, including offerings that will acquire or invest in supply chain and logistics real estate properties.

These additional programs have investment criteria that compete with us. If a sale, financing, investment or other business opportunity would be suitable for more than one program, the Manager will allocate it according to the policies and procedures adopted by the Manager. Any allocation of this type may involve the consideration of a number of factors that the Manager determines to be relevant. The factors that the members of the Manager could consider when determining the entity for which an investment opportunity would be the most suitable include the following:

(1)	our investment objectives and criteria and those of the Affiliated Entities;
(2)	our cash requirements and those of the Affiliated Entities;
(3)	the effect of the investment on the diversification of the Affiliated Entities’ portfolios by type of investment, and risk of investment;
(4)	our policy and the policy of the Affiliated Entities relating to leverage;
(5)	the anticipated cash flow of the asset to be acquired;
(6)	the income tax effects of the purchase on us or the Affiliated Entities;
(7)	the size of the investment; and
(8)	the amount of funds available to the Affiliated Entities.

If, given all factors considered, a property is equally appropriate for us and those of the Affiliated Entities, the determining factor will be decided by which entity has had investable funds available for the longest period of time.

Except under any policies that may be adopted by the Manager, which policies will be designed to minimize conflicts among the Affiliated Entities’ programs, no Affiliated Entity, including NLI REIT II, will have any duty, responsibility or obligation to refrain from:

(1)	engaging in the same or similar activities or lines of business as any other Affiliated Entity;
(2)	doing business with any potential or actual lender, purchaser, seller or competitor of any other Affiliated Entity;
(3)	engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual lenders, purchasers, seller or customers of any other Affiliated Entity; and
(4)	making operational and financial decisions that could be considered to be detrimental to another Affiliated Entity.

In addition, any decisions by the Manager to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one Affiliated Entity or NLI REIT II more than another Affiliated Entity or limit or impair the ability of any Affiliated Entity or NLI REIT II to pursue business opportunities. In addition, third parties may require as a condition to their arrangements or agreements with or related to any one particular Affiliated Entity or NLI REIT II program that such arrangements or agreements include or not include another Affiliated Entity, as the case may be. Any of these decisions may benefit one Affiliated Entity or NLI REIT II more than another Affiliated Entity.

Receipt of Fees and Other Compensation by the Affiliated Entities and its Affiliates

The Manager and its affiliates will receive substantial fees from us, which fees will not be negotiated at arm’s length. These fees could influence the Manager’s advice to us as well as the judgment of affiliates of the Manager, some of whom also serve as the Manager’s officers and the key real estate professionals. Among other matters, these compensation arrangements could affect their judgment with respect to:

(1)	the continuation, renewal or enforcement of provisions in the management agreement involving the Manager and its affiliates; offerings of equity by us, which will likely entitle the Manager to increased acquisition fees, origination fees, asset management fees and other fees;
(2)	acquisitions of investments at higher purchase prices, which entitle the Manager to higher acquisition fees, origination fees and asset management fees regardless of the quality or performance of the investment;
(3)	borrowings up to or in excess of our stated borrowing policy to acquire investments, which borrowings will increase asset management fees payable by us to the Manager;
(4)	whether and when we seek to list our Shares on a stock exchange or other trading market;
(5)	whether we seek stockholder approval to internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and the key real estate and debt finance professionals of the Manager who are performing services for us on behalf of the Manager for consideration that would be negotiated at that time and may result in these real estate and debt finance professionals receiving more compensation from us than they currently receive from the Manager;
(6)	whether and when we seek to sell NLI REIT II or its assets; and
(7)	whether and when we merge or consolidate our assets with other companies, including companies affiliated with the Manager.

Indemnification Agreements

We intend to enter into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our charter and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Maryland law. See “Management — Limitations on Director and Officer Liability and Indemnification.”

No Independent Underwriter

As we are conducting this offering without the aid of an independent underwriter, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

Certain Conflict Resolution Measures

Independent Representative

If the Manager or its affiliates have a conflict of interest with us that is not otherwise covered by an existing policy we have adopted or a transaction is deemed to be a “principal transaction,” the Independent Representative will review and approve such transactions. Principal transactions are defined as transactions between the Manager or its affiliates, on the one hand, and us or one of our subsidiaries, on the other hand the value of which is not otherwise quantifiable based on independent third-party valuations, for example third-party appraisals of real estate assets. The Manager is only authorized to execute principal transactions with the prior approval of the Independent Representative and in accordance with applicable law. Such prior approval may include but not be limited to pricing methodology for the acquisition of assets and/or liabilities for which there are no readily observable market prices.

Our Policies Relating to Conflicts of Interest

In addition to the provisions in the management agreement described below and the Manager’s investment allocation policies described above, we have adopted the following policies prohibiting us from entering into certain types of transactions with the Manager, its officers or any of its affiliates in order to further reduce the potential for conflicts inherent in transactions with affiliates.

Pursuant to these conflicts of interest policies, we may not engage in the following types of transactions unless the transaction price is based on an independent third-party appraisal, or such transaction is approved by the Independent Representative:

(1)	sell or lease any investments to the Manager, its officers or any of their affiliates; and
(2)	acquire or lease any investments from the Manager, its officers or any of its affiliates.

We may, however, purchase an investment from an Affiliated Entity in the event that such entities initially acquire an investment that is suitable for us at a time when we are unable to do so, with the intention of providing us the opportunity to acquire the investment at a later date when we are able to acquire the investment. We will not purchase investments from an Affiliated Entity in these circumstances without a determination by the Independent Representative that such a transaction is fair and reasonable to us and at a price to us that is not materially greater than the cost of the asset to the Affiliated Entity.

These conflicts of interest policies may be amended at any time in the sole discretion of our board of directors.

Other Management Agreement Provisions Relating to Conflicts of Interest

The management agreement contains many other restrictions relating to conflicts of interest including the following:

Term of the Manager. The management agreement provides that the Manager will serve as the Company’s “manager” for an indefinite term, but that the Manager may be removed by us, or may choose to withdraw as the Manager, under certain circumstances. Our board of directors may remove the Manager at any time with 30 days’ prior written notice for “cause.” Unsatisfactory financial performance does not constitute “cause” under the management agreement. The Manager may withdraw as the Company’s manager if we become required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), with such withdrawal deemed to occur immediately before such event. In the event of the removal of the Manager, it will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function. The Manager will determine whether any succeeding manager possesses sufficient qualifications to perform the management function. See “Management—Term and Removal of the Manager.”

Other Transactions Involving Affiliates. Before engaging in a transaction involving an affiliate, the Manager must conclude that all other transactions between us and the Affiliated Entities, the Manager, any of their officers or directors, or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

DESCRIPTION OF CAPITAL STOCK AND CERTAIN PROVISIONS OF
MARYLAND LAW, OUR CHARTER AND BYLAWS

The following description of our capital stock, certain provisions of Maryland law and certain provisions of our charter and bylaws, which will be in effect upon commencement of this offering, are summaries and are qualified by reference to Maryland law and our charter and bylaws, copies of which may be obtained by contacting NLI REIT II. See “Additional Information.”

General

We were incorporated in Maryland as a corporation on January 20, 2022. Our charter authorizes us to issue: (i) 95,000,000 shares of Common Stock, $0.01 par value per share, and (ii) 5,000,000 shares of preferred stock. We may increase the number of shares of common stock or preferred stock without stockholder consent.

We intend to have a December 31st fiscal year end. In addition, we intend to qualify as a REIT and to be taxed as a REIT under the Code beginning with the year ending December 31, 2024; however, our board of directors may extend such date until the taxable year ending December 31, 2025.

Common Stock in General

Holders of our Common Stock will be entitled to receive such dividends as declared from time to time by our board of directors out of legally available funds, subject to any preferential rights of any preferred stock that we may issue in the future. In any liquidation, each outstanding share of Common Stock entitles its holder to share (based on the percentage of shares held) in the assets that remain after we pay our liabilities and any preferential dividends owed to preferred stockholders, if any. Holders of shares of Common Stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue, nor will holders of our shares of Common Stock have any preference, conversion, exchange, sinking fund, redemption, or appraisal rights. Our Common Stock will be non-assessable by us upon our receipt of the consideration for which our board of directors authorized its issuance.

Our board of directors has authorized the issuance of shares of Common Stock without certificates. We will not issue shares in certificated form. Information regarding restrictions on the transferability of our shares that, under Maryland law, would otherwise have been required to appear on our stock certificates will instead be furnished to stockholders upon request and without charge.

We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Voting Common Stock

Subject to the restrictions in our charter on transfer and ownership of shares and except as may otherwise be specified in the charter, the holders of Common Stock are entitled to one vote per share on all matters submitted to a stockholder vote, including election of our directors. Therefore, the holders of a majority of our outstanding shares of Common Stock can elect our entire board of directors. Except as set forth in our charter, including any articles supplementary with respect to any series of preferred stock we may issue in the future, the holders of Common Stock will possess exclusive voting power. Our charter does not provide for cumulative voting in the election of our directors.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without approval of the holders of the Common Stock. Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences, and privileges attributable to the Common Stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control.

Meetings and Special Voting Requirements

An annual meeting of our stockholders will be held each year, on a date and at the time and place set by our board of directors.

Special meetings of stockholders may be called by the chairman of our board of directors, chief executive officer or our board of directors. In addition, a special meeting of the stockholders must be called to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting and the satisfaction by such stockholders of certain procedural requirements set forth in our bylaws.

The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. The affirmative vote of a plurality of all votes cast is sufficient to elect a director. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is sufficient to approve any other matter which properly comes before the meeting.

Under the Maryland General Corporation Law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Except for amendments of our charter relating to the restrictions on transfer and ownership of shares and the vote required to amend certain provisions of our charter and except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the charter, any amendment to our charter will be valid only if it is declared advisable by our board of directors and approved by the affirmative vote of holders of shares entitled to cast at least two-thirds of all votes entitled to be cast on the matter.

Restrictions on Ownership of Shares

Ownership Limit

To maintain our REIT qualification, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals under the Code) during the last half of each taxable year. In addition, at least 100 persons who are independent of us and each other must beneficially own our outstanding shares for at least 335 days per 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences will not apply to any period prior to the second year for which we elect to be taxable as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Code. However, we cannot assure you that this prohibition will be effective.

To help ensure that we meet these tests, our charter prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock unless exempted by our board of directors. Our board of directors may waive 9.8% ownership limitations with respect to a particular person if our board of directors receives evidence that ownership in excess of the limit will not jeopardize our REIT status. For purposes of this provision, we treat corporations, partnerships and other entities as single persons. These 9.8% ownership limitations will apply as of the first date of the second taxable year for which we elect to be treated as a REIT, which will be January 1, 2025, assuming we elect to be treated as a REIT for the taxable year ending December 31, 2024. However, our charter will also prohibit any actual, beneficial or constructive ownership of our shares that causes us to fail to qualify as a REIT (including any ownership that would result in any of our income that would otherwise qualify as “rents from real property” for purposes of the REIT rules to fail to qualify as such) and such ownership limitation shall not be waived. In addition, our charter prohibits a person from owning actually or constructively shares of our outstanding capital stock if such ownership would result in any of our income that would otherwise qualify as “rents from real property” for purposes of the REIT rules to fail to qualify as such.

Any attempted transfer of our shares that, if effective, would result in a violation of our ownership limit or would otherwise cause us to fail to qualify as a REIT (including by virtue of us being “closely held” or through our receipt of related party tenant income) will be null and void and will cause the number of shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries. Any attempted transfer of our shares that, if effective, would result in our shares being owned by fewer than 100 persons will be null and void. The prohibited transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the attempted transfer. We will designate a trustee of the trust that will not be affiliated with us or the prohibited transferee. We will also name one or more charitable organizations as a beneficiary of the shared trust.

Shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The prohibited transferee will not benefit economically from any of the shares held in trust, will not have any rights to dividends or dividends, and will not have the right to vote or any other rights attributable to the shares held in the trust. The trustee will receive all dividends and dividends on the shares held in trust and will hold such dividends or dividends in trust for the benefit of the charitable beneficiary. The trustee may vote any shares held in trust.

Within 20 days of receiving notice from us that any of our shares have been transferred to the trust for the charitable beneficiary, the trustee will sell those shares to a person designated by the trustee whose ownership of the shares will not violate the above restrictions. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee and to the charitable beneficiary as follows. The prohibited transferee will receive the lesser of (i) the price paid by the prohibited transferee for the shares or, if the prohibited transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the prohibited transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the prohibited transferee, then (i) the shares will be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess will be paid to the trustee upon demand.

In addition, shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee.

Any person who acquires or attempts to acquire shares in violation of the foregoing restrictions or who would have owned the shares that were transferred to any such trust must give us immediate written notice of such event, and any person who proposes or attempts to acquire or receive shares in violation of the foregoing restrictions must give us at least 15 days’ written notice prior to such transaction. In both cases, such persons will provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT. The 9.8% ownership limitations described above do not apply to any underwriter in an offering of our shares or to a person or persons exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized.

Within 30 days after the end of each taxable year, every owner of 5% or more of our outstanding capital stock will be asked to deliver to us a statement setting forth the number of shares owned directly or indirectly by such person and a description of how such person holds the shares. Each such owner will also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with our ownership limit.

These restrictions could delay, defer or prevent a transaction or change in control of us that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders.

Investment Criteria, Minimum Investment and Transfer Restrictions

Purchasers of the Common Stock in this offering must be “qualified investors,” as defined in Regulation A promulgated under the Securities Act. See “Investment Criteria.” All transfers and subsequent sales of the Common Stock must comply with applicable state and federal securities laws.

The minimum investment required in this offering is $2,000, or 100 Shares based on the initial Transaction Price of $20.00 per Share. Pursuant to a board policy, you may not transfer your shares of common stock in a manner that causes you or your transferee to own fewer than the number of shares of common stock required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift; transfers by inheritance; intra-family transfers; family dissolutions; transfers to affiliates; and transfers by operation of law. These minimum investment requirements are applicable unless and until the Common Stock is listed on a national securities exchange, and these requirements may make it more difficult for you to sell your Shares. We cannot assure you that the Common Stock will ever be listed on a national securities exchange.

Stockholder Redemption Plan

While you should view this investment as long-term, we have adopted a redemption plan whereby, on an ongoing basis, a stockholder may obtain liquidity monthly, following a minimum sixty (60) day waiting period after submitting their redemption request. The Manager has designed our redemption plan with a view towards providing investors with an initial period in which they can decide whether a long-term investment in NLI REIT II is right for them. In addition, despite the illiquid nature of the assets expected to be held by NLI REIT II, the Manager believes it is best to provide the opportunity for ongoing liquidity in the event stockholders need it in the form of a discounted redemption price prior to year 5, which economic benefit indirectly accrues to stockholders who have not requested redemption.

Pursuant to our redemption plan, a stockholder may only (a) have one outstanding redemption request at any given time and (b) request that we redeem up to the lesser of 1,000 Shares or $20,000 per each redemption request. In addition, the redemption plan is subject to certain liquidity limitations, which may fluctuate depending on the liquidity of the real estate assets held by us.

The calculation of the redemption price will depend, in part, on whether a stockholder requests redemption within the first eighty-nine (89) days of first acquiring the Shares (the “Introductory Period”) or thereafter (the “Post-Introductory Period”).

During the Introductory Period, the per Share redemption price will be equal to the purchase price of the Shares being redeemed reduced by (i) the aggregate sum of distributions paid with respect to such Shares, rounded down to the nearest cent and (ii) the aggregate sum of distributions, if any, declared but unpaid on the Shares subject to the redemption request. In other words, a Stockholder would receive back their original investment amount, from the redemption price paid, prior distributions received and distributions that have been declared (and that will be received when paid) but would not receive any amounts in excess of their original investment amount.

During the Post-Introductory Period, the per Share redemption price will be calculated based on a declining discount to the per Share price for our Shares in effect at the time of the redemption request and rounded down to the nearest cent. In addition, the redemption plan is subject to certain liquidity limitations, which may fluctuate depending on the liquidity of the real estate assets held by us. During the Post-Introductory Period, the redemption price with respect to the Shares that are subject to the redemption request will not be reduced by the aggregate sum of distributions, if any, that have been (i) paid with respect to such Shares prior to the date of the redemption request or (ii) declared but unpaid on such Shares with record dates during the period between the redemption request date and the redemption date.

Holding Period from Date of Settlement	Effective Redemption Price (as percentage of per Share redemption price) (1)
Less than 90 days (Introductory Period)	100.0	%(2)(3)
90 days until 3 years	95.0	%(4)
3 years to 4 years	96.0	%(5)
4 years to 5 years	97.0	%(6)
More than 5 years	100.0	%(7)

(1)	The Effective Redemption Price will be rounded down to the nearest $0.01.

(2)	The per Share redemption price during the Introductory Period is calculated based upon the purchase price of the Shares, not the per Share price in effect at the time of the redemption request.

(3)	The Effective Redemption Price during the Introductory Period will be reduced by the aggregate sum of distributions paid or payable on such Shares, the amount of which we are unable to calculate at this time.

(4)	For Shares held at least ninety (90) days but less than three (3) years, the Effective Redemption Price includes the fixed 5% discount to the per Share price for our Shares in effect at the time of the redemption request.

(5)	For Shares held at least three (3) years but less than four (4) years, the Effective Redemption Price includes the fixed 4% discount to the per share price for our Shares in effect at the time of the redemption request.

(6)	For Shares held at least four (4) years but less than five (5) years, the Effective Redemption Price includes the fixed 3% discount to the per share price for our Shares in effect at the time of the redemption request.

(7)	For Shares held at least five (5) years, the Effective Redemption Price does not include any discount to the per share price for our shares in effect at the time of the redemption request.

In addition, in the event the Manager determines, in its sole discretion, that we do not have sufficient funds available to redeem all of the Shares for which redemption requests have been submitted during any given month, such pending requests will be honored on a pro-rata basis, if at all. In the event that not all redemptions are being honored in a given month, the redemption requests not fully honored will have the remaining amount of such redemption requests considered during the next month in which redemptions are being honored. Accordingly, all unsatisfied redemption requests will be treated as requests for redemption on the next date on which redemptions are being honored, with redemptions processed on a pro-rata basis, if at all.

If funds available for the redemption plan are not sufficient to accommodate all redemption requests on such future redemption date, Shares will be redeemed on a pro-rata basis, if at all.

We intend to limit stockholders to one (1) redemption request outstanding at any given time, meaning that, if a stockholder desires to request more or less Shares be redeemed, such stockholder must first withdraw the first redemption request, which may affect whether the request is considered in the “Introductory Period” or “Post-Introductory Period”. For investors who hold Shares with more than one record date, redemption requests will be applied to such Shares in the order in which they settled, on a last in first out basis – meaning, those Shares that have been continuously held for the shortest amount of time will be redeemed first. In addition, we intend to limit individual redemption requests to the lesser of 1,000 Shares or $20,000 per each redemption request, which may affect whether the entirety of a redemption request will be considered to be in the “Introductory Period” or “Post-Introductory Period”.

In accordance with the SEC’s current guidance on redemption plans, we intend to limit redemptions in any calendar month to Shares whose aggregate value (based on the repurchase price per Share in effect as of the redemption date) is less than or equal to 0.5% of the NAV of all of our outstanding Shares as of the first day of such calendar month, and intend to limit the amount redeemed in any calendar quarter to Shares whose aggregate value (based on the repurchase price per Share in effect as of the redemption date) is 1.25% of the NAV of all of our outstanding Shares as of first day of the last month of such calendar quarter (e.g., March 1, June 1, September 1, or December 1), with excess capacity carried over to later calendar quarters in that calendar year. However, as we intend to make a number of commercial real estate investments of varying terms and maturities, the Manager may elect to increase or decrease the number of Shares available for redemption in any given month or quarter, as these commercial real estate assets are paid off or sold, but we do not intend to redeem more than 5.00% of the Shares outstanding during any calendar year. Notwithstanding the foregoing, we are not obligated to redeem Shares under the redemption plan.

Further, the Manager may in its sole discretion, amend, suspend, or terminate the redemption plan at any time without prior notice, including to protect our operations and our non-redeemed stockholders, to prevent an undue burden on our liquidity, to preserve our status as a REIT, following any material decrease in our NAV, or for any other reason. However, in the event that we amend, suspend or terminate our redemption plan, we will post such information on the NOYACK platform to disclose such amendment. The Manager may also, in its sole discretion, decline any particular redemption request if it believes such action is necessary to preserve our status as a REIT.

Stockholders will continue to receive distributions with respect to the Shares that are subject to a redemption request between the time you make such a redemption request and the effective date of the redemption. However, if you redeem your Shares during the Introductory Period, those distributions will be credited against the redemption price otherwise payable to you such that your redemption price will be no greater than your original investment.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

(1)	actual receipt of an improper benefit or profit in money, property or services; or
(2)	active and deliberate dishonesty established by a final judgment, and which is material to the cause of action.

Our charter contains such a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law. These limitations of liability do not apply to liabilities arising under the federal securities laws and do not generally affect the availability of equitable remedies such as injunctive relief or rescission.

Our charter also authorizes NLI REIT II, to the maximum extent permitted by Maryland law, to obligate NLI REIT II to indemnify any present or former director or officer or any individual who, while a director or officer of NLI REIT II and at the request of NLI REIT II, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of NLI REIT II and at the request of NLI REIT II, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

(1)	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;
(2)	the director or officer actually received an improper personal benefit in money, property or services; or
(3)	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

(1)	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and a written undertaking by him or her on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF NL REIT II OP, LP

The following summary of the terms of the Agreement of Limited Partnership of our Operating Partnership does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement of Limited Partnership of NL REIT II OP, LP, a copy of which may be obtained by contacting NLI REIT II. See “Additional Information.”

Management

NLI REIT II is the sole general partner (the “General Partner”) of our Operating Partnership, which is organized as a Delaware limited partnership. We will conduct substantially all of our operations and make substantially all of our investments through our Operating Partnership. Pursuant to the partnership agreement, we have full, exclusive and complete responsibility and discretion in the management and control of our Operating Partnership, including the ability to cause our Operating Partnership to enter into certain major transactions including acquisitions, dispositions and refinancings, make distributions to partners, including NLI REIT II, and to cause changes in our Operating Partnership’s business activities. The partnership agreement will require that our Operating Partnership be operated in a manner that permits us to qualify as a REIT.

Transferability of General Partner Interests

We may voluntarily withdraw from our Operating Partnership or transfer or assign our interest in our Operating Partnership or engage in any merger, consolidation or other combination, or sale of all or substantially all of our assets without obtaining the consent of limited partners if either:

(1)	following such transaction, the equity holders of the surviving entity are substantially identical to our existing stockholders;
(2)	as a result of such a transaction, all limited partners (other than NLI REIT II), will receive for each common unit an amount of cash, securities and other property equal in value to the greatest amount of cash, securities and other property paid in the transaction to a holder of shares of Common Stock, provided that if, in connection with the transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, each holder of OP Units (other than those held by our company or its subsidiaries) shall be given the option to exchange its OP Units for the greatest amount of cash, securities or other property that a limited partner would have received had it (A) exercised its redemption right (described below) and (B) sold, tendered or exchanged pursuant to the offer the shares of our common stock received upon exercise of the redemption right immediately prior to the expiration of the offer;

(3)	if immediately after such a transaction (i) substantially all of the assets of the successor or surviving entity, other than OP Units held by us, are owned, directly or indirectly, by our Operating Partnership, provided that if, in connection with the transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, each holder of OP Units (other than those held by our company or its subsidiaries) shall be given the option to exchange its OP Units for the greatest amount of cash, securities or other property that a limited partner would have received had it (A) exercised its redemption right (described below) and (B) sold, tendered or exchanged pursuant to the offer the shares of Common Stock received upon exercise of the redemption right immediately prior to the expiration of the offer; or
(4)	the transaction is to a wholly owned subsidiary.

Following such transfers, the General Partner may withdraw as the general partner.

Limited partners generally have no voting or consent rights, except as set forth above and for certain amendments to the partnership agreement. Amendments to reflect the issuance of additional partnership interests or to set forth or modify the designations, rights, powers, duties and preferences of holders of any additional partnership interests in the partnership may be made by the General Partner without the consent of the limited partners. In addition, amendments that would not adversely affect the rights of the limited partners in any material respect and certain other specified types of amendments may be made by the General Partner without the consent of the limited partners. Otherwise, amendments to the partnership agreement that would adversely affect the rights of the limited partners in any material respect must be approved by limited partners holding a majority of the OP Units (including the OP Units held by our company and our affiliates) and, if such amendments would modify certain provisions of the partnership agreement relating to distributions, allocations, and redemptions, among others, the consent of a majority in interest of the OP Units held by limited partners (other than NLI REIT II and its affiliates) is required if such an amendment would disproportionately affect such limited partners. In addition, any amendment to the partnership agreement that would convert a limited partner interest into a general partner interest (except for our acquiring such interest) or modify the limited liability of a limited partner would require the consent of each limited partner adversely affected or otherwise will be effective against only those limited partners who provide consent.

Capital Contributions

We will contribute, directly, to our Operating Partnership substantially all of the net proceeds from this offering in exchange for OP Units. The partnership agreement provides that if our Operating Partnership requires additional funds at any time in excess of funds available to our Operating Partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to our Operating Partnership on the same terms and conditions as are applicable to our borrowing of such funds. Under the partnership agreement, if we issue any additional equity securities, we are obligated to contribute the proceeds from such issuance as additional capital to our Operating Partnership and we will receive additional OP Units with economic interests substantially similar to those of the securities we issued. In addition, if we contribute additional capital to our Operating Partnership, we generally will revalue the property of our Operating Partnership to its fair market value (as determined by us) and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the partnership agreement if there were a taxable disposition of such property for its fair market value (as determined by us) on the date of the revaluation. Our Operating Partnership may issue preferred partnership interests, in connection with acquisitions of property, our issuance of preferred shares or otherwise, which could have priority over common partnership interests with respect to dividends from our Operating Partnership, including the partnership interests we own.

Redemption Rights

Pursuant to the partnership agreement, any future limited partners (including participants in UPREIT transactions), other than NLI REIT II or its subsidiaries (except to the extent described below), will receive redemption rights, which, beginning two years after issuance, will enable them to cause our Operating Partnership to redeem the OP Units held by such limited partners in exchange for cash or, at our option, shares of Common Stock on a one-for-one basis, twice a year on the last business days of June and December. The cash redemption amount per common unit would be calculated as a percentage of the NAV per share of Common Stock in effect at the time of the redemption. The number of shares of Common Stock issuable upon redemption of OP Units held by limited partners may be adjusted upon the occurrence of certain events such as stock dividends, stock subdivisions or combinations. We expect to fund cash redemptions, if any, out of available cash or borrowings. The partnership agreement provides that, until such time as the Common Stock is listed for trading on a stock exchange, a limited partner may make its redemption request contingent on such limited partner’s OP Units being redeemed by the Operating Partnership for cash. Notwithstanding the foregoing, a limited partner will not be entitled to exercise its redemption rights if the delivery of Common Stock to the redeeming limited partner could cause:

(1)	the redeeming partner or any other person to violate any of the restrictions on ownership and transfer of our stock contained in our charter;
(2)	a termination of our Operating Partnership for U.S. federal or state income tax purposes (except as a result of the redemption of all units other than those owned by us);
(3)	our Operating Partnership to cease to be classified as a partnership for U.S. federal income tax purposes (except as a result of the redemption of all units other than those owned by us);
(4)	our Operating Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(e) of the Code);
(5)	any portion of the assets of our Operating Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101;
(6)	our Operating Partnership to become a “publicly traded partnership,” as such term is defined in Section 7704(b) of the Code, that is taxable as a corporation for U.S. federal income tax purposes;
(7)	our Operating Partnership to be regulated under the Investment NLI REIT II Act, the Investment Advisers Act, or ERISA; or
(8)	an adverse effect on our ability to continue to qualify as a REIT or, except with our consent, cause any taxes to become payable by us under Section 857 or Section 4981 of the Code.

We may, in our sole and absolute discretion, waive any of these restrictions.

In addition to the foregoing, (i) to the extent we redeem Common Stock, the Operating Partnership may redeem common units held by NLI REIT II in order to give effect to such redemption of Common Stock and (ii) the Operating Partnership may make certain other anti-dilutive adjustments to NLI REIT II’s ownership of common units in order to effect the varying economic arrangements between NLI REIT II on the one hand and the other investors in the Operating Partnership on the other hand (e.g., the disproportionate bearing of certain fees and expenses).

Reimbursement of Expenses

In addition to the administrative and operating costs and expenses incurred by our Operating Partnership, our Operating Partnership will pay all of our administrative costs and expenses, including:

(1)	all expenses relating to our formation and continuity of existence and operation;
(2)	all expenses relating to our organizational costs and the costs of this offering;
(3)	all expenses relating to registrations and repurchases of securities;
(4)	all expenses associated with the preparation and filing of any of our periodic or other reports and communications under U.S. federal, state or local laws or regulations;
(5)	all expenses associated with our compliance with laws, rules and regulations promulgated by any regulatory body;
(6)	all expenses for compensation of our directors, director nominees and officers; and
(7)	all of our other operating or administrative costs incurred in the ordinary course of business on behalf of our Operating Partnership.

Fiduciary Responsibilities

Our directors and officers have duties under applicable Maryland law to manage NLI REIT II in a manner consistent with the best interests of our stockholders. At the same time, we, as the general partner of our Operating Partnership, will have fiduciary duties under applicable Delaware law to manage our Operating Partnership in a manner beneficial to our Operating Partnership and its partners. Our duties to our Operating Partnership and its limited partners, therefore, may come into conflict with the duties of our directors and officers to our stockholders. The limited partners of our Operating Partnership expressly will acknowledge that, as the general partner of our Operating Partnership, we are acting for the benefit of our Operating Partnership, the limited partners and our stockholders collectively. When deciding whether to cause our Operating Partnership to take or decline to take any actions, we, as the General Partner, will be under no obligation to give priority to the separate interest of (i) the limited partners in our Operating Partnership (including, without limitation, tax considerations of our limited partners except as provided in a separate written agreement) or (ii) our stockholders.

Distributions

The partnership agreement provides that, subject to the terms of any preferred partnership interests, our Operating Partnership will make non-liquidating distributions at such time and in such amounts as determined by us in our sole discretion, to us and the limited partners in accordance with their respective percentage interests in our Operating Partnership.

Upon liquidation of our Operating Partnership, after payment of, or adequate provision for, debts and obligations of the partnership, including any partner loans and subject to the terms of any preferred partnership interests, any remaining assets of the partnership will be distributed to us and the limited partners with positive capital accounts in accordance with their respective positive capital account balances.

Allocations

Profits and losses of our Operating Partnership (including depreciation and amortization deductions) for each taxable year generally will be allocated to us and the other limited partners in accordance with the respective percentage interests in our Operating Partnership, subject to certain allocations to be made with respect to long-term incentive plan (“LTIP”) Units as described below or the terms of any preferred partnership interests or to effect the varying economic arrangements between the REIT on the one hand and the other investors in the Operating Partnership on the other hand (i.e., the disproportionate bearing of certain fees and expenses). All of the foregoing allocations are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and Treasury Regulations promulgated thereunder. To the extent Treasury Regulations promulgated pursuant to Section 704(c) of the Code permit, we, as the General Partner, shall have the authority to elect the method to be used by our Operating Partnership for allocating taxable items with respect to any contributed property acquired in connection with this offering or thereafter for which fair market value differs from the adjusted tax basis at the time of contribution, or with respect to properties that are revalued and carried for purposes of maintaining capital accounts at a value different from adjusted tax basis at the time of revaluation, and such election shall be binding on all partners.

LTIP Units

We may cause our Operating Partnership to issue LTIP Units, which are intended to qualify as “profits interests” in our Operating Partnership for U.S. federal income tax purposes, to persons providing services to our Operating Partnership. LTIP Units may be issued subject to vesting requirements, which, if they are not met, may result in the automatic forfeiture of any LTIP Units issued. Generally, LTIP Units will be entitled to the same non-liquidating distributions and allocations of profits and losses as the OP Units on a per unit basis.

As with OP Units, liquidating distributions with respect to LTIP Units are made in accordance with the positive capital account balances of the holders of these LTIP Units to the extent associated with these LTIP Units. However, unlike OP Units, upon issuance, LTIP Units generally will have a capital account equal to zero. Upon the sale of all or substantially all of the assets of our Operating Partnership or a book-up event for tax purposes in which the book values of our Operating Partnership’s assets are adjusted, holders of LTIP Units will be entitled to priority allocations of book gain that may be allocated by our Operating Partnership to increase the value of their capital accounts associated with their LTIP Units until these capital accounts are equal, on a per unit basis, to the capital accounts associated with the OP Units. However, if, following the issuance of an LTIP Unit, the assets of our Operating Partnership are booked down in connection with a book-up event prior to a time at which the LTIP Unit has been specially allocated book gain in an amount necessary to bring its associated capital account balance to the same level as the capital account balance of an OP Unit, book-up gains with respect to subsequent book-up events will not be specially allocated on a priority basis to the LTIP Unit until the cumulative book-up gains of the operating partnership exceed cumulative book losses of the operating partnership during the period from the issuance of such LTIP Unit through the date of such allocation. The amount of these priority allocations will determine the liquidation value of the LTIP Units. In addition, once the capital account associated with a vested LTIP Unit has increased to an amount equal, on a per unit basis, to the capital accounts associated with the OP Units, that LTIP Unit generally may be converted into an OP Unit. The book gain that may be allocated to increase the capital accounts associated with LTIP Units is comprised in part of unrealized gain, if any, inherent in the property of our Operating Partnership on an aggregate basis at the time of a book-up event. Book-up events are events that, for U.S. federal income tax purposes, require a partnership to revalue its property and allocate any unrealized gain or loss since the last book-up event to its partners. Book-up events generally include, among other things, the issuance or redemption by a partnership of more than a de minimis partnership interest.

LTIP Units are not entitled to the redemption right described above, but any OP Units into which LTIP Units are converted are entitled to this redemption right. LTIP Units, generally, vote with the OP Units and do not have any separate voting rights except in connection with actions that would materially and adversely affect the rights of the LTIP Units.

Term

Our Operating Partnership will continue indefinitely, or until sooner dissolved upon:

(1)	our bankruptcy, dissolution or withdrawal (unless the limited partners elect to continue the partnership);
(2)	the sale or other disposition of all or substantially all of the assets of our Operating Partnership;
(3)	an election by us in our capacity as the general partner; or
(4)	entry of a decree of judicial dissolution.

Tax Matters

Our Operating Partnership agreement will provide that we, as the sole General Partner of our Operating Partnership, will be the tax matters partner or partnership representative of our Operating Partnership and will have authority to handle tax audits and to make tax elections under the Code on behalf of our Operating Partnership.

Dividend Reinvestment Plan

We have adopted a dividend reinvestment plan pursuant to which you may elect to have your dividends and other distributions reinvested in additional Shares. The following discussion summarizes the principal terms of this plan.

Eligibility

All of our common stockholders are eligible to participate in our dividend reinvestment plan. You must cease participation in our dividend reinvestment plan if you no longer meet the suitability standards or cannot make the other investor representations set forth in the then-current Memorandum or in the subscription agreement. Participants must agree to notify us promptly when they no longer meet these standards. See the “Plan of Distribution—Who May Invest” and the form of subscription agreement attached hereto as Appendix A.

Election to Participate

You may elect to participate in the dividend reinvestment plan by completing the subscription agreement or other approved enrollment form available from us. Your participation in the dividend reinvestment plan will begin with the next distribution made after receipt of your enrollment form. You can choose to have all or a portion of your dividends reinvested through the dividend reinvestment plan. You may also change the percentage of your dividends that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. You must make any election to increase your level of participation through us.

Stock Purchases

Shares will be purchased under the dividend reinvestment plan on the regular distribution payment dates. The purchase of fractional Shares is a permissible and likely result of the reinvestment of dividends under the dividend reinvestment plan. The purchase price for Shares purchased under the dividend reinvestment plan will be the Transaction Price in effect at the time of such purchase.

Account Statements

You or your designee will receive a confirmation of your purchases under the dividend reinvestment plan no less than quarterly. Your confirmation will disclose the following information:

(1)	each dividend reinvested for your account during the period;
(2)	the date of the reinvestment;
(3)	the number and price of the Shares purchased by you; and
(4)	the total number of Shares in your account.

In addition, within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of Shares owned, and the amount of dividends made in the prior year. We will also provide to all participants in the plan, without charge, all supplements to and updated versions of this Memorandum, as required under applicable securities laws.

Use of Proceeds

We expect to use the net proceeds from the sale of Shares under our dividend reinvestment plan to provide funds for the redemption of Shares submitted for redemption under our stockholder redemption plan (see “Description of Capital Stock and Certain Provisions of Maryland Law, Our Charter and Bylaws—Stockholder Redemption Plan”) and for general working capital purposes.

Voting

You may vote all Shares, including fractional Shares, that you acquire through the dividend reinvestment plan.

Tax Consequences of Participation

If you elect to participate in the dividend reinvestment plan and are subject to federal income taxation, you will incur a tax liability for dividends allocated to you even though you have elected not to receive the dividends in cash but rather to have the dividends withheld and reinvested pursuant to the dividend reinvestment plan. Specifically, you will be treated as if you have received the dividends from us in cash and then applied such dividends to the purchase of additional Shares. You will be taxed on the amount of the dividend as a dividend to the extent such distribution is from current or accumulated earnings and profits unless we have designated all or a portion of the dividend as a capital gain distribution. See “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Considerations for Holders of our Stock.”

Termination of Participation

Once enrolled, you may continue to purchase shares under our dividend reinvestment plan until we have sold all of the Shares in this offering, have terminated this offering or have terminated the dividend reinvestment plan. You may terminate your participation in the dividend reinvestment plan at any time by providing us with written notice. For your termination to be effective for a particular dividend, we must have received your notice of termination at least 10 business days prior to the last day of the fiscal period to which the dividend relates. Any transfer of your Shares will affect a termination of the participation of those Shares in the dividend reinvestment plan. We will terminate your participation in the dividend reinvestment plan to the extent that a reinvestment of your dividends would cause you to violate the ownership limit contained in our charter unless you have obtained an exemption from the ownership limit from our board of directors.

Amendment or Termination of Plan

We may amend or terminate the dividend reinvestment plan for any reason at any time upon 10 days’ notice to the participants. We may provide notice by including such information in a separate mailing to the participants.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and relating to the purchase, ownership and disposition of our shares of common stock. Because this is a summary that is intended to address only certain material U.S. federal income tax considerations relating to the ownership and disposition of our common stock generally applicable to holders, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

(1)	the tax consequences to you may vary depending on your particular tax situation;
(2)	special rules that are not discussed below may apply to you if, for example, you are a broker-dealer, a trust, an estate, a regulated investment company, a REIT, a financial institution, an insurance company, a person who holds 10% or more (by vote or value) of our stock, a person holding their interest through a partnership or similar pass-through entity, a person subject to the alternative minimum tax provisions of the Code, a person holding our common stock as part of a “straddle,” “hedge,” “short sale,” “conversion transaction,” “synthetic security” or other integrated investment, a person who marks-to-market our common stock or preferred stock, a U.S. expatriate, a U.S. stockholder (as defined below) whose functional currency is not the U.S. dollar or are otherwise subject to special tax treatment under the Code;
(3)	this summary does not address state, local or non-U.S. tax considerations;
(4)	this summary does not address other federal tax considerations aside from U.S. federal income taxes, such as alternative minimum taxes or estate taxes;
(5)	this summary assumes that stockholders hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code;
(6)	this summary does not address U.S. federal income tax considerations applicable to tax-exempt organizations and non-U.S. persons, except to the limited extent described below; and
(7)	this discussion is not intended to be, and should not be construed as, tax advice.

You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of ownership and disposition of our common stock on your particular tax situation, including any state, local or non-U.S. tax consequences.

For purposes of this discussion, references to “we,” “us” or “our” and any similar terms, refer solely to NLI REIT II and not our Operating Partnership or any other subsidiary.

The information in this section is based on the current Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion that do not bind the IRS or the courts, and that a court could agree with the IRS. Accordingly, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary is also based upon the assumption that we will operate NLI REIT II and its subsidiaries and affiliates in accordance with their applicable organizational documents.

The federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of United States federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of NLI REIT II

General

We intend to elect to be taxed as a REIT beginning with the taxable year ending December 31, 2024, which may be extended by our board of directors until the taxable year ending December 31, 2025. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to stockholders if it meets the applicable REIT distribution requirements and other requirements for qualification.

We believe that our ownership, form of organization and our operations through the date hereof and our proposed ownership, organization and method of operations thereafter have enabled and will enable us to qualify as a REIT beginning with our taxable year ended December 31, 2024. Our qualification and taxation as a REIT will depend on our ability to meet on a continuing basis, through actual operating results, asset composition, distribution levels, diversity of share ownership, and various other qualification tests imposed under the Code discussed below. In addition, our ability to qualify as a REIT depends in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest. Our ability to qualify as a REIT for a particular year also requires that we satisfy certain asset and gross income tests during such year, some of which depend upon the fair market values of assets in which we directly or indirectly own an interest. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Requirements for Qualification—Failure to Qualify.”

So long as we qualify for taxation as a REIT, we generally will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal income tax on our net income that we distribute currently to our stockholders. This treatment substantially eliminates “double taxation” (that is, taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation.

However, even if we qualify for taxation as a REIT, we will be subject to federal income tax as follows:

(1)	We will be taxed at regular corporate rates on any undistributed “REIT taxable income.” REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid. See “—Requirements for Qualification—Annual Distribution Requirements.”
(2)	If we have net income from “prohibited transactions,” we will be subject to a 100% tax on this income. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property. See “—Requirements for Qualification—Prohibited Transactions.”

(3)	If we elect to treat property that we acquire with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property will be subject to tax at the highest corporate rate. See “—Requirements for Qualification—Prohibited Transactions” and “—Requirements for Qualification—Foreclosure Property.”
(4)	If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the gross income attributable to the greater of either (1) the amount by which we fail the 75% gross income test for the taxable year or (2) the amount by which we fail the 95% gross income test for the taxable year, multiplied by a fraction intended to reflect our profitability. See “—Requirements for Qualification—Income Tests.”
(5)	If we fail to satisfy any of the REIT asset tests, as described below, other than a failure by a de minimis amount of the 5% or 10% assets tests, and we qualify for and satisfy certain cure provisions, then we will be required to pay a tax equal to the greater of $50,000 or the product of (x) the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests and (y) the highest U.S. federal income tax rate then applicable to corporations. See “—Requirements for Qualification—Asset Tests.”
(6)	If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure. See “—Requirements for Qualification—Failure to Qualify.”
(7)	If we fail to qualify for taxation as a REIT because we fail to distribute by the end of the relevant year any earnings and profits we inherit from a taxable C corporation during the year (e.g., by tax-free merger or tax-free liquidation), and the failure is not due to fraud with intent to evade tax, we generally may retain our REIT status by paying a special distribution, but we will be required to pay an interest charge on 50% of the amount of undistributed non-REIT earnings and profits. See “—Requirements for Qualification—General.”
(8)	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification—General.”
(9)	We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the sum of 85% of our REIT ordinary income for the year, 95% of our REIT capital gain net income for the year; and any undistributed taxable income from prior taxable years. See “—Requirements for Qualification—Annual Distribution Requirement.”
(10)	We will be subject to a 100% penalty tax on some payments we receive or on certain other amounts (or on certain expenses deducted by our TRS) if arrangements among us, our tenants and/or our TRS are not comparable to similar arrangements among unrelated parties. See “—Requirements for Qualification—Effect of Subsidiary Entities.”
(11)	We may be subject to tax on gain recognized in a taxable disposition of assets acquired by way of a tax-free merger or other tax-free reorganization with a non-REIT corporation or a tax-free liquidation of a non-REIT corporation into us. Specifically, to the extent we acquire any asset from a C corporation in a carry-over basis transaction and we subsequently recognize gain on a disposition of such asset during a five-year period beginning on the date on which we acquired the asset, then, to the extent of any “built-in gain,” such gain will be subject to U.S. federal income tax at the highest regular corporate tax rate, which is currently 35%. Built-in gain means the excess of (i) the fair market value of the asset as of the beginning of the applicable recognition period over (ii) our adjusted basis in such asset as of the beginning of such recognition period. See “—Requirements for Qualification—Tax on Built-in Gains of Former C Corporation Assets.”
(12)	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would: (1) include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, (2) be deemed to have paid its proportionate share of the tax that we paid on such gain and (3) be allowed a credit for its proportionate share of the tax deemed to have been paid, with an adjustment made to increase the stockholders’ basis in our stock. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Dividends.”
(13)	We may have subsidiaries or own interests in other lower-tier entities that are C corporations that will elect, jointly with us, to be treated as our TRSs, the earnings of which would be subject to U.S. federal corporate income tax. See “—Requirements for Qualification—Effect of Subsidiary Entities.”

No assurance can be given that the amount of any such U.S. federal income taxes will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local and foreign income, franchise, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

General

We intend to elect to be taxed as a REIT under the Code effective with our taxable year ended December 31, 2024 or such later date as determined by our board of directors. In order to have so qualified, we must have met and continue to meet the requirements discussed below, relating to our organization, ownership, sources of income, nature of assets and dividends of income to stockholders, beginning with our taxable year ended December 31, 2024, unless otherwise noted.

The Code defines a REIT as a corporation, trust, or association:

(1)	that is managed by one or more trustees or directors;
(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;
(3)	that would be taxable as a domestic corporation, but for its election to be subject to tax as a REIT under Sections 856 through 860 of the Code;
(4)	that is neither a financial institution nor an insurance company subject to applicable provisions of the Code;
(5)	the beneficial ownership of which is held by 100 or more persons for at least 335 days of each taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months;
(6)	during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned directly or indirectly by five or fewer “individuals,” as defined in the Code to include specified entities;
(7)	that makes an election to be taxable as a REIT, or has made this election for a previous taxable year, which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;
(8)	that uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the Code and regulations promulgated thereunder;
(9)	that has no earnings and profits from any non-REIT taxable year as of a successor to any subchapter C corporation at the close of any taxable year; and
(10)	that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

Conditions (1), (2), (3) and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) need not be satisfied during a corporation’s initial tax year as a REIT (which, in our case, we currently intend to be our taxable year ended December 31, 2024).

We believe that after the offering we will have sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our charter provides restrictions regarding the transfer of shares of our capital stock that are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above (as described in “Description of Shares—Restriction on Ownership of Shares.”). These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. In addition, to the extent necessary to assist us in obtaining a sufficient number of stockholders to meet condition (5), we may issue 125 shares of a new series of preferred stock in a private offering.

We intend to comply with condition (7) above by electing to be taxed as a REIT as part of our U.S. federal income tax return for our taxable year ending December 31, 2024, which may be extended by our board of directors until December 31, 2025.

To monitor its compliance with condition (6) above, a REIT is required to send annual letters to its stockholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above. If you fail or refuse to comply with the demands, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

For purposes of condition (8) above, we will use a calendar year for U.S. federal income tax purposes, and we intend to comply with the applicable recordkeeping requirements.

In addition, as described in condition (9) above, a REIT may not have any undistributed C corporation earnings and profits at the end of any taxable year. Upon our election to be taxable as a REIT, any earnings and profits that we may have accumulated while we were taxable as a C corporation would have to be distributed no later than the end of the first year for which we elect REIT status. If we fail to do so, we would not qualify to be taxed as a REIT for that year and a number of years thereafter, unless we are able to rely on certain relief provisions.

The Code provides relief from violations of the REIT gross income requirements, as described below under “—Requirements for Qualification—Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met. REITs that take advantage of this relief provision must pay a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Code extend similar relief in the case of certain violations of the REIT asset requirements (see “—Requirements for Qualification—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met. Again, REITs that take advantage of this relief provision must pay a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests. A REIT that is a partner in a partnership (or a member of a limited liability company or other entity that is treated as a partnership for U.S. federal income tax purposes) will be deemed to own its proportionate share of the assets of the partnership based on its interest in partnership capital and will be deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs, as described below.

Disregarded Subsidiaries. If a REIT owns a corporate subsidiary (including an entity that is treated as an association taxable as a corporation for U.S. federal income tax purposes) that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a TRS, all of the capital stock of which is owned by the REIT (either directly or through other disregarded subsidiaries). For U.S. federal income tax purposes, all assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. Our qualified REIT subsidiaries will not be subject to U.S. federal income taxation but may be subject to state and local taxation in some states. Certain other entities also may be treated as disregarded entities for U.S. federal income tax purposes, generally including any wholly owned domestic unincorporated entity that would be treated as a partnership if it had more than one owner. For U.S. federal income tax purposes, all assets, liabilities and items of income, deduction and credit of any such disregarded entity will be treated as assets, liabilities and items of income, deduction and credit of the owner of the disregarded entity.

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any Common Stock in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation (other than a TRS). See “—Requirements for Qualification—Asset Tests” and “—Requirements for Qualification—Income Tests.”

Taxable REIT Subsidiaries. A TRS is a corporation in which we directly or indirectly own stock and that jointly with us elects to be treated as our TRS under Section 856(l) of the Code. In addition, if we have a TRS that owns, directly or indirectly, securities representing more than 35% of the voting power or value of a subsidiary corporation, that subsidiary would also be treated as our TRS. A TRS is subject to U.S. federal income tax and state and local income tax, where applicable, as a regular C corporation.

Generally, a TRS can perform impermissible tenant services without causing us to receive impermissible tenant services income from those services under the REIT income tests. A TRS may also engage in other activities that, if conducted by us other than through a TRS, could result in the receipt of non-qualified income or the ownership of non-qualified assets. However, several provisions regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, a TRS is limited in its ability to deduct interest payments made to us in excess of a certain amount. In addition, we will be obligated to pay a 100% penalty tax on some payments that we receive or certain other amounts or on certain expenses deducted by the TRS if the economic arrangements among us, our tenants and/or the TRS are not comparable to similar arrangements among unrelated parties.

We may own interests in one or more TRSs that may perform certain services for our tenants, receive management fee income and/or hold interests in joint ventures and private equity real estate funds that might hold assets or generate income that could cause us to fail the REIT income or asset tests or subject us to the 100% tax on prohibited transactions. Our TRSs may incur significant amounts of U.S. federal, state and local income taxes.

The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate and may reduce our ability to pay dividends to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions.

Subsidiary REITs

If any REIT in which we acquire an interest fails to qualify for taxation as a REIT in any taxable year, that failure could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation that is not a REIT or a TRS, as further described below.

Income Tests

To qualify as a REIT, we must satisfy two gross income tests annually. First, at least 75% of our gross income generally must be derived from (1) rents from real property, (2) interest on obligations secured by mortgages on real property or on interests in real property, (3) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (4) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (5) other specified investments relating to real property or mortgages thereon, and (6) for a limited time, temporary investment income. Interest and gain on debt instruments issued by publicly offered REITs that are not secured by mortgages on real property or interests in real property are not qualifying income for the 75% test. Second, at least 95% of our gross income for each taxable year, excluding gross income from prohibited transactions and certain other income and gains described below, must be derived from any combination of income qualifying under the 75% test and dividends, interest and gain from the sale or disposition of stock or securities other than stock or securities held primarily for sale to customers in the ordinary course of our trade or business.

Rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. This limitation does not apply, however, where the lessee leases substantially all of its interest in the property to tenants or subtenants to the extent that the rental income derived by the lessee would qualify as rents from real property had we earned the income directly. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS and either (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (ii) the property leased is a “qualified lodging facility,” as defined in Section 856(d)(9)(D) of the Code, or a “qualified health care property,” as defined in Section 856(e)(6)(D)(i), and certain other conditions are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant number of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” Accordingly, we may not provide “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a TRS) without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of the direct cost to us of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not disqualify any other income from the property that qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.

We may directly or indirectly receive dividends from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These dividends generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such dividends will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95%- and 75%-income tests.

We may receive various fees in connection with our operations relating to the origination or purchase of whole loans secured by first mortgages and other loans secured by real property. The fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by the income and profits of any person. Other fees generally are not qualifying income for purposes of either gross income test and will not be favorably counted for purposes of either gross income test. Any fees earned by any TRS will not be included for purposes of the gross income tests.

We have not derived, and do not anticipate deriving, rents based in whole or in part on the income or profits of any person, rents from related party tenants and/or rents attributable to personal property leased in connection with real property that exceeds 15% of the total rents from that property in sufficient amounts to jeopardize our status as REIT. We also have not derived, and do not anticipate deriving, impermissible tenant service income that exceeds 1% of our total income from any property if the treatment of the rents from such property as non-qualifying rents would jeopardize our status as a REIT.

Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. For purposes of this analysis, real property includes ancillary personal property whose value is less than 15% of the total value of the collateral. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, the fair market value of the personal property is 15% or more of the total value of the collateral, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, then the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is under secured, the income that it generates may nonetheless qualify for purposes of the 95% income test.

We and our subsidiaries may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that generally complies with the various requirements applicable to our qualification as a REIT. In addition, we may be required to retest an otherwise qualifying mezzanine loan if we modify the loan and the modification results in a “significant modification” of the loan for tax purposes. The retesting is applied by comparing the value of the real property collateral at the time of the modification to the outstanding balance of the modified loan. In certain cases, this could result in a previously qualifying loan becoming unqualified in whole or in part. Moreover, if a mezzanine loan or other loan issued by a partnership or disregarded entity was recharacterized as equity for tax purposes, it would likely mean that we should be treated as owning a preferred partnership interest in the underlying assets and would have to include a share of property revenues and gains in our REIT income tests and asset tests as described below. Although loans between unrelated parties are generally respected as debt for tax purposes, no assurance could be given that such loans would not be recharacterized as equity. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the IRS will not challenge the tax treatment of these loans.

In addition, we and our subsidiaries may invest in the preferred equity of an entity that directly or indirectly owns real property. If the issuer of the preferred equity is taxed as a partnership or an entity disregarded as separate from its owners for U.S. federal income tax purposes (aside from a qualified REIT subsidiary), a REIT holding preferred equity generally will be treated as owning an interest in the underlying real estate for REIT purposes. As a result, absent sufficient controls to ensure that the underlying real property is operated in compliance with the REIT rules, preferred equity investments may jeopardize the REIT’s compliance with the REIT income and asset tests described below. In addition, the treatment of interest-like preferred returns in a partnership or a disregarded entity (other than a qualified REIT subsidiary) also is not clear under the REIT rules and could be treated as non-qualifying income. In addition to the risk of loss of REIT status due to non-qualifying income, if the underlying property is dealer property, our gains from the sale of the property would be subject to a 100% tax. More importantly, in many cases the status of debt-like preferred equity as debt or equity for tax purposes is unclear. If the issuer of the preferred equity is a corporation for U.S. federal income tax purposes, such preferred equity generally will be a non-qualifying asset unless the issuer is a REIT, our own qualified REIT subsidiary, or a TRS.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, we attach a schedule of the sources of our income to our federal income tax return and otherwise comply with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally incur unexpectedly exceeds the limits on non-qualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT. Even if these relief provisions apply, a tax would be imposed based on the amount of non-qualifying income.

Asset Tests

At the close of each quarter of our taxable year, we must satisfy five tests relating to the nature of our assets:

(1)	at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. Government securities. Real estate assets include interests in real property (such as land, buildings, leasehold interests in real property and personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed above), interests in mortgages on real property or on interests in real property, shares in other qualifying REITs, stock or debt instruments held for less than one year purchased with the proceeds from an offering of shares of our stock or certain debt, and debt instruments issued by publicly offered REITs;
(2)	not more than 25% of the value of our total assets may be represented by securities other than those in the 75% asset class;
(3)	except for equity investments in REITs, qualified REIT subsidiaries, other securities that qualify as “real estate assets” for purposes of the test described in clause (1) or securities of our TRSs: the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; we may not own more than 10% of any one issuer’s outstanding voting securities; and we may not own more than 10% of the value of the outstanding securities of any one issuer;
(4)	not more than 20% of the value of our total assets may be represented by securities of one or more TRSs; and
(5)	not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.

Securities for purposes of the asset tests may include debt securities that are not fully secured by a mortgage on real property (or treated as such). However, the 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature.

We believe that our assets will comply with the above asset tests and that we can operate so that we can continue to comply with those tests. However, our ability to satisfy these asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination and for which we will not obtain independent appraisals. For example, we may hold significant assets through a TRS or hold significant non-real estate assets (such as certain goodwill), and we cannot provide any assurance that the IRS might not disagree with our determinations.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the 25%, 20% and 5% asset tests and the 10% value limitation at the end of a later quarter solely by reason of changes in the relative values of our assets (including changes in relative values as a result of fluctuations in foreign currency exchange rates). If the failure to satisfy the 25%, 20% or 5% asset tests or the 10% value limitation results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available actions after the close of any quarter as may be required to cure any noncompliance with the 25%, 20% or 5% asset tests or 10% value limitation. If we fail the 5% asset test or the 10% asset test at the end of any quarter, and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets or otherwise satisfy the requirements of such asset tests within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of the total value of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of this amount, as long as the failure was due to reasonable cause and not willful neglect and, following our identification of the failure, we filed a schedule in accordance with the Treasury Regulations describing each asset that caused the failure, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps to satisfy the requirements of the applicable asset test within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred, including the disposition of sufficient assets to meet the asset tests. In such case we would be required to pay a tax equal to the greater of $50,000 or the product of (x) the net income generated by the non-qualifying assets during the period in which we failed to satisfy the relevant asset test and (y) the highest U.S. federal income tax rate then applicable to U.S. corporations.

In addition, see the discussion of investments in loans and preferred equity above under “Income Tests” and the discussion below under “Investments in Loans and Preferred Equity” for a discussion of how such investments could impact our ability to meet the asset tests.

Sale-Leaseback Transactions

We may make investments in the form of sale-leaseback transactions. We intend to treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the IRS might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the asset tests or the income tests described above, and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described below for one or more taxable years absent the availability of the deficiency dividend procedure or might result in a larger portion of our dividends being treated as ordinary income to our stockholders.

Annual Distribution Requirements

To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to (1) the sum of (a) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (b) 90% of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of non-cash income. For purposes of the distribution requirements, any built-in gain (net of the applicable tax) we recognize during the applicable recognition period that existed on an asset at the time we acquired it from a C corporation in a carry-over basis transaction will be included in our REIT taxable income. See “—Requirements for Qualification—Tax on Built-in Gains of Former C Corporation Assets” for a discussion of the possible recognition of built-in gain. These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made.

In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is generally not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in the REIT’s organizational documents. There is no de minimis exception with respect to preferential dividends. To avoid paying preferential dividends, we must treat every stockholder of the class of shares with respect to which we make a distribution the same as every other stockholder of that class, and we must not treat any class of shares other than according to its dividend rights as a class. Under certain technical rules governing deficiency dividends, we could lose our ability to cure an under-distribution in a year with a subsequent year deficiency dividend if we pay preferential dividends. Preferential dividends potentially include “dividend equivalent redemptions.” Accordingly, we intend to pay dividends pro rata within each class, and to abide by the rights and preferences of each class of our shares if there is more than one and will seek to avoid dividend equivalent redemptions. (See “—Taxation of U.S. Stockholders—Redemptions of Common Stock” below for a discussion of when redemptions are dividend equivalent and measures we intend to take to avoid them.) If the IRS were to take the position that we inadvertently paid a preferential dividend, we may be deemed either to (a) have distributed less than 100% of our REIT taxable income and be subject to tax on the undistributed portion, or (b) have distributed less than 90% of our REIT taxable income and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure. We can provide no assurance that we will not be treated as inadvertently paying preferential dividends.

To the extent that we do not distribute (and are not deemed to have distributed) all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to U.S. federal income tax on these retained amounts at regular corporate tax rates.

We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

(1)	85% of our REIT ordinary income for the year;
(2)	95% of our REIT capital gain net income for the year; and
(3)	any undistributed taxable income from prior taxable years.

A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain dividends that we designated and that they include in their taxable income minus (b) the tax that we paid on their behalf with respect to that income.

To the extent that we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of dividends that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any dividends that are actually made as ordinary dividends or capital gains. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

We intend to make timely distributions sufficient to satisfy the annual distribution requirements.

We anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement and to distribute such greater amount as may be necessary to avoid U.S. federal income and excise taxes. It is possible, however, that, from time to time, we may not have sufficient cash or other liquid assets to fund required distributions as a result, for example, of differences in timing between our cash flow, the receipt of income for GAAP purposes and the recognition of income for U.S. federal income tax purposes, the effect of non-deductible capital expenditures, the creation of reserves, payment of required debt service or amortization payments, or the need to make additional investments in qualifying real estate assets. The insufficiency of our cash flow to cover our distribution requirements could require us to (1) sell assets in adverse market conditions, (2) borrow on unfavorable terms, (3) distribute amounts that would otherwise be invested in future acquisitions or capital expenditures or used for the repayment of debt, (4) pay dividends in the form of taxable stock dividends, or (5) use cash reserves, in order to comply with the REIT distribution requirements. Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We refer to such dividends as “deficiency dividends.” Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Failure to Qualify

In the event we violate a provision of the Code that would result in our failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief. If we fail to qualify as a REIT in any taxable year, and the relief provisions of the Code do not apply, we will be subject to tax on our taxable income at regular corporate rates. Dividends to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, dividends to our stockholders will generally be taxable to stockholders who are individual U.S. stockholders at a maximum rate of 20%, and dividends received by our corporate U.S. stockholders may be eligible for a dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing REIT status for the four taxable years following a year during which qualification was lost.

Tax on Built-in Gains of Former C Corporation Assets

If a REIT acquires an asset from a C corporation in a transaction in which the REIT’s basis in the asset is determined by reference to the basis of the asset in the hands of the C corporation (e.g., a tax-free reorganization under Section 368(a) of the Code), the REIT may be subject to an entity-level tax upon a taxable disposition during a five-year period following the acquisition date. The amount of the tax is determined by applying the highest regular corporate tax rate, which is currently 21%, to the lesser of (i) the excess, if any, of the asset’s fair market value over the REIT’s basis in the asset on the acquisition date, or (ii) the gain recognized by the REIT in the disposition. The amount described in clause (i) is referred to as “built-in gain.” Assuming we elect to be taxed as a REIT for the taxable year ending December 31, 2024, we do not believe we have acquired and do not currently expect to acquire assets the disposition of which would be subject to the built-in gains tax but are not foreclosed from doing so in the future.

Prohibited Transactions

Net income derived from prohibited transactions is subject to a 100% tax. The term “prohibited transactions” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the specific facts and circumstances. The Code provides a safe harbor pursuant to which sales of properties held for at least two years and meeting certain additional requirements will not be treated as prohibited transactions, but compliance with the safe harbor may not always be practical. We intend to continue to conduct our operations so that no asset that we own (or are treated as owning) will be treated as held as inventory or for sale to customers and that a sale of any such asset will not be treated as having been in the ordinary course of our business. However, part of our investment strategy is to purchase assets that provide an opportunity for gain through capital appreciation, and we may sell such assets if beneficial opportunities arise. Therefore, no assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that the safe-harbor provisions will apply. The 100% tax will not apply to gains from the sale of property held through a TRS or other taxable corporation, although such income will be subject to U.S. federal income tax at regular corporate income tax rates. The potential application of the prohibited transactions tax could cause us to forego potential dispositions of other property or to forego other opportunities that might otherwise be attractive to us (such as developing property for sale), or to undertake such dispositions or other opportunities through a TRS, which would generally result in corporate income taxes being incurred.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction (1) made in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or own real estate assets, (2) entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property that generates such income or gain), or (3) that hedges against transactions described in clause (1) or (2) and is entered into in connection with the extinguishment of debt or sale of property that is being hedged against by the transaction described in clause (i) or (ii), and which complies with certain identification requirements, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% gross income test and the 75% gross income test. To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT. As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Investments in Loans and Preferred Equity

Except as provided below, in cases where a mortgage loan is secured by both real property and other property, if the outstanding principal balance of a mortgage loan during the year exceeds the value of the real property securing the loan at the time we committed to acquire the loan, which may be the case, for instance, if we acquire a “distressed” mortgage loan, including with a view to acquiring the collateral, a portion of the interest accrued during the year will not be qualifying income for purposes of the 75% gross income test applicable to REITs and a portion of such loan will not be a qualifying real estate asset. Furthermore, we may be required to retest modified loans that we hold to determine if the modified loan is adequately secured by real property as of the modification date. If the IRS were to assert successfully that any mortgage loans we hold were not properly secured by real estate or that the value of the real estate collateral (at the time of commitment or retesting) was otherwise less than the amount of the loan, we could, as mentioned, earn income that is not qualifying for the 75% income test and also be treated as holding a non-real estate investment in whole or part, which could result in our failure to qualify as a REIT. Notwithstanding the foregoing, a mortgage loan secured by both real property and personal property shall be treated as a wholly qualifying real estate asset and all interest shall be qualifying income for purposes of the 75% income test if the combined fair market values of the personal and real property combined exceed the balance of the mortgage and the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, even if the real property collateral value is less than the outstanding principal balance of the loan.

The IRS has provided a safe harbor with respect to the treatment of a mezzanine loan as a mortgage loan and therefore as a qualifying asset for purposes of the REIT asset tests. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a qualifying real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. However, structuring a mezzanine loan to meet the requirements of the safe harbor may not always be practical. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor, such loans might not be properly treated as qualifying mortgage loans for REIT purposes.

In addition, we and our subsidiaries may invest in the preferred equity of an entity that directly or indirectly owns real property. If the issuer of the preferred equity is taxed as a partnership or an entity disregarded as separate from its owners for U.S. federal income tax purposes (aside from a qualified REIT subsidiary), we generally will be treated as owning an interest in the underlying real estate for REIT purposes. As a result, absent sufficient controls to ensure that the underlying real property is operated in compliance with the REIT rules, preferred equity investments may jeopardize our compliance with the REIT income and asset tests described above. In addition, the treatment of interest-like preferred returns in a partnership or disregarded entity (other than a qualified REIT subsidiary) also is not clear under the REIT rules and could be treated as non-qualifying income. More importantly, in many cases the status of debt-like preferred equity as debt or equity for tax purposes is unclear. The IRS could challenge our treatment of such preferred equity investment for purposes of applying the REIT income and asset tests and, if such a challenge were sustained, we could fail to continue to qualify as REIT. In addition, if the issuer of the preferred equity is a corporation for U.S. federal income tax purposes, such preferred equity generally will be a non-qualifying asset unless the issuer is a REIT, our own qualified REIT subsidiary, or TRS.

Tax Aspects of Investments in Partnerships

General. We currently hold and anticipate holding direct or indirect interests in one or more partnerships, including the operating partnership. We operate as an Umbrella Partnership REIT, or UPREIT, which is a structure whereby we own a direct interest in the operating partnership, and the operating partnership, in turn, directly or indirectly owns our properties (generally through lower-tier partnerships and disregarded entities, but the operating partnership also may hold properties through lower-tier REITs or TRSs or other taxable corporations).

The following is a summary of the U.S. federal income tax consequences of our investment in the operating partnership if the operating partnership is treated as a partnership for U.S. federal income tax purposes. This discussion should also generally apply to any investment by the operating partnership in a lower-tier property partnership.

A partnership (that is not a publicly traded partnership taxed as a corporation) is generally not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their allocable share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We are required to take into account our allocable share of the foregoing items for purposes of the various REIT gross income and asset tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that distributions from the operating partnership will be sufficient to pay the tax liabilities resulting from an investment in the operating partnership or will be sufficient for us to make the distributions necessary for us to maintain our qualification as a REIT or avoid entity-level taxes. However, as the general partner of the operating partnership, we intend to cause the operating partnership to generally make distributions to us necessary for us to make distributions to our stockholders that will allow us to maintain our qualification as a REIT and to avoid entity-level taxes, but no assurance can be given that the operating partnership will be able to make such distributions.

Generally, an entity with two or more members formed as a partnership or non-corporate entity under state law will be taxed as a partnership for U.S. federal income tax purposes unless it specifically elects otherwise or is treated as a corporation under special rules for “publicly traded partnerships.” Because the operating partnership was formed as a partnership under state law, for U.S. federal income tax purposes, the operating partnership will be treated as a partnership, if it has two or more partners and is not treated as a corporation under the publicly traded partnership rules, or a disregarded entity, if it is treated as having one partner. As a result, if the operating partnership becomes wholly owned by us, it will cease to be a partnership for U.S. federal income tax purposes and become a disregarded entity.

Domestic unincorporated entities with more than one owner may be treated as a corporation for U.S. federal income tax purposes, including if the entity is a “publicly traded partnership” that does not qualify for an exemption based on the character of its income. A partnership is a “publicly traded partnership” under Section 7704 of the Code if:

(1)	interests in the partnership are traded on an established securities market; or
(2)	interests in the partnership are readily tradable on a “secondary market” or the “substantial equivalent” of a secondary market.

A partnership whose interests are not traded on an established securities market will not be treated as a publicly traded partnership if it qualifies for certain safe harbors. We intend that interests in the operating partnership (and any partnership invested in by the operating partnership) will comply with a “safe harbor” for partnerships with fewer than 100 partners to avoid being classified as a publicly traded partnership. However, no assurance can be given that the operating partnership or any other partnership in which we indirectly hold an interest will at all times satisfy such safe harbor. We reserve the right to not satisfy any safe harbor.

If the operating partnership has greater than 100 partners for U.S. federal income tax purposes and did not meet any other safe harbor to avoid being treated as a publicly traded partnership, there is a risk that the right of a holder of operating partnership common units to redeem the units for cash (or common stock at our option) could cause operating partnership common units to be considered readily tradable on the substantial equivalent of a secondary market. If the operating partnership is a publicly traded partnership, it will be taxed as a corporation unless at least 90% of its gross income has consisted of and will consist of “qualifying income” under Section 7704 of the Code. Qualifying income generally includes real property rents and other types of passive income. The income requirements applicable to REITs under the Code and the definition of qualifying income under the publicly traded partnership rules are very similar. Although differences exist between these two income tests, we do not believe that these differences will cause the operating partnership to fail the 90% gross income test applicable to publicly traded partnerships. However, there is sparse guidance as to the proper interpretation of this 90% gross income test, and thus it is possible that differences will arise that prevent us from satisfying the 90% gross income test.

If for any reason the operating partnership (or any partnership invested in by the operating partnership) is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable REIT requirements under U.S. federal income tax laws discussed above. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax, and the partners of any such partnership would be treated as stockholders, with distributions to such partners being treated as dividends.

Income Taxation of Partnerships and their Partners. Although a partnership agreement generally will determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes under Code Section 704(b) and the Treasury Regulations if the allocations do not have “substantial economic effect” and are not otherwise consistent with the partners’ interests in the partnership. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in the operating partnership agreement comply with the requirements of Code Section 704(b) and the Treasury Regulations.

In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations. Additionally, pursuant to Code Section 704(c), income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the operating partnership, such property generally will have an initial tax basis equal to its fair market value, and accordingly, Code Section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of Code Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by the operating partnership to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Code Section 704(c) would apply to such differences as well.

Some expenses incurred in the conduct of the operating partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the operating partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.

Congress recently revised the rules applicable to federal income tax audits of partnerships (such as the operating partnership) and the collection of any tax resulting from any such audits or other tax proceedings, generally for taxable years beginning after December 31, 2017. Under the new rules, the partnership itself may be liable for a hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on audit, regardless of changes in the composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. The new rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed against the affected partners, subject to a higher rate of interest than otherwise would apply. Many questions remain as to how the new rules will apply, especially with respect to partners that are REITs (such as us), and it is not clear at this time what effect this new legislation will have on us. However, these changes could increase the U.S. federal income tax, interest, and/or penalties otherwise borne by us in the event of a federal income tax audit of the operating partnership or one of its subsidiary partnerships.

U.S. Federal Income Tax Considerations for Holders of Our Stock

The following summary describes the material U.S. federal income tax considerations to you of purchasing, owning and disposing of our stock. This summary assumes you hold shares of our stock as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Code). It does not address all the tax consequences that may be relevant to you in light of your particular circumstances. In addition, this discussion does not address the tax consequences relevant to persons who receive special treatment under the U.S. federal income tax law, except where specifically noted. Holders receiving special treatment include, without limitation:

(1)	financial institutions, banks and thrifts;
(2)	insurance companies;
(3)	tax exempt entities (except to the extent discussed in “—Taxation of Tax-Exempt Holders of Our Stock”);
(4)	“S” corporations;
(5)	traders in securities that elect to mark-to-market;
(6)	partnerships, pass-through entities and persons holding our stock through a partnership or other pass-through entity;
(7)	individual holders subject to the alternative minimum tax;
(8)	regulated investment companies and REITs;
(9)	non-U.S. corporations or partnerships, and persons who are not residents or citizens of the United States;
(10)	broker-dealers or dealers in securities or currencies;
(11)	U.S. expatriates;
(12)	persons holding our stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;
(13)	U.S. persons whose functional currency is not the U.S. dollar; or
(14)	persons who receive our stock through the exercise of employee stock options or otherwise as compensation.

If you are considering purchasing our stock, you should consult your tax advisors concerning the application of U.S. federal income tax laws to your particular situation as well as any consequences of the purchase, ownership and disposition of our stock arising under the laws of any state, local or non-U.S. taxing jurisdiction.

When we use the term “U.S. holder,” we mean a holder of shares of our stock who, for U.S. federal income tax purposes, is:

(1)	an individual who is a citizen or resident of the United States;
(2)	a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia unless, in the case of a partnership, Treasury regulations provide otherwise;
(3)	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
(4)	a trust, if (a) a court within the United States is able to exercise primary supervision over its administration, and one or more U.S. persons, for U.S. federal income tax purposes, have the authority to control all of its substantial decisions, or (b) it has a valid election in place to be treated as a U.S. person.

If you hold shares of our stock and are not a U.S. holder, a partnership or an entity classified as a partnership for U.S. federal income tax purposes, you are a “non-U.S. holder.”

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds shares of our stock, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding shares of our stock are encouraged to consult their tax advisors.

Taxation of Taxable U.S. Holders of Our Stock.

Distributions Generally. Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. holders as ordinary income when actually or constructively received. See “—Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations, nor, except to the extent provided in “—Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. holders, including individuals. For purposes of determining whether distributions to holders of our stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common stock.

To the extent that we make distributions on our stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. holder. This treatment will reduce the U.S. holder’s adjusted tax basis in such shares of stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year.

Capital Gain Dividends. Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year and may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each class of our capital stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of each such class of our capital stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year. In addition, except as otherwise required by law, we will make a similar allocation with respect to any undistributed long-term capital gains which are to be included in our stockholders’ long-term capital gains, based on the allocation of the capital gains amount which would have resulted if those undistributed long-term capital gains had been distributed as “capital gain dividends” by us to our stockholders.

Retention of Net Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, a U.S. holder generally would:

(1)	include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;
(2)	be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. holder’s income as long-term capital gain;
(3)	receive a credit or refund for the amount of tax deemed paid by it;
(4)	increase the adjusted basis of its stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and
(5)	in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury regulations to be promulgated by the IRS.

Net Operating Losses. Holders may not include in their individual income tax returns any of our net operating or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income.

Passive Activity Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange by a U.S. holder of our stock will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. holder may elect to treat capital gain dividends, capital gains from the disposition of our stock and income designated as qualified dividend income, as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by our company, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Stock. A U.S. holder that sells or disposes of shares of stock will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted basis in the shares of stock for tax purposes. Except as provided below, this gain or loss will be long-term capital gain or loss if the holder has held such stock for more than one year. However, if a U.S. holder recognizes loss upon the sale or other disposition of stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains.

Redemption or Repurchase by Us. A redemption or repurchase of shares of our stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits as described above) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase generally will be treated as a sale or exchange if it:

(1)	is “substantially disproportionate” with respect to the U.S. stockholder;
(2)	results in a “complete termination” of the U.S. stockholder’s stock interest in us; or
(3)	is “not essentially equivalent to a dividend” with respect to the U.S. stockholder,
(4)	all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests has been met, shares of our capital stock, including the common stock and other equity interests in us, considered to be owned by the U.S. stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. stockholder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. stockholder depends upon the facts and circumstances at the time that the determination must be made, U.S. stockholders are advised to consult their tax advisors to determine such tax treatment.

If a redemption or repurchase of shares of our stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. A U.S. stockholder’s adjusted basis in the redeemed or repurchased shares of the stock for tax purposes generally will be transferred to its remaining shares of our stock, if any. If a U.S. stockholder owns no other shares of our capital stock, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely. Proposed Treasury regulations issued in 2009, if enacted in their current form, would affect the basis recovery rules described above. It is not clear whether these proposed regulations will be enacted in their current form or at all. Prospective investors should consult their tax advisors regarding the federal income tax consequences of a redemption or repurchase of our stock.

If a redemption or repurchase of shares of our stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described under “—Dispositions of Our Stock.”

Foreign Accounts. Certain payments made to “foreign financial institutions” in respect of accounts of U.S. holders at such financial institutions may be subject to withholding at a rate of 30%. U.S. holders should consult their tax advisors regarding the effect, if any, of this withholding provision on their ownership and disposition of our stock and the effective date of such provision. See “—Foreign Accounts.”

Information Reporting and Backup Withholding. We are required to report to our U.S. holders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a U.S. holder may be subject to backup withholding with respect to dividends paid unless the U.S. holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any holders who fail to certify their non-foreign status. See “—Taxation of Non-U.S. Holders of our Stock.”

Taxation of Tax-Exempt Holders of Our Stock

Dividend income from us and gain arising upon a sale of our shares of stock generally will not be unrelated business taxable income to a tax-exempt holder, except as described below. This income or gain will be unrelated business taxable income, however, if a tax-exempt holder holds its shares as “debt-financed property” within the meaning of the Code. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.

For tax-exempt holders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as unrelated business taxable income to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on the transfer and ownership of our stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to our holders. However, in the event our common stock becomes publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Holders of Our Stock

The following discussion addresses the rules governing U.S. federal income taxation of the purchase, ownership and disposition of our stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address state, local or non-U.S. tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances. We urge non-U.S. holders to consult their tax advisors to determine the impact of federal, state, local and non-U.S. income tax laws on the purchase, ownership, and disposition of shares of our stock, including any reporting requirements.

Distributions Generally. Distributions that are neither attributable to gain from sales or exchanges by us of U.S. real property interests, or “USRPIs,” nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (through a U.S. permanent establishment, where applicable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. If such a distribution is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. holders are taxed on distributions, and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. holder.

Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:

(1)	a lower treaty rate applies and the non-U.S. holder files with us an IRS Form W-8BEN (or Form W-8BEN-E, as applicable) evidencing eligibility for that reduced treaty rate; or
(2)	the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the adjusted basis of the holder’s stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions exceed the non-U.S. holder’s adjusted basis in such stock, they will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. Under FIRPTA (discussed below), we may be required to withhold 15% of the portion of any distribution that exceeds our current and accumulated earnings and profits. That being said, for withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of USRPIs. Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of USRPIs, generally should not be subject to U.S. federal income taxation, unless:

(1)	the investment in our stock is treated as effectively connected with the non-U.S. holder’s U.S. trade or business (through a U.S. permanent establishment, where applicable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a non-U.S. corporation may also be subject to the 30% branch profits tax or such lower rate as may be specified by an applicable income tax treaty, as discussed above; or
(2)	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Pursuant to the Foreign Investment in Real Property Tax Act of 1980, which is referred to as “FIRPTA,” distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders would generally be taxed at the same rates applicable to U.S. holders, subject to any applicable alternative minimum tax, and any non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax or such lower rate as may be specified by an applicable income tax treaty. We also will be required to withhold and to remit to the IRS 21% of any distribution to non-U.S. holders attributable to gain from sales or exchanges by us of USRPIs. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock which is “regularly traded” on an established securities market located in the U.S. is not subject to FIRPTA, and therefore, not subject to the 21% U.S. withholding tax described above, if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to certain non-U.S. publicly traded holders of our stock that meet certain record-keeping and other requirements (“qualified stockholders”) are exempt from FIRPTA, except to the extent owners of such qualified holders that are not also qualified holders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders of our stock should consult their tax advisors regarding the application of these rules.

Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts designated by us as retained net capital gains in respect of the stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions of capital gain dividends. Under this approach, the non-U.S. holders would be able to offset as a credit against their U.S. federal income tax liability resulting from their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability, provided the non-U.S. holder furnishes required information to the IRS on a timely basis. If we designate any portion of our net capital gain as retained net capital gain, a non-U.S. stockholder should consult its tax advisor regarding the taxation of such retained net capital gain.

Sale of Our Stock. Except as described below, gain recognized by a non-U.S. holder upon the sale, exchange or other taxable disposition of our stock generally will not be subject to U.S. taxation unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a “U.S. real property holding corporation,” or USRPHC, will constitute a USRPI. We believe that we are a USRPHC. Our stock will not, however, constitute a USRPI so long as we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. holders, subject to certain rules. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” a person who at all applicable times holds less than 5% of a class of stock that is “regularly traded” is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person. We believe, but cannot guarantee, that we are a “domestically controlled qualified investment entity.” Because our common stock may become publicly traded, no assurance can be given that we will continue to be a “domestically controlled qualified investment entity.”

Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (a) the investment in our stock is treated as effectively connected with the non-U.S. holder’s U.S. trade or business (through a U.S. permanent establishment, where applicable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax or such lower rate as may be specified by an applicable income tax treaty, or (b) the non-U.S. holder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains (reduced by certain capital losses). In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-U.S. holder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. holder (1) disposes of our stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1). The preceding sentence shall not apply to a non-U.S. holder if the non-U.S. holder did not own more than 5% of the stock at any time during the one-year period ending on the date of the distribution described in clause (1) of the preceding sentence and the class of stock is “regularly traded,” as defined by applicable Treasury regulations.

Even if we do not qualify as a “domestically controlled qualified investment entity” at the time a non-U.S. holder sells our stock, gain arising from the sale or other taxable disposition by a non-U.S. holder of such stock would not be subject to U.S. taxation under FIRPTA as a sale of a USRPI if:

(1)	such class of stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market such as the NYSE American; and
(2)	such non-U.S. holder owned, actually and constructively, 10% or less of such class of stock throughout the shorter of the five-year period ending on the date of the sale or exchange or the non-U.S. holder’s holding period.

In addition, dispositions of our stock by qualified stockholders are exempt from FIRPTA, except to the extent owners of such qualified stockholders that are not also qualified stockholders own, actually or constructively, more than 10% of our stock. An actual or deemed disposition of our stock by such stockholders may also be treated as a dividend. Furthermore, dispositions of our stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

If gain on the sale, exchange or other taxable disposition of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our stock were subject to taxation under FIRPTA, and if shares of the applicable class of our stock were not “regularly traded” on an established securities market, the purchaser of such stock would be required to withhold and remit to the IRS 15% of the purchase price.

Redemption or Repurchase by Us. A redemption or repurchase of shares of our stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. See “—Taxation of Taxable U.S. Holders of Our Stock—Redemption or Repurchase by Us.” If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “—Taxation of Non-U.S. Holders of Our Stock—Distributions Generally.” If the redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under “—Taxation of Non-U.S. Holders of Our Stock—Sale of Our Stock.”

Information Reporting Requirements and Backup Withholding. We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, a holder of our stock may be subject to backup withholding with respect to distributions unless the holder:

(1)	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or
(2)	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A holder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding generally may be claimed as a credit against the holder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any holders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. holder provided that the non-U.S. holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption that occurs outside the U.S. by a non-U.S. holder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. holder of stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. holder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Holders of our stock should consult their own tax advisers regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Tax Rates. The maximum tax rate for non-corporate taxpayers for long-term capital gains, including certain “capital gain dividends,” is generally 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate). Capital gain dividends will only be eligible for the rates described above to the extent they are properly designated by us as “capital gain dividends.” In general, dividends payable by a REIT that are not “capital gains dividends” are subject to tax at the tax rates applicable to ordinary income, the maximum rate of which for individuals is 37%. Dividends that a REIT properly designates as “qualified dividend income,” however, are subject to a maximum tax rate of 20% in the case of non-corporate taxpayers. In general, dividends payable by a REIT are only eligible to be taxed as qualified dividend income to the extent that the taxpayer satisfies certain holding requirements with respect to the REIT’s stock and the REIT’s dividends are attributable to dividends received by the REIT from certain taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). In addition, certain U.S. stockholders that are individuals, estates or trusts are required to pay an additional 3.8% Medicare tax on, among other things, dividends and capital gains from the sale or other disposition of stock. Prospective investors should consult their tax advisors regarding the tax rates applicable to them in light of their particular circumstances. For taxable years prior to 2026, individual stockholders are generally allowed to deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations, which would reduce the maximum marginal effective federal income tax rate for individuals on the receipt of such ordinary dividends to 29.6%.

Additional Withholding Tax on Payments Made to Foreign Accounts. Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities (including payments to U.S. holders who hold shares of our stock through such a foreign financial institution or non-U.S. entity). Specifically, a 30% withholding tax may be imposed on dividends on our stock, interest on our debt securities, or gross proceeds from the sale or other disposition of our stock or debt securities, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury under which it undertakes, among other things, to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our stock or interest on our debt securities, and will apply to payments of gross proceeds from the sale or other disposition of such stock or debt securities on or after January 1, 2019.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock or debt securities.

Possible Legislative or Other Actions Affecting Tax Consequences

Prospective stockholders should recognize that the present U.S. federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in U.S. federal tax laws and interpretations of these laws could adversely affect the tax consequences of your investment.

On December 22, 2017, H.R. 1, informally titled the Tax Cuts and Jobs Act (the “Tax Act”) was signed into law. The Tax Act makes major changes to the Code, including a number of provisions of the Code that may affect the taxation of REITs and the holders of their securities. The most significant of these provisions are described below. The individual and collective impact of these changes on REITs and their security holders is uncertain and may not become evident for some period of time. Prospective investors should consult their tax advisors regarding the implications of the Tax Act on their investment.

Revised Individual Tax Rates and Deductions

The Tax Act adjusted the tax brackets and reduced the top federal income tax rate for individuals from 39.6% to 37%. In addition, numerous deductions were eliminated or limited, including the deduction for state and local taxes being limited to $10,000 per year. These individual income tax changes are generally effective beginning in 2018, but without further legislation, they will sunset after 2025.

Pass-Through Business Income Tax Rate Lowered through Deduction

Under the Tax Act, individuals, trusts, and estates generally may deduct 20% of “qualified business income” (generally, domestic trade or business income other than certain investment items) of a partnership, S corporation, or sole proprietorship. In addition, “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income eligible for capital gain tax rates) and certain other income items are eligible for the deduction. The deduction, however, is subject to complex limitations to its availability. As with the other individual income tax changes, the provisions related to the deduction are effective beginning in 2018, but without further legislation, they will sunset after 2025.

Maximum Corporate Tax Rate Reduced And Elimination of Corporate Alternative Minimum Tax

The Tax Act reduced the maximum corporate income tax rate from 35% to 21% and reduced the dividends received deduction for certain corporate subsidiaries. The Tax Act also permanently eliminated the corporate alternative minimum tax. These provisions are effective beginning in 2018.

Net Operating Loss Modifications

The Tax Act limited the net operating loss (“NOL”) deduction to 80% of taxable income (before the deduction). The Tax Act also generally eliminated NOL carrybacks for individuals and non-REIT corporations (NOL carrybacks did not apply to REITs under prior law) but allows indefinite NOL carryforwards. The new NOL rules apply beginning in 2018.

Limitations on Interest Deductibility

The Tax Act limits the net interest expense deduction of a business to 30% of the sum of adjusted taxable income, business interest, and certain other amounts. The Tax Act allows a real property trade or business to elect out of such limitation so long as it uses the alternative depreciation system which lengthens the depreciation recovery period with respect to certain property. The limitation with respect to the net interest expense deduction applies beginning in 2018.

Withholding Rate Reduced

The Tax Act reduced the highest rate of withholding with respect to distributions to non-U.S. holders that are treated as attributable to gains from the sale or exchange of U.S. real property interests from 35% to 21%. These provisions are effective beginning in 2018.

Other Tax Consequences

State, local and non-U.S. income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any federal tax other than the income tax. Prospective investors should consult their tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our stock.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), is a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans. ERISA and the rules and regulations of the Department of Labor (the “DOL”) under ERISA contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA (“ERISA Plans”) and their legal advisors. In particular, a fiduciary of an ERISA Plan should consider whether an investment in shares of our common stock (or, in the case of a participant-directed defined contribution plan (a “Participant-Directed Plan”), making shares of our common stock available for investment under the Participant-Directed Plan) satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that (1) the investment satisfy the prudence and diversification standards of ERISA, (2) the investment be in the best interests of the participants and beneficiaries of the ERISA Plan, (3) the investment be permissible under the terms of the ERISA Plan’s investment policies and governing instruments, and (4) the investment does not give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

In determining whether an investment in shares of our common stock (or making our shares available as an investment option under a Participant-Directed Plan) is prudent for ERISA purposes, a fiduciary of an ERISA Plan should consider all relevant facts and circumstances including, without limitation, possible limitations on the transferability of shares of our common stock, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan (or the participant account in a Participant-Directed Plan), and whether the investment is reasonably designed, as part of the ERISA Plan’s portfolio, to further the ERISA Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. It should be noted that we will invest our assets in accordance with the investment objectives and guidelines described herein, and that neither the Manager nor any of its affiliates has any responsibility for developing any overall investment strategy for any ERISA Plan (or the participant account in a Participant-Directed Plan) or for advising any ERISA Plan (or participant in a Participant-Directed Plan) as to the advisability or prudence of an investment in us. Rather, it is the obligation of the appropriate fiduciary for each ERISA Plan (or participant in a Participant-Directed Plan) to consider whether an investment in shares of our common stock by the ERISA Plan (or making such shares available for investment under a Participant-Directed Plan in which event it is the obligation of the participant to consider whether an investment in shares of our common stock is advisable), when judged in light of the overall portfolio of the ERISA Plan, will meet the prudence, diversification and other applicable requirements of ERISA.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan, as well as those plans that are not subject to ERISA but that are subject to Section 4975 of the Code, such as individual retirement accounts (“IRAs”) and non-ERISA Keogh plans (collectively with ERISA Plans, “Plans”), and certain persons (referred to as “parties in interest” for purposes of ERISA or “disqualified persons” for purposes of the Code) having certain relationships to Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to non-deductible excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction might have to be rescinded. In addition, a fiduciary who causes an ERISA Plan to engage in a non-exempt prohibited transaction may be personally liable for any resultant loss incurred by the ERISA Plan and may be subject to other potential remedies.

A Plan that proposes to invest in shares of our common stock (or to make our shares available for investment under a Participant-Directed Plan) may already maintain a relationship with the Manager or one or more of its affiliates, as a result of which the Manager or such affiliate may be a “party in interest” under ERISA or a “disqualified person” under the Code, with respect to such Plan (e.g., if the Manager or such affiliate provides investment management, investment advisory or other services to that Plan). ERISA (and the Code) prohibits plan assets from being used for the benefit of a party in interest (or disqualified person). This prohibition is not triggered by “incidental” benefits to a party in interest (or disqualified person) that result from a transaction involving the Plan that is motivated solely by the interests of the Plan. ERISA (and the Code) also prohibits a fiduciary from using its position to cause the Plan to make an investment from which the fiduciary, its affiliates or certain parties in which it has an interest would receive a fee or other consideration or benefit. In this circumstance, Plans that propose to invest in shares of our common stock should consult with their counsel to determine whether an investment in shares of our common stock would result in a transaction that is prohibited by ERISA or Section 4975 of the Code.

If our assets were considered to be assets of a Plan (referred to herein as “Plan Assets”), our management might be deemed to be fiduciaries of the investing Plan. In this event, the operation of the company could become subject to the restrictions of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and/or the prohibited transaction rules of Section 4975 of the Code.

The DOL has promulgated a final regulation under ERISA, 29 C.F.R. § 2510.3-101 (as modified by Section 3(42) of ERISA, the “Plan Assets Regulation”), that provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets for purposes of applying the fiduciary requirements of Title I of ERISA (including the prohibited transaction rules of Section 406 of ERISA) and the prohibited transaction provisions of Code Section 4975.

Under the Plan Assets Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

(1)	in securities issued by an investment company registered under the Investment Company Act;
(2)	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;
(3)	in an “operating company” which includes “venture capital operating companies” and “real estate operating companies;” or
(4)	in which equity participation by “benefit plan investors” is not significant (i.e., under 25%).

The shares will constitute “Common Stock” for purposes of the Plan Assets Regulation, and the shares may not constitute “publicly offered securities” for purposes of the Plan Assets Regulation. In addition, the shares will not be issued by a registered investment company.

The 25% Limit. Under the Plan Assets Regulation, and assuming no other exemption applies, an entity’s assets would be deemed to include “plan assets” subject to ERISA on any date if, immediately after the most recent acquisition of any Common Stock in the entity, 25% or more of the value of any class of equity interests in the entity is held by “benefit plan investors” (the “25% Limit”). For purposes of this determination, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee with respect to such assets (or any affiliate of such a person) is disregarded. The term “benefit plan investor” is defined in the Plan Assets Regulation as (a) any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) any plan that is subject to Section 4975 of the Code and (c) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (to the extent of such plan’s investment in the entity). Thus, while our assets would not be considered to be “plan assets” for purposes of ERISA so long as the 25% Limit is not exceeded. Our charter provides that if benefit plan investors exceed the 25% Limit, we may redeem their interests at a price equal to the then current NAV per share. We intend to rely on this aspect of the Plan Assets Regulation.

IRAs. Our charter provides that, in the event we determine in our discretion that there is a material likelihood that we would be a fiduciary under applicable law with respect to an investor that is subject to ERISA and/or Section 4975 of the Code (e.g., an IRA), we have the authority to redeem such investor’s interests at a price equal to the then current NAV per share.

Operating Companies. Under the Plan Assets Regulation, an entity is an “operating company” if it is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. In addition, the Plan Assets Regulation provides that the term operating company includes an entity qualifying as a real estate operating company (“REOC”) or a venture capital operating company (“VCOC”). An entity is a REOC if: (i) on its “initial valuation date and on at least one day within each annual valuation period,” at least 50% of the entity’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and development of real estate during the 12-month period. The “initial valuation date” is the date on which an entity first makes an investment that is not a short-term investment of funds pending long-term commitment. An entity’s “annual valuation period” is a pre-established period not exceeding 90 days in duration, which begins no later than the anniversary of the entity’s initial valuation date. Certain examples in the Plan Assets Regulation clarify that the management and development activities of an entity looking to qualify as a REOC may be carried out by independent contractors (including, in the case of a partnership, affiliates of the general partner) under the supervision of the entity. An entity will qualify as a VCOC if (i) on its initial valuation date and on at least one day during each annual valuation period, at least 50% of the entity’s assets, valued at cost, consist of “venture capital investments,” and (ii) the entity, in the ordinary course of business, actually exercises management rights with respect to one or more of its venture capital investments. The Plan Assets Regulation defines the term “venture capital investments” as investments in an operating company (other than a VCOC) with respect to which the investor obtains management rights.

If the 25% Limit is exceeded and we do not exercise our right to redeem benefit plan investors as described above, we may try to operate in a manner that will enable us to qualify as a VCOC or a REOC or to meet such other exception as may be available to prevent our assets from being treated as assets of any investing Plan for purposes of the Plan Assets Regulation. Accordingly, we believe, on the basis of the Plan Assets Regulation, that our underlying assets should not constitute “plan assets” for purposes of ERISA. However, no assurance can be given that this will be the case.

If our assets are deemed to constitute “plan assets” under ERISA, certain of the transactions in which we might normally engage could constitute a non-exempt “prohibited transaction” under ERISA or Section 4975 of the Code. In such circumstances, in our sole discretion, we may void or undo any such prohibited transaction, and we may require each investor that is a “benefit plan investor” to redeem their shares upon terms that we consider appropriate.

Prospective investors that are subject to the provisions of Title I of ERISA and/or Code Section 4975 should consult with their counsel and advisors as to the provisions of Title I of ERISA and/or Code Section 4975 relevant to an investment in shares of our common stock.

As discussed above, although IRAs and non-ERISA Keogh plans are not subject to ERISA, they are subject to the provisions of Section 4975 of the Code, prohibiting transactions with “disqualified persons” and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with our company or any of its respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with our company or any of its respective affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our shares with assets of the IRA.

Shares sold by us may be purchased or owned by investors who are investing Plan assets. Our acceptance of an investment by a Plan should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for a Plan. In consultation with its advisors, each prospective Plan investor should carefully consider whether an investment in our company is appropriate for, and permissible under, the terms of the Plan’s governing documents.

Governmental plans, foreign plans and most church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Code Section 4975, may nevertheless be subject to local, foreign, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel and advisors before deciding to invest in shares of our common stock.

The DOL has issued a final regulation significantly expanding the concept of “investment advice” for purposes of determining fiduciary status under ERISA. The DOL recognized that transactions such as the mere offering of the shares to sophisticated Plans could be characterized as fiduciary investment advice under this new regulation absent an exception and that such potential for fiduciary status would not be appropriate in these contexts. Accordingly, the DOL provided an exception based upon satisfaction of certain factual conditions and we may elect to ensure these conditions are satisfied in connection with the offering of the shares. Finally, fiduciaries of Plans should be aware that the Manager is not undertaking to provide impartial investment advice or to give advice in a fiduciary capacity in connection with the offering or purchase of shares and that the Manager has financial interests associated with the purchase of shares including the fees and other allocations and distributions they may receive from us as a result of the purchase of shares by a Plan.

Form 5500. Plan administrators of ERISA Plans that acquire shares may be required to report compensation, including indirect compensation, paid in connection with the ERISA Plan’s investment in shares on Schedule C of Form 5500 (Annual Return/Report of Employee Benefit Plan). The descriptions in this Memorandum of fees and compensation, including the fees paid to the Manager, are intended to satisfy the disclosure requirement for “eligible indirect compensation,” for which an alternative reporting procedure on Schedule C of Form 5500 may be available.

PLAN OF DISTRIBUTION

The Offering

We are offering up to $75,000,000 of our Shares pursuant to this offering circular. Initially, our Shares will be offered directly by our officers and the officers of the Manager on an ongoing and continuous basis. The officers who will be offering the Shares are not deemed to be brokers under Rule 3a4-1 of the Securities Exchange Act of 1934, as amended. In accordance with the provisions of Rule 3a4-1(a), officers who sell Shares will not be compensated by commission, will not be associated with any broker or dealer and will limit their activities so that, among other things, they do not engage in oral solicitations of, and comply with certain specified limitations when responding to inquiries from, potential purchasers. As of the date of this offering circular, the Company has not retained any placement agent to engage in the sale of the Shares but may do so in the future.

We will commence this offering promptly following the qualification of the offering statement of which this offering circular forms a part and will continue through the earliest of (1) December 31, 2024, which date may be extended in our sole discretion, (2) the date upon which all $75,000,000 in Shares have been sold or (3) the date on which we terminate this offering, in our sole discretion. Subscription proceeds will be held in escrow in a segregated account controlled by the Company until closing. If we do not receive subscriptions for the Minimum Amount by June 30, 2024, we will return promptly all subscriptions without interest; however, investors will not have the ability to revoke their subscriptions prior to closing. The Initial Closing will occur at such time as we have received subscriptions for the Minimum Amount. Following the Initial Closing, Subsequent Closings will occur on the final business day of each calendar quarter.

Once the SEC qualifies the offering statement, of which this offering circular is a part, we are permitted to generally solicit investors nationwide by use of various advertising mediums, such as print, radio, TV, and the Internet. We plan to primarily use the Internet through a variety of existing Internet advertising mechanisms, such as adwords and search engine optimization (e.g., placement on Yahoo and Google). As a result, it is anticipated that Internet traffic will arrive at a section of our website where prospective investors, who must register on our website and live in jurisdictions were the Shares are permitted to be offered and sold, can find additional information regarding this offering and may initiate a purchase of the Shares in compliance with the Subscription Agreement.

This offering circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, seven days per week on our website, as well as on the SEC’s website at www.sec.gov.

In order to subscribe to purchase our Shares, a prospective investor must electronically complete, sign and deliver to us an executed subscription agreement like the one included as an exhibit to the offering statement of which this offering circular is a part, and wire funds for its subscription amount in accordance with the instructions provided therein.

An investor will become a Holder, including for tax purposes, and the Shares will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and we accept the investor as a Holder.

We have the right to reject any investor’s subscription in whole or in part only if we determine, in our sole and absolute discretion, that such investor is not a “qualified purchaser” for purposes of Section 18(b)(4)(D)(ii) of the Securities Act. If the offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction.

The Transfer Agent

We have engaged Colonial Stock Transfer Company, Inc as our registered transfer agent. This compensation may range between $100 per month and $1,000 per month, depending on the number of the number of shareholders.

Purchase Price per Share

The per Share purchase price for Shares will be equal to $20.00 until twelve months following the initial closing of this offering; however, our board of directors may decide to commence adjusting the Transaction Price at an earlier time in its sole discretion. Thereafter, the offering price will be represented by the then-current “Transaction Price.” The “Transaction Price” generally will be the most recently determined NAV per Share; however, we may offer Shares at a price that we believe reflects the NAV per Share more appropriately than the prior quarter’s NAV per Share, including by updating a previously disclosed Transaction Price, in cases where we believe there has been a material change (positive or negative) to our NAV per unit since the end of the prior quarter. Until we commence quarterly valuations, the Transaction Price will be $20.00. Thereafter, we will determine the NAV on a quarterly basis and the offering price per Share. See “—Valuation Policies” for more information about the determination of our NAV per Share.

Subscription Agreement

The general forms of subscription agreement that investors will use to subscribe for the purchase of Shares in this offering is included as an exhibit to the offering statement of which this offering circular is a part. The subscription agreements will be returned to the Company’s Transfer Agent. The subscription agreement requires all investors subscribing for Shares to make the following certifications or representations:

●	your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

●	a copy of this offering circular was delivered or made available to you at least five business days prior to the date of your subscription agreement;

●	you meet the minimum income, net worth and any other applicable suitability standards established for you, as described in the “Investment Criteria” section of this offering circular;

●	you are purchasing the Shares for your own account; and

●	you acknowledge that there is no public market for the Shares and, thus, your investment in Shares is not liquid.

The above certifications and representations are included in the subscription agreement in order to help satisfy the responsibility of the Company to make every reasonable effort to determine that the purchase of our Shares is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any Shares to you unless you are able to make the above certifications and representations by executing the subscription agreement. By executing the subscription agreement, you will not, however, be waiving any rights you may have under the federal securities laws.

Minimum Investment

In order to purchase Shares in this offering, you must initially acquire at least 100 Shares, regardless of the then-applicable Transaction Price, unless waived by us. Thereafter, subject to restrictions imposed by state law, you may purchase additional Shares in whole or fractional Share increments subject to a minimum for each additional purchase of 100 Shares. You should carefully read the minimum investment requirements explained in the “Investment Criteria” section of this offering circular.

Suitability

The Company and any soliciting dealers and registered investment advisors recommending the purchase of Shares in this offering have the responsibility to make every reasonable effort to determine that your purchase of the Shares in this offering is a suitable and appropriate investment for you based on information provided by you regarding your financial situation and investment objectives. In making this determination, these persons have the responsibility to ascertain that you:

●	meet the minimum income and net worth standards set forth under “Investment Criteria” on page 1 of this offering circular;

●	can reasonably benefit from an investment in our Shares based on your overall investment objectives and portfolio structure;

●	are able to bear the economic risk of the investment based on your overall financial situation;

●	are in a financial position appropriate to enable you to realize to a significant extent the benefits described in this offering circular of an investment in our Shares; and

●	have apparent understanding of:

●	the fundamental risks of the investment;

●	the risk that you may lose your entire investment;

●	the lack of liquidity of our Shares;

●	the restrictions on transferability of our Shares; and

●	the tax consequences of your investment.

Relevant information for this purpose will include at least your age, investment objectives, investment experience, income, net worth, financial situation, and other investments as well as any other pertinent factors. Any soliciting dealers and registered investment advisors recommending the purchase of Shares in this offering must maintain, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for you.

Valuation Policies

We set our initial offering price at $20.00 per Share, which will be the purchase price of our Shares until 12 months after the initial closing of this offering. Thereafter, the per Share purchase price will be adjusted every fiscal quarter and, as of January 1st, April 1st, July 1st and October 1st of each year, will be equal to the sum of our NAV divided by the number of Shares outstanding as of the close of business on the last business day of the prior fiscal quarter.

Beginning after one year from the commencement of this offering, we will file with the SEC on a quarterly basis an offering circular supplement disclosing the quarterly determination of our NAV per Share that will be applicable for such fiscal quarter, which we refer to as the pricing supplement. Except as otherwise set forth in this offering circular, we will disclose, on a quarterly basis in an offering circular supplement filed with the SEC, the principal valuation components of our NAV.

Our NAV per Share will be calculated by our Manager at the end of each fiscal quarter, subject to approval by our board of directors, on a fully diluted basis, beginning twelve months after commencement of this offering using a process that reflects several components, including (1) estimated values of each of our commercial real estate assets and investments, including related liabilities, based upon (a) market capitalization rates, comparable sales information, interest rates, discount rates, net operating income, and (b) in certain instances individual appraisal reports of the underlying real estate provided by an independent valuation expert, (2) the price of liquid assets for which third party market quotes are available, (3) accruals of our periodic dividends and (4) estimated accruals of our operating revenues and expenses.

Specifically, our Manager will calculate NAV primarily utilizing a discounted cash flow methodology and will then compare that NAV estimate to a valuation utilizing a comparable sales methodology, to ensure no material variances exist. Both the discounted cash flow methodology and the comparable sales methodology are summarized below.

Discounted Cash Flow Methodology — Our Manager estimates NAV of the Company’s ownership interest in an investment based on a forecasted cash flow stream to the Company (including a contemplated disposition) discounted to a present/fair value at a risk adjusted rate. Yield rates, disposition capitalization rates, and growth assumptions are derived from market transactions as well as other financial and industry data. The discount rate utilized to establish fair value is intended to reflect the leveraged return required of a third-party stockholder acquiring the Company’s ownership interest at the date of the valuation. The discount rate is also intended to reflect key risk factors associated with real estate properties under development, redevelopment, repositioning, or stabilization, including entitlement risk, construction risk, leasing/sales risk, operation expense risk, credit risk, capital market risk, pricing risk, event risk and valuation risk. Additionally, the fair value is intended to include the timely recognition of estimated entrepreneurial profit after such consideration.

Comparable Sales Methodology — Our Manager also estimates NAV of the Company’s ownership interest in an investment based on completed sales and/or quoted prices in active marketing of comparable assets. Comparable sales are identified by reviewing recent sales of similar vintage in a defined geographic region that are comparable in quality of improvements and tenancy. From the real estate property fair value, our Manager estimates the NAV of the Company’s ownership interest by reducing the real estate property value by (i) any ownership liabilities (i.e., senior loans, secured and unsecured creditors, etc.) and (ii) the ownership interest and/or profit participation of any other members in the applicable venture.

We expect that the NAV calculations described above will primarily be undertaken by our Manager’s internal accountants. Members of our Manager’s real estate team have extensive expertise as real estate fund managers, real estate property managers, financial analysts, accountants and real estate market research consultants. These team members have extensive direct management experience with hotel acquisition, management, construction and financing.

In instances where we determine that an independent appraisal of the real estate asset is necessary, including, but not limited to, instances where our Manager is unsure of its ability on its own to accurately determine the estimated values of our commercial real estate assets and investments, or instances where third party market values for comparable properties are either nonexistent or extremely inconsistent, we may engage an appraiser that has expertise in appraising commercial real estate assets, to act as our independent valuation expert. The independent valuation expert will not be responsible for, or prepare, our NAV per Share. However, we may hire a third party to calculate, or assist with calculating, the NAV per Share.

The use of different judgments or assumptions would likely result in different estimates of the value of our real estate assets. Moreover, although we evaluate and provide our NAV per Share on a quarterly basis, our NAV per Share may fluctuate in the interim, so that the NAV per Share in effect for any fiscal quarter may not reflect the precise amount that might be paid for your Shares in a market transaction. Further, our published NAV per Share may not fully reflect certain material events to the extent that they are not known or their financial impact on our portfolio is not immediately quantifiable. Any resulting potential disparity in our NAV per Share may be in favor of either stockholders who redeem their Shares, or stockholders who buy new Shares, or existing stockholders.

Our goal is to provide a reasonable estimate of the NAV per Share on a quarterly basis. However, all of our assets will consist of real estate assets and, as with any commercial real estate valuation protocol, the conclusions reached by our Manager will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in different estimates of the value of our commercial real estate assets and investments. In addition, for any given quarter, our published NAV per Share may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. As a result, the quarterly calculation of our NAV per Share may not reflect the precise amount that might be paid for your Shares in a market transaction, and any potential disparity in our NAV per Share may be in favor of either stockholders who buy new Shares or existing stockholders. However, to the extent quantifiable, if a material event occurs in between quarterly updates of NAV that would cause our NAV per Share to change by 10% or more from the last disclosed NAV, we will disclose the updated NAV per Share and the reason for the change in an offering circular supplement as promptly as reasonably practicable. Note, in addition, that the determination of our NAV is not based on, nor intended to comply with, fair value standards under generally accepted accounting principles and our NAV may not be indicative of the price that we would receive for our assets at current market conditions.

Advertising, Sales and other Promotional Materials

In addition to this offering circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, the past performance of the Issuers, property brochures, articles and publications concerning real estate, or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this offering circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Shares, these materials will not give a complete understanding of this offering, us or the Shares and are not to be considered part of this offering circular. This offering is made only by means of this offering circular, and prospective investors must read and rely on the information provided in this offering circular in connection with their decision to invest in the Shares.

LEGAL MATTERS

The validity of the Shares offered hereby will be passed upon for the Company by Winston & Strawn LLP.

FINANCIAL STATEMENTS

The consolidated financial statements of the Company for the period from January 20, 2022 (inception) through December 31, 2022, and the related notes, have been included in this offering circular with the Independent Auditors’ Report of dbbmckennon, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

Part F/S

Noyack Logistics Income REIT II, Inc.

(A Maryland Corporation)

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

For the Period from January 20, 2022 (inception) through December 31, 2022

(With Independent Auditors’ Report Thereon)

F-1

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders

Noyack Logistics Income REIT, II, Inc.

Opinion

We have audited the accompanying consolidated financial statements of Noyack Logistics Income REIT, II, Inc and subsidiary (a Maryland corporation, collectively the “Company”), which comprise the consolidated statement of financial condition as of December 31, 2022, and the related consolidated statements of operations, changes in Stockholders’ deficit, and cash flows for the period from January 20, 2022 (Inception) to December 31, 2022, and the related notes to the financial statements (collectively referred to as the “financial statements”).

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the period then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

F-2

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ dbbmckennon
Newport Beach, California
April 26, 2023

F-3

NOYACK LOGISTICS INCOME REIT II, INC.

(A Maryland Corporation)

CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

December 31, 2022

ASSETS
Cash and cash equivalents	$10,000
Prepaid expenses	523
Total assets	$10,523

LIABILITIES AND DEFICIT
Due to affiliate	$15,127
Total liabilities	15,127

Commitments and contingencies (Note 3)

Stockholder’s deficit
Preferred stock, $0.01 par value: 5,000,000 shares authorized; 0 shares issued and outstanding	-
Common stock, $0.01 par value: 95,000,000 shares authorized; 500 shares issued and outstanding	5
Additional paid-in capital	9,995
Accumulated deficit	(14,604)
Total stockholder’s deficit	(4,604)
Total liabilities and deficit	$10,523

See accompanying notes to consolidated financial statements.

F-4

NOYACK LOGISTICS INCOME REIT II, INC.

(A Maryland Corporation)

CONSOLIDATED STATEMENT OF OPERATIONS

For the Period from January 20, 2022 (Inception) through December 31, 2022

Revenues:	$-

Expenses:
General and administrative	14,604
Total expenses	14,604

Net loss	$(14,604)

Net loss per common share:
Basic	$(30.81)
Diluted	$(30.81)

Weighted average number of common shares outstanding:
Basic	474
Diluted	474

See accompanying notes to consolidated financial statements.

F-5

NOYACK LOGISTICS INCOME REIT II, INC.

(A Maryland Corporation)

CONSOLIDATED STATEMENT OF STOCKHOLDER’S DEFICIT

For the Period from January 20, 2022 (Inception) through December 31, 2022

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholder’s
	Shares	Amounts	Shares	Amounts	Capital	Deficit	Deficit

Balance, January 20, 2022 (Inception)	-	$-	-	$-	$-	$-	$-
Issuance of common stock	-	-	500	5	9,995	-	10,000
Net loss	-	-	-	-	-	(14,604)	(14,604)
Balance, December 31, 2022	-	$-	500	$5	$9,995	$(14,604)	$(4,604)

See accompanying notes to consolidated financial statements.

F-6

NOYACK LOGISTICS INCOME REIT II, INC.

(A Maryland Corporation)

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Period from January 20, 2022 (Inception) through December 31, 2022

Cash flows from operating activities:
Net loss	$(14,604)
Changes in operating assets and liabilities:
Prepaid expenses	(523)
Due to affiliate	15,127
Net cash provided by operating activities	-

Cash flows from investing activities:
Net cash provided by investing activities	-

Cash flows from financing activities:
Issuance of common stock	10,000
Net cash provided by financing activities	10,000

Net increase in cash and cash equivalents	10,000
Cash and cash equivalents, January 20, 2022 (Inception)	-
Cash and cash equivalents, December 31, 2022	$10,000

Supplemental disclosures of cash flow information:
Cash paid for interest	$-
Cash paid for income taxes	$-

See accompanying notes to consolidated financial statements.

F-7

NOYACK LOGISTICS INCOME REIT II, INC.

(A Maryland Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Period from January 20, 2022 (Inception) through December 31, 2022

The use of the words “we”, “us” or “our” refers to Noyack Logistics Income REIT II, Inc. and its wholly owned subsidiary, NL REIT II OP, LP, except where the context otherwise requires.

1.	Organization and Description of Business

Noyack Logistics Income REIT II, Inc. (“NLI REIT II” or the “Company”), a Maryland corporation, was incorporated on January 20, 2022. We were initially capitalized on February 7, 2022 and we intend to offer and sell to the public up to 3,750,000 shares of our $0.01 par value common stock for $20.00 per share. We intend to focus, either directly or through special purpose entities or joint ventures with other entities on the acquisition, renovation, leasing and management of a diversified portfolio of commercial real estate properties that encompass the supply chain and logistics infrastructure of North America, including dry warehouses, cold storage warehouses, life science buildings and structured parking garages. We generally will seek investments that produce current income. We intend to elect to be treated as a real estate investment trust, or REIT, for federal income tax purposes for our taxable year ending December 31, 2022, or the first year in which we commence material operations. Our board of directors may extend such date until the taxable year ending December 31, 2023.

NLI REIT II is structured as an umbrella partnership REIT, commonly called an “UPREIT”. As an UPREIT, NLI REIT II will own substantially all of its assets and conduct substantially all of its operations through NL REIT II OP, LP, its operating partnership and wholly owned subsidiary as of December 31, 2022. NLI REIT II will be the sole general partner of the operating partnership and will have exclusive control over the operating partnership. NLI REIT II is externally managed by its manager, Noyack Capital LLC (the “Manager”) pursuant to a management agreement between us and the Manager. The Manager will supervise and manage our day-to-day operations and select the properties and real estate-related investments we acquire, subject to the oversight by our board of directors. The Manager will also provide marketing, sales and client services on our behalf. The Manager is affiliated with us in that we and the Manager have common officers, some of whom also own a direct or indirect equity interest in the Manager. The Manager will engage affiliated entities to provide various services to us.

Management’s Plans

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that has not commenced planned principal operations, expects to incur costs in pursuit of its capital financing plans, and has not generated any revenues or profits through December 31, 2022. For the next twelve months, the Company plans to receive financing from its Manager to cover operational costs, and the Manager is committed to providing funds on an as needed basis. The Company also anticipates raising funds under a Regulation A offering, which if and when received, will allow the Company to start executing its business plan. Prior to receiving Regulation A funds, costs to continue operating the business are minimal and management believes the Manager will continue to cover such costs. Accordingly, management believes substantial doubt about the Company’s ability to continue as a going concern is alleviated.

F-8

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements and related notes have been prepared on the accrual basis of accounting and conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and Article 8 of Regulation S-X of the rules and regulations of the SEC. The consolidated financial statements include the accounts of NLI REIT II and its wholly owned subsidiary, as defined in Note 1. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the consolidated financial statements, in conformity with U.S. GAAP, requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Risks and Uncertainties

The Company has a limited operating history. The Company’s business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company’s control could cause fluctuations in these conditions. These adverse conditions could affect the Company’s financial condition and the results of its operations.

Cash and Cash Equivalents

The Company considers all highly liquid holdings with maturities of three months or less at the time of purchase to be cash equivalents. The Company had no cash equivalents as of December 31, 2022.

Since Inception, we have maintained cash balances within federally insured limits. We have not experienced any losses in such accounts and believe we are not exposed to any significant financial and/or cash management risk.

Real Estate Held for Investment

As of December 31, 2022, we have neither purchased nor contracted to purchase any investments. The Manager has not identified any real estate or real estate-related investments in which it is probable that we will invest.

F-9

Real estate assets will be stated at the lower of depreciated cost or fair value, if deemed impaired. Major replacements and betterments are capitalized and depreciated over their estimated useful lives. Depreciation is computed on a straight-line basis over the useful lives of the properties. We will continually evaluate the recoverability of the carrying value of our real estate assets using the methodology prescribed in ASC Topic 360, “Property, Plant and Equipment.” Factors considered by management in evaluating impairment of its existing real estate assets held for investment include significant declines in property operating profits, annually recurring property operating losses and other significant adverse changes in general market conditions that are considered permanent in nature. Under ASC Topic 360, a real estate asset held for investment is not considered impaired if the undiscounted, estimated future cash flows of an asset (both the annual estimated cash flow from future operations and the estimated cash flow from the theoretical sale of the asset) over its estimated holding period are in excess of the asset’s net book value at the balance sheet date. If any real estate asset held for investment is considered impaired, a loss is provided to reduce the carrying value of the asset to its estimated fair value.

Real Estate Held for Sale

We may periodically classify real estate assets as held for sale. An asset is classified as held for sale after the approval of management and after an active program to sell the asset has commenced. Upon the classification of a real estate asset as held for sale, the carrying value of the asset is reduced to the lower of its net book value or its estimated fair value, less costs to sell the asset. Subsequent to the classification of assets as held for sale, no further depreciation expense is recorded.

Cost Capitalization

A variety of costs are incurred in the acquisition and development of properties such as costs of acquiring a property, development costs, construction costs, interest costs, real estate taxes, salaries and related costs, and other costs incurred during the period of development. After determination is made to capitalize a cost, it is allocated to the specific component of a project that is benefited. Determination of when a development project is substantially complete, and capitalization must cease, involves a degree of judgment. Our capitalization policy on development properties is guided by ASC Topic 835-20 “Interest - Capitalization of Interest” and ASC Topic 970 “Real Estate - General.” We cease capitalization of costs upon completion.

Deferred Offering Costs

The Company complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to stockholder’s deficit upon the completion of an offering or to expense if the offering is not completed. The Company will reimburse the Manager for any offering costs incurred by the Manager from the proceeds from the offering. As of December 31, 2022, no offering costs have been capitalized.

Income Taxes

We intend to make an election to be taxed as a REIT, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, or the Code, and we intend to be taxed as such beginning with our taxable year ending December 31, 2022, or the first year in which we commence material operations. Our board of directors may extend such date until the taxable year ending December 31, 2023. As of December 31, 2022, we have not yet qualified as a REIT. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90.0% of our ordinary taxable income to stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the IRS grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders.

F-10

Revenue Recognition

ASC Topic 606, “Revenue from Contracts with Customers,” establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers.

Revenues will be recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements: 1) identify the contract with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to performance obligations in the contract; and 5) recognize revenue as the performance obligation is satisfied.

No revenue has been earned or recognized through December 31, 2022.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

3.	Commitments and Contingencies

Litigation

We are not presently subject to any material litigation nor, to our knowledge, is any material litigation threatened against us, which if determined unfavorably to us, would have a material adverse effect on our consolidated financial position, results of operations or cash flows.

Organization and Offering Expenses

Our organization and offering expenses are being paid by the Manager or its affiliates on our behalf. These organization and offering expenses include formation costs and all expenses to be paid by us in connection with our offering. As of December 31, 2022, the Manager and its affiliates have incurred organization expenses of $10,535 on our behalf, which is recognized as a component of general and administrative expenses on the consolidated statement of operations. No offering expenses have been recorded in our consolidated statement of financial condition as of December 31, 2022. As disclosed in Note 2, offering costs are capitalized prior to the completion of an offering. The deferred offering costs are charged to stockholder’s deficit upon the completion of an offering or to expense if the offering is not completed. The Company will reimburse the Manager for any offering costs incurred by the Manager from the proceeds from the offering.

F-11

4.	Related Party Transactions

Initial Contribution

On February 7, 2022, the Manager purchased 500 shares of common stock for total cash consideration of $10,000 and was admitted as the initial stockholder. We will use the proceeds from the sale of shares of our common stock to the Manager to make such capital contribution to our operating partnership.

On April 27, 2022, we made an initial capital contribution of $5,000 to our operating partnership. On June 8, 2022, we made a second capital contribution of $5,000 to our operating partnership.

Compensation to the Manager and its Affiliates

As of December 31, 2022, $15,127 was due to the Manager. Such amounts are non-interest bearing and due on demand.

The Manager and its affiliates are entitled to receive fees, compensation and distributions as set forth below.

The Manager will be reimbursed for organization and offering expenses associated with our offering, as provided in Note 3.

The Manager will be reimbursed for reasonable and necessary expenses paid or incurred by the Manager in connection with the operation of NLI REIT II, including any legal and accounting costs, and any costs incurred in connection with the acquisition of commercial real estate properties, to be paid from operating revenue.

The Manager shall receive an annual Asset Management Fee in an amount up to 0.75% of the net asset value of NLI REIT II.

The Manager shall receive a Disposition Fee in an amount up to 1.0% of the gross sales price of each property in connection with any sale, exchange or other disposition of the applicable property.

Cash distributions will be made by NLI REIT II at such time and in such amounts as determined by our board of directors at its sole discretion. 100% of distributions by NL REIT II OP, LP in any calendar year will be made to the partners, including NLI REIT II.

The Manager shall receive an incentive fee, disclosed in Note 6, upon the liquidation of our assets, a merger or other combination into a publicly traded entity or other liquidity event, including an initial public offering.

F-12

5.	Stockholder’s Equity

Preferred Stock

Our charter authorizes us to issue 5,000,000 shares of our $0.01 par value preferred stock. We may increase the number of shares of preferred stock without stockholder consent. Our charter also authorizes our board of directors to designate and issue one or more classes or series of preferred stock without approval of the holders of the common stock. Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences, and privileges attributable to the common stock.

Common Stock

Our charter authorizes us to issue 95,000,000 shares of our $0.01 par value common stock. We may increase the number of shares of common stock without stockholder consent.

6.	Subordinated Participation in Disposition Proceeds

Upon the liquidation of our assets, a merger or other combination into a publicly-traded entity or other liquidity event, including an initial public offering, we will pay the Manager an incentive fee equal to 50% of the amount by which (a) the value of the shares of Common Stock as established in any such transaction, plus the total of all distributions paid by NLI REIT II to our stockholders from inception until the date such value is determined exceeds (b) the sum of (1) the product of the number of shares of Common Stock issued prior to such transaction multiplied by the issue prices paid by the stockholders (the “Gross Investment Amount”) and (2) the amount of cash flow necessary to generate a 15% internal rate of return on our stockholder’s Gross Investment Amount from our inception until the date such value is determined.

7.	Subsequent Events

NLI REIT II has evaluated subsequent events through April 26, 2023, the date the consolidated financial statements were available to be issued. There were no material subsequent events that required recognition or additional disclosure in these consolidated financial statements.

F-13

PART III – EXHIBITS

Item 16. Index to Exhibits and Item 17. Description of Exhibits

Exhibit No.	Description of Exhibit

2.1	Articles of Incorporation*
2.2	Bylaws*
4.1	Form of Subscription Agreement*
6.1	Form of Management Agreement*
11.1	Consent of dbbmckennon
11.2	Consent of Winston & Strawn LLP (included in Exhibit 12.1)*
12.1	Opinion of Winston & Strawn LLP*

*	Previously filed.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brooklyn, State of New York, on July 19, 2023.

NOYACK LOGISTICS INCOME REIT II, INC.

By:	/s/ Charles J. Follini
Name:	Charles J. Follini
Title:	Chief Executive Officer

This offering statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles J. Follini	Chief Executive Officer	July 19, 2023
Charles J. Follini

/s/ Stephen I. Robie	Chief Financial Officer	July 19, 2023
Stephen I. Robie